     As filed with the Securities and Exchange Commission on April 2, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                 ______________

                              PUBLIC STORAGE, INC.
             (Exact name of registrant as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

          95-3551121                                               6798
(I.R.S. Employer Identification No.) (Primary Standard Industrial Classification
                                      Code Number)

              701 Western Avenue                                     HARVEY LENKIN
        Glendale, California 91201-2397                          Public Storage, Inc.
                (818) 244-8080                                    701 Western Avenue
       (Address, including zip code, and                    Glendale, California 91201-2397
    telephone number, including area code,                          (818) 244-8080
 of registrant's principal executive offices)     (Name, address, including zip code, and telephone
                                                  number, including area code, of agent for service)

                                 ______________

                                   Copies to:

                              DAVID GOLDBERG, ESQ.
                              Public Storage, Inc.
                               701 Western Avenue
                        Glendale, California 91201-2397
                                 ______________
        Approximate date of commencement of proposed sale to the public:
            As soon as practicable after the effective date of this
                            Registration Statement.
                                 ______________
     If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]  _______________
                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                                          Proposed             Proposed
                                                             Amount          Offering     Maximum              Maximum
                                                             to be            Price       Aggregate            Amount of
 Title of Each Class of Securities to be Registered        Registered       Per Share    Offering Price      Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share                     750,000 shares(1)       (1)               (1)           $6,827(1)(2)
===============================================================================================================================

(1) This Registration Statement relates to the proposed merger of Public Storage Properties XX, Inc. ("PSP20") into the Registrant and the conversion of shares of common stock of PSP20 into either cash (as to up to 20% of the outstanding shares of common stock series A of PSP20) or common stock of the Registrant. At the merger, there will be a maximum of 860,734 shares of common stock series A, 90,859 shares of common stock series

    B, and 257,432 shares of common stock series C, of PSP20 outstanding. The closing price of the common stock series A of PSP20 on the American Stock Exchange on March 30, 1998 was $22.00 per share and the book value of the common stock series B and C of PSP20 at December 31, 1997 was $12.07 per share. The maximum number of shares of Registrant to be issued in the merger is 750,000. The exact number of shares of common stock of the Registrant to be issued in the merger cannot be determined at this time.
(2) Calculated in accordance with rule 457(f)(1) and (f)(2) under the Securities Act of 1933. $5,458 of the registration fee was previously paid in connection with PSP20's preliminary proxy materials.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                      PUBLIC STORAGE PROPERTIES XX, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 MAY ___, 1998


     A special meeting of shareholders of Public Storage Properties XX, Inc., a California corporation ("PSP20"), will be held at PSP20's offices at 701 Western Avenue, Glendale, California on May ___, 1998, at the hour of 10:00 a.m. for the following purposes:

1. To consider and vote upon an Agreement and Plan of Reorganization between PSP20 and Public Storage, Inc. ("PSI") described in the accompanying proxy statement that provides for the following:

     . PSP20 would be merged into PSI, which would be the surviving corporation.

     . Each outstanding share of Common Stock Series A of PSP20 (the "PSP20 Common Stock") would be converted into the right to receive a value of $22.57 in cash, PSI common stock or a combination of the two, as follows:

            . If holders of 20% or less of the outstanding PSP20 Common Stock elect to receive cash in the merger, shares held by PSP20 shareholders electing cash will be converted into the right to receive $22.57 in cash for each share of PSP20 Common Stock, subject to reduction as described below. To be effective a cash election must be made by May ___, 1998, in accordance with the accompanying cash election form.

            . If holders of more than 20% of the outstanding PSP20 Common Stock elect to receive cash in the merger, shares held by PSP20 shareholders electing cash will be converted into the right to receive cash on a pro rata basis, and the balance of these shares would be converted into PSI common stock with a market value (as determined below) of $22.57 per share of PSP20 Common Stock, subject to reduction as described below.

            . If a PSP20 shareholder does not elect cash, all of his or her PSP20 Common Stock will be converted into PSI common stock with a market value (as determined below) of $22.57 per share of PSP20 Common Stock, subject to reduction as described below.

            . Shares held by PSP20 shareholders who have properly exercised dissenter's rights under California law will be purchased by PSP20 on the terms described under "Dissenting Shareholders' Rights of Appraisal" in the accompanying proxy statement.

     . For purposes of the merger, the market value of the PSI common stock will be the average of the per share closing prices on the New York Stock Exchange of the PSI common stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of PSP20.

     . The consideration paid by PSI to PSP20 shareholders in the merger will be reduced by the amount of cash distributions required to be paid to PSP20 shareholders by PSP20 prior to completion of the merger (estimated at $.93 per share) in order to satisfy PSP20's REIT distribution requirements. The consideration received by PSP20 shareholders in the merger, however, along with any required REIT distributions, will not be less than $22.57 per share of PSP20 Common Stock. PSP20 shareholders would receive the required REIT distributions upon any liquidation of PSP20, regardless of the merger.

     . Additional cash distributions would be made to the PSP20 shareholders to cause PSP20's estimated net asset value allocable to the PSP20 shareholders as of the date of the merger to be substantially equivalent to $22.57 per share.

     . The PSP20 Common Stock and the Common Stock Series B and C of PSP20 held by PSI will be cancelled in the merger.

2. To consider and vote upon a related amendment to PSP20's bylaws to authorize the merger in the form of Appendix E to the accompanying proxy statement.

     The Board of Directors has determined that holders of record of PSP20 Common Stock at the close of business on April 6, 1998 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.

     Please complete, date, sign and promptly mail the enclosed proxy in the stamped return envelope included with these materials.

     You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the proxy, the powers of the proxy holders named in the proxy will be suspended if you desire to vote in person. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to complete, date, sign and return the proxy.

                                 By Order of the Board of Directors

                                  OBREN B. GERICH, Secretary

Glendale, California
April ___, 1998

                             PUBLIC STORAGE, INC.

                      PUBLIC STORAGE PROPERTIES XX, INC.

                        PROXY STATEMENT AND PROSPECTUS
                      SPECIAL MEETING OF SHAREHOLDERS OF
                      PUBLIC STORAGE PROPERTIES XX, INC.

                                 May ___, 1998

     This proxy statement and prospectus relates to the proposed merger of Public Storage Properties XX, Inc. ("PSP20") into Public Storage, Inc. ("PSI"), which shareholders of PSP20 are being asked to approve at the upcoming special meeting. If approved by the shareholders of PSP20, the merger would obviate PSP20's obligation to present a proposal for the sale of PSP20's properties, as well as increasing PSI's asset and capital base.

     The merger involves certain factors that PSP20 shareholders should consider, including the following:

     . The merger has not been negotiated at arm's length. No independent persons were hired to negotiate the term of the merger on behalf of PSP20. No person was asked to make an offer to buy PSP20's properties.

     . The investment of PSP20 shareholders is being changed from holding an interest in a specified portfolio of properties for a fixed period to holding an investment in an ongoing fully-integrated real estate company.

     . The level of distributions to PSP20 shareholders who receive PSI common stock in the merger will be significantly lower after than before the merger.

     . PSP20's properties may continue to increase in value and might be able to be sold at a higher price at a later date.

     . Under California law, PSP20 shareholders will be entitled to dissenters' rights of appraisal in connection with the merger only if demands for payments are filed with respect to 5% or more of the outstanding shares of PSP20 Common Stock.

     . PSI and its affiliates have conflicts of interest in connection with the merger and may receive certain benefits as a result of the merger. In the absence of such conflicts, the terms of the merger may have been more favorable to PSP20 shareholders.

     . The public PSI shareholders are substantially limited in their ability to control PSI. B. Wayne Hughes, the chief executive officer of PSI and PSP20, and members of his family own 33.3% of the PSI common stock (37.2% upon conversion of the PSI class B common stock). Also the number of shares that may be owned by any other person is restricted. These factors should prevent any takeover not approved by Mr. Hughes.

     . The market price of PSI common stock may fluctuate following establishment of the number of shares to be issued to PSP20 shareholders in the merger and prior to issuance and could decrease as a result of increased selling activity following issuance of shares in the merger and other factors, such as changes in interest rates and market conditions.

     . PSP20 shareholders who receive any cash in connection with the merger may have a taxable gain.

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROXY STATEMENT. See "Glossary" beginning on page 87 for definitions of certain terms used in this proxy statement.

                             ____________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE'S SECURITIES REGULATOR HAS APPROVED THE COMMON STOCK OF PUBLIC STORAGE, INC. TO BE ISSUED UNDER THIS PROXY STATEMENT AND PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT AND PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April ___, 1998

     The merger will be effected by the Agreement and Plan of Reorganization attached as Appendix A to this proxy statement. The merger agreement must be approved by a majority of the outstanding shares of PSP20 Common Stock, Common Stock Series B and Common Stock Series C, voting together as a group. The merger agreement requires the PSP20 Common Stock Series B and C to vote with the holders of a majority of the unaffiliated shares of PSP20 Common Stock. The board of directors of PSP20, based on recommendations of a special committee composed of independent directors, recommends that PSP20 shareholders vote for the merger.

     The PSI common stock is traded on the New York Stock Exchange under the symbol "PSA". On April ___, 1998, the closing price of the PSI common stock on the NYSE was $_____. The PSP20 Common Stock is traded on the American Stock Exchange under the symbol "PSZ". On April ___, 1998, the closing price of the PSP20 common stock on the AMEX was $_____.

     This proxy statement is first being mailed on or about April ___, 1998 to shareholders of record of PSP20 at the close of business on April 6, 1998.

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----

Available Information............................................................    1
Incorporation of Certain Documents by Reference..................................    1
Cautionary Statement.............................................................    1
Summary..........................................................................    2
   Overview of Merger............................................................    2
   Summary Risk Factors..........................................................    3
      No Arm's Length Negotiation or Independent Representatives.................    3
      Change from Finite Life to Infinite Life...................................    3
      Lower Level of Distributions After the Merger..............................    3
      Potential Loss of Future Appreciation......................................    3
      Limitation on Dissenters' Rights of Appraisal..............................    3
      Conflicts of Interest......................................................    4
      Control and Influence by the Hughes Family and Ownership Limitations.......    4
      Tax Risks --  Additional Risks to Continued REIT Qualification.............    4
      Financing Risks............................................................    4
      Possible Future Dilution...................................................    4
      Uncertainty Regarding Market Price of PSI Common Stock.....................    4
      Merger Payments Based on Appraisals Instead of Arm's Length Negotiations...    4
      Tax to PSP20 Shareholders Upon Receipt of Cash.............................    4
   Benefits to Insiders..........................................................    4
   Meetings and Vote Requirements of PSP20 Shareholders..........................    5
   PSP20.........................................................................    5
   PSI...........................................................................    5
   Background and Reasons for the Merger.........................................    6
   Potential Benefits of the Merger..............................................    7
   Detriments of the Merger......................................................    7
   Rights of Dissenting Shareholders.............................................    8
   Determination of Payments to be Received by PSP20 Shareholders in
    Connection with the Merger...................................................    8
   Federal Income Tax Matters....................................................    8
   Recommendations; Opinions of Financial Advisor................................    9
      Recommendations of PSP20 Board of Directors to PSP20 Shareholders..........    9
      Absence of Arm's Length Negotiation........................................    9
      Fairness Opinion from Stanger..............................................    9
   Comparison of PSP20 Common Stock with PSI Common Stock........................   10
   Summary Financial Information.................................................   12
   Relationships.................................................................   14
Risk Factors.....................................................................   16
   No Arm's Length Negotiation or Independent Representatives....................   16
   Change from Finite Life to Infinite Life......................................   16
   Lower Level of Distributions After the Merger.................................   16
   Potential Loss of Future Appreciation.........................................   16
   Limitation on Dissenters' Rights of Appraisal.................................   16
   Conflicts of Interest.........................................................   16
      Relationships Among Parties................................................   16
      Structuring of Merger by Insiders..........................................   16
      Benefits to Insiders.......................................................   17
   Control and Influence by the Hughes Family and Ownership Limitations..........   17
   Uncertainty Regarding Market Price of PSI Common Stock........................   17
   Tax to PSP20 Shareholders Who Receive Cash in the Merger......................   17
   Tax Risks.....................................................................   18
      Increased Risk of Violation of Gross Income Requirements...................   18
      Increased Risk of Violation of Ownership Requirements......................   18

                                                                                      Page
                                                                                      ----

      Elimination of Any Accumulated Earnings and Profits...........................   18
      Reduced Cash Flow to Shareholders if PSI Fails to Qualify as a REIT...........   18
      Corporate Level Tax on Sale of Certain Built-In Gain Assets...................   19
   Financing Risks..................................................................   19
      Dilution and Subordination....................................................   19
      Risk of Leverage..............................................................   19
   Merger Consideration Based on Appraisals Instead of Arm's Length Negotiation.....   19
   Operating Risks..................................................................   19
      Value of Investment Reduced by General Risks of Real Estate Ownership.........   19
      Significant Competition Among Mini-Warehouses.................................   20
      Risk of Environmental Liabilities.............................................   20
      Tenant Reinsurance............................................................   20
      Canadian Operations...........................................................   20
      Merchandise and Portable Self Storage Companies...............................   20
      Liabilities with Respect to Acquired General Partner Interests................   21
   Shares Eligible for Future Sale..................................................   21
Benefits to Insiders................................................................   21
The Merger..........................................................................   22
   General..........................................................................   22
   Common Stock Series B and C......................................................   23
   Background.......................................................................   23
   Reasons for the Merger...........................................................   25
   Alternatives to the Merger.......................................................   26
   No Solicitation of Other Proposals...............................................   28
   Determination of Payments to be Received by PSP20 Shareholders in Connection
    with the Merger.................................................................   28
   Potential Advantages of the Merger to PSP20......................................   30
   Detriments of the Merger.........................................................   30
   Recommendation to PSP20 Shareholders and Fairness Analysis.......................   30
   Comparison of Consideration to be Received in the Merger to Other Alternatives...   32
   Real Estate Portfolio Appraisal by TNG...........................................   35
   Fairness Opinion from Stanger....................................................   37
   The Merger Agreement.............................................................   41
   Cash Election Procedure..........................................................   43
   Consequences to PSP20 if the Merger is Not Completed.............................   44
   Costs of the Merger..............................................................   44
   Accounting Treatment.............................................................   44
   Regulatory Requirements..........................................................   45
   Comparison of PSP20 Common Stock with PSI Common Stock...........................   45
Amendment to Bylaws of PSP20........................................................   49
Approval of the Merger and Bylaw Amendment..........................................   50
   General..........................................................................   50
   Security Ownership of Certain Beneficial Owners and Management...................   50
   Solicitation of Proxies..........................................................   58
Description of PSP20's Properties...................................................   59
Description of PSI's Properties.....................................................   63
Distributions and Price Range of PSI Common Stock...................................   65
Distributions and Price Range of PSP20 Common Stock.................................   66
Description of PSI Capital Stock....................................................   67
   Common Stock.....................................................................   67
   Ownership Limitations............................................................   67
   Class B Common Stock.............................................................   68
   Preferred Stock..................................................................   69
   Equity Stock.....................................................................   70
   Effects of Issuance of Capital Stock.............................................   70

                                                                                      Page
                                                                                      ----

Dissenting Shareholders' Rights of Appraisal........................................   71
Federal Income Tax Considerations...................................................   73
   The Merger.......................................................................   73
   Opinion of Counsel...............................................................   75
   General Tax Treatment of PSI.....................................................   75
   Consequences of the PSMI Merger on PSI's Qualification as a REIT.................   79
   Taxation of U.S. Shareholders Holding PSI Common Stock...........................   82
   Backup Withholding...............................................................   84
   Taxation of Tax-Exempt Shareholders..............................................   84
   Taxation of Non-U.S. Shareholders................................................   84
   Recent Legislation...............................................................   84
   Recent Administration Proposal...................................................   85
State and Local Taxes...............................................................   85
Legal Opinions......................................................................   85
Experts.............................................................................   85
Independent Auditors................................................................   86
Shareholder Proposals...............................................................   86
Glossary............................................................................   87





Appendix A   -   Agreement and Plan of Reorganization between PSI and PSP20 dated as of February 13, 1998
Appendix B   -   Real Estate Appraisal Report by The Nicholson Group, Ltd. for PSP20 dated February 9, 1998
Appendix C   -   Opinion of Robert A. Stanger & Co., Inc. dated April 2, 1998
Appendix D   -   Chapter 13 of the California General Corporation Law Concerning Dissenters' Rights
Appendix E   -   Proposed Amendment to PSP20's Bylaws
Appendix F   -   Financial Statements of PSP20
Appendix G   -   Management's Discussion and Analysis of Financial Condition and Results of Operations of PSP20

                             AVAILABLE INFORMATION

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires both PSI and PSP20 to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
This material can be inspected and copied at the Commission's public reference facilities in Washington, D.C. and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or by accessing the Commission's Worldwide Web site at http://www.sec.gov. This material can also be inspected, in the case of PSI, at the NYSE, 20 Broad Street, New York, New York 10005 and at the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104, and, in the case of PSP20, at the AMEX, 86 Trinity Place, New York, New York 10006.

     PSI has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This proxy statement does not contain all the information set forth in the Registration Statement. For further information, please refer to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by PSI with the Commission pursuant to
Section 13 of the Exchange Act (File No. 1-8389) are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1997 and (ii) the Current Reports on Form 8-K dated January 15, 1998 and February 10, 1998.

     All documents filed by PSI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting of PSP20 shareholders will be incorporated by reference herein from the date of filing such documents.

     The following documents filed by PSP20 with the Commission under Section 13 of the Exchange Act (File No. 1-10850) are incorporated herein by reference:
(i) the Annual Report on Form 10-K for the year ended December 31, 1997, as amended by a Form 8-K/A dated April 1, 1998; and (ii) the Current Report on Form 8-K dated February 13, 1998.

     PSP20 shareholders should rely on information in this proxy statement, or in any subsequently filed document which is made part of this proxy statement, over different information in documents previously filed. Any information in documents previously filed different from information in this proxy statement, or in any subsequently filed document which is made part of this proxy statement, should be disregarded.

     The merger agreement, which is attached as Appendix A to this proxy statement, is also made part of this proxy statement.

     AS NOTED ABOVE, OTHER DOCUMENTS NOT INCLUDED WITH THIS PROXY STATEMENT ARE MADE A PART OF THIS PROXY STATEMENT. IF YOU WOULD LIKE COPIES OF THESE OTHER DOCUMENTS (INCLUDING DOCUMENTS FILED AFTER THE DATE OF THIS PROXY STATEMENT) FREE OF CHARGE, PLEASE WRITE OR CALL THE INVESTOR SERVICES DEPARTMENT, 701 WESTERN AVENUE, GLENDALE, CALIFORNIA 91201-2397 OR BY TELEPHONE AT (818) 244-8080. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY APRIL ___, 1998. DOCUMENTS WILL BE SENT BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY AFTER YOUR REQUEST IS RECEIVED.

     PSP20 SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN DOCUMENTS TO WHICH PSP20 SHAREHOLDERS HAVE BEEN REFERRED. PSI AND PSP20 HAVE NOT AUTHORIZED ANYONE TO PROVIDE PSP20 SHAREHOLDERS WITH INFORMATION THAT IS DIFFERENT.

                             CAUTIONARY STATEMENT

     Statements contained in this proxy statement that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "continue" or similar terms, variations of those terms or the negative of those terms. Cautionary statements set forth in "Risk Factors" and elsewhere in this proxy statement identify important factors that could cause actual results to differ materially from those in the forward-looking statements.

                                    SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this proxy statement, including the appendices. See "Glossary" beginning on page 87 for definitions of certain terms used in this proxy statement.

OVERVIEW OF MERGER

     The merger agreement provides for the following:

     .   PSP20 will be merged into PSI, which will be the surviving corporation.

     . Each outstanding share of PSP20 Common Stock will be converted into the right to receive a value of $22.57 in cash, PSI common stock or a combination of the two, as follows:

         . If holders of 20% or less of the outstanding PSP20 Common Stock elect to receive cash in the merger, shares held by PSP20 shareholders electing cash will be converted into the right to receive $22.57 in cash for each share of PSP20 Common Stock, subject to reduction as described below. To be effective a cash election must be made by May ___, 1998, in accordance with the accompanying cash election form.

         . If holders of more than 20% of the outstanding PSP20 Common Stock elect to receive cash in the merger, shares held by PSP20 shareholders electing cash will be converted into the right to receive cash on a pro rata basis, and the balance of these shares would be converted into PSI common stock with a market value (as determined below) of $22.57 per share of PSP20 Common Stock, subject to reduction as described below.

         . If a PSP20 shareholder does not elect cash, all of his or her PSP20 Common Stock will be converted into PSI common stock with a market value (as determined below) of $22.57 per share of PSP20 Common Stock, subject to reduction as described below.

         . Shares held by PSP20 shareholders who have properly exercised dissenters' rights under California law will be purchased by PSP20 on the terms described under "Dissenting Shareholders' Rights of Appraisal."

     . For purposes of the merger, the market value of the PSI common stock will be the average of the per share closing prices on the NYSE of the PSI common stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of PSP20.

     . The consideration paid by PSI to PSP20 shareholders in the merger will be reduced by the amount of cash distributions required to be paid to PSP20 shareholders by PSP20 prior to completion of the merger (estimated at $.93 per share) in order to satisfy PSP20's REIT distribution requirements. The consideration received by PSP20 shareholders in the merger, however, along with any required REIT distributions, will not be less than $22.57 per share of PSP20 Common Stock. PSP20 shareholders would receive the required REIT distributions upon any liquidation of PSP20, regardless of the merger.

     . Additional cash distributions would be made to the PSP20 shareholders to cause PSP20's estimated net asset value allocable to the PSP20 shareholders as of the date of the merger to be substantially equivalent to $22.57 per share.

     . The PSP20 Common Stock and PSP20 Common Stock Series B and C held by PSI will be cancelled in the merger.

     See "The Merger - Determination of Payments to be Received by PSP20 Shareholders in Connection with the Merger." For a description of the terms of the merger, see "The Merger - The Merger Agreement."

     The shares of PSP20 Common Stock Series B and C are owned by PSI and by Hughes. After the merger, each share of Common Stock Series B and C (other than shares held by PSI which will be cancelled in the merger) will be converted (or deemed to be converted) into the right to receive PSI common stock (valued as in the case of the PSP20 Common Stock) in the amount of $10.90. In addition, holders of PSP20 Common Stock Series B and C will receive (i) any additional distributions equal to the amount by which PSP20's estimated net asset value allocable to holders of PSP20 Common Stock Series B and C as of the date of the merger exceeds the amounts in the preceding sentence and (ii) any required REIT distributions payable to the holders of the PSP20 Common Stock. See "The
Merger - Determination of Payments to be Received by PSP20 Shareholders in Connection with the Merger." The PSP20 Common Stock Series B and C will be voted with the majority of shares of PSP20 Common Stock held by unaffiliated owners.

     The PSI common stock is listed on the NYSE, and the PSP20 Common Stock is listed on the AMEX. On February 12, 1998, the last full trading day prior to the first announcement of the merger, the reported closing sales price per share of PSI common stock on the NYSE was $32 7/16 and the reported closing sales prices per share of PSP20 Common Stock on the AMEX was $21 5/8. On April ___, 1998, the last full trading day prior to the date of this proxy statement, the reported closing sales prices per share of PSI and PSP20 Common Stock were $_____ and $_____, respectively.

SUMMARY RISK FACTORS

     The merger involves certain risks and detriments that should be considered by PSP20 shareholders, including the following:

     . No Arm's Length Negotiation or Independent Representatives. The merger has not been negotiated at arm's length. No independent persons were hired to negotiate the terms of the merger on behalf of PSP20. If such persons had been hired, the terms of the merger may have been more favorable to PSP20 shareholders. In addition, no other person was asked to make an offer to buy PSP20's properties. Such offers could have generated higher prices.

     . Change from Finite Life to Infinite Life. The investment of PSP20 shareholders who receive PSI common stock is being changed from holding an interest in specified properties for a fixed period to holding an investment in an ongoing integrated real estate company. PSI changes its portfolio of properties from time to time without approval of shareholders, does not plan to sell its assets within a fixed period of time and is engaged in all aspects of the mini-warehouse industry, including property development and management. PSP20 shareholders who receive PSI common stock in the merger will be able to liquidate their investment only by selling their shares. The market value of their shares may or may not reflect the full fair market value of PSP20's assets.

     . Lower Level of Distributions After the Merger. The level of distributions to PSP20 shareholders who receive PSI common stock in the merger is expected to be lower after the merger than before. Based on a market price of PSI common stock of $32 7/16 and the current regular quarterly distribution rate for PSI ($.22 per share) and PSP20 ($.28 per share), PSP20 shareholders would receive approximately $.13 (46%) less in regular quarterly distributions per share of PSP20 Common Stock after the merger from PSI than before the merger from PSP20 and approximately $.01 less per share in regular quarterly distributions for each $2 1/4 (7%) increase in the market price of PSI common stock above $32 7/16.

     . Potential Loss of Future Appreciation. PSP20's properties may increase in value and might be able to be sold at higher prices at a later date.

     . Limitation on Dissenters' Rights of Appraisal. Under California law, PSP20 shareholders will be entitled to dissenters' rights of appraisal in connection with the merger only if demands for payment are filed with respect to 5% or more of the outstanding shares of PSP20 Common Stock.

     . Conflicts of Interest. PSI and its affiliates, which are affiliated with PSP20, have conflicts of interest in the merger and may receive certain benefits as a result of the merger. In the absence of these conflicts, the terms of the merger may have been more favorable to PSP20 shareholders.

     . Control and Influence by the Hughes Family and Ownership Limitations. The public PSI shareholders are substantially limited in their ability to control PSI. The Hughes family owns 33.8% of the PSI common stock (37.2% upon conversion of the PSI class B common stock). Also, the number of shares that may be owned by any other person is restricted. These ownership factors should prevent any takeover of PSI not approved by Mr. Hughes.

     . Uncertainty Regarding Market Price of PSI Common Stock. The market price of PSI common stock may fluctuate following establishment of the number of shares to be issued to PSP20 shareholders in the merger and prior to issuance. In addition, the market price could decrease because of sales of shares issued in the merger and for other reasons.

     . Tax to PSP20 Shareholders Upon Receipt of Cash. PSP20 shareholders who receive any cash in connection with the merger may recognize a taxable gain. In addition, the required REIT distributions will be taxable to PSP20 shareholders as ordinary income.

     . Tax Risks Additional Risks to Continued REIT Qualification. PSI is subject to tax risks, including risks as to PSI's continued qualification as a REIT.

     . Financing Risks. In acquiring properties, PSI, unlike PSP20, has incurred debt ($104 million at December 31, 1997) and may continue to incur debt. The incurrence of debt increases the risk of loss of investment.

     . Possible Future Dilution. The interest of PSI shareholders can be reduced through the issuance of additional stock by PSI. PSI has outstanding ($922 million), and intends to issue additional, preferred stock that prevents payment of distributions on PSI common stock unless distributions are paid on the preferred stock.

     . Merger Payments Based on Appraisals Instead of Arm's Length Negotiations. Payments to the PSP20 shareholders are based on an independent third party appraisal of PSP20's properties. However, appraisals are opinions as of the date specified and are subject to certain assumptions. The true value of these properties may be higher or lower than their appraised value.

BENEFITS TO INSIDERS

     The merger involves certain benefits to PSI, including the following:

     . Liquidation Proposal. If approved by the PSP20 shareholders, the merger would obviate the obligation to present the PSP20 shareholders with a liquidation proposal in 1999.

     . Acquisition of Mini-Warehouses. The merger will enable PSI, which is seeking to increase its ownership of mini-warehouses, to acquire an additional seven mini-warehouses.

     . Issuance of Capital Stock. The merger will enable PSI, which is also seeking to expand its capital base, to issue approximately 588,500 shares of common stock (assuming no cash elections).

MEETINGS AND VOTE REQUIREMENTS OF PSP20 SHAREHOLDERS

Meeting Date                                         May ___, 1998 at 10:00 a.m.

Record Date                                          April 6, 1998

Purpose                                              To approve the merger and proposed bylaw
                                                       amendment

Shares Outstanding                                   860,734 shares of PSP20 Common Stock
                                                     348,291 shares of PSP20 Common Stock Series B
                                                       and C

Vote Required                                        Majority of outstanding shares of PSP20 Common
                                                       Stock and PSP20 Common Stock Series B and C,
                                                       voting together as a class*
Percentage Ownership of Total Combined
Outstanding Shares of Common Stock and               29.8%
Common Stock Series B and C by PSI and
Hughes

_______________

* In accordance with PSP20's bylaws, the PSP20 Common Stock Series B and C will be voted with the holders of a majority of the unaffiliated shares of PSP20 Common Stock.

PSP20

     PSP20 is a REIT organized as a California corporation that was formed to succeed to the business of Public Storage Properties XX, Ltd., a California limited partnership (the "PSP20 Partnership"), in a reorganization transaction completed on August 27, 1991. PSP20 owns seven mini-warehouses in five states. All of these facilities are operated under the "Public Storage" name. See "Description of PSP20's Properties." The PSP20 Common Stock is traded on the AMEX under the symbol "PSZ".

     PSP20's properties are managed by PSI. PSP20's operations are under the general supervision of its three-member board of directors, consisting of an executive officer of PSI and two other directors. See "- Relationships."

PSI

     PSI is a fully integrated, self-administered and self-managed REIT, organized as a California corporation that acquires, develops, owns and operates mini-warehouses, which are self-service facilities offering storage space for personal and business use. PSI is the largest owner and operator of mini-warehouses in the United States. Through an affiliate, PSI also owns and operates business parks containing commercial and industrial rental space. At December 31, 1997, PSI had equity interests (through direct ownership, as well as general and limited partnership and capital stock interests) in 1,136 properties located in 38 states, consisting of 1,073 mini-warehouse facilities and 63 business parks.

     In a series of mergers among Public Storage Management, Inc. and its affiliates (collectively, "PSMI"), culminating in the November 16, 1995 merger of PSMI into Storage Equities, Inc. ("SEI") (the "PSMI Merger"), SEI became self-administered and self-managed, acquired substantially all of PSMI's United States real estate interests and was renamed "Public Storage, Inc." In addition, the outstanding capital stock of PSMI was converted into an aggregate of 29,449,513 shares of PSI common stock (exclusive of shares of PSI common stock held by PSMI prior to the PSMI Merger) and 7,000,000 shares of PSI class B common stock.

     The principal executive offices of PSI and PSP20 are located at 701 Western Avenue, Glendale, California 91201-2397. The telephone number is (818) 244-8080.

BACKGROUND AND REASONS FOR THE MERGER

     THE MERGER HAS BEEN INITIATED AND STRUCTURED BY INDIVIDUALS WHO ARE EXECUTIVE OFFICERS OF PSI AND PSP20. A SPECIAL COMMITTEE COMPOSED OF THE INDEPENDENT DIRECTORS OF PSP20, VERN O. CURTIS AND JACK D. STEELE, HAVE REVIEWED AND RECOMMENDED FOR APPROVAL THE TERMS OF THE MERGER, AND THE BOARD OF DIRECTORS OF PSP20, BASED ON RECOMMENDATIONS OF ITS SPECIAL COMMITTEE WHICH THE BOARD OF DIRECTORS HAS ADOPTED, AND ON THE OPINION OF A FINANCIAL ADVISOR IN WHICH IT CONCURS, BELIEVES THAT THE MERGER IS FAIR TO THE PUBLIC PSP20 SHAREHOLDERS, AND RECOMMENDS THAT PSP20 SHAREHOLDERS VOTE FOR THE MERGER. THE MERGER HAS NOT BEEN NEGOTIATED AT ARM'S LENGTH, AND ONE OF THE THREE MEMBERS OF THE PSP20 BOARD OF DIRECTORS HAS SUBSTANTIAL CONFLICTS OF INTEREST.

     PSP20 was organized to succeed to the business of the PSP20 Partnership in a reorganization transaction completed in August 1991. As a result of the reorganization, PSP20 included a provision in its bylaws that required its shareholders be presented with a proposal in 1999 to sell or finance all or substantially all of its properties. See "The Merger - Background." IF APPROVED BY THE PSP20 SHAREHOLDERS, THE MERGER WOULD OBVIATE PSP20'S OBLIGATION TO PRESENT SUCH A PROPOSAL TO ITS SHAREHOLDERS. IF NOT APPROVED, PSP20 WOULD CONTINUE TO BE OBLIGATED TO PRESENT SUCH A PROPOSAL TO ITS SHAREHOLDERS IN 1999.

     The special committee and the PSP20 Board of Directors believe that the proposed merger is consistent with this bylaw provision. In the merger, PSP20 would be disposing of its properties to PSI for value, i.e., PSI common stock and cash (if cash elections are made), and PSP20's corporate existence would cease. Furthermore, the consideration to be received in the merger is based on the appraised value of PSP20's assets and PSP20 shareholders have the right, with respect to up to 20% of the outstanding PSP20 Common Stock (less any dissenting shares), to receive cash in the merger. The applicable bylaw provision does not (i) define the terms "sale," "liquidation" or "financing,"
(ii) specify what types of transactions would satisfy the requirement imposed by this bylaw provision or (iii) preclude sales of PSP20's properties to PSI.

     PSI, which was organized in 1980, has from time to time taken actions to increase its asset and capital base and increase diversification. Between September 1994 and June 1997, PSI merged with 16 REITs which, like PSP20, had been organized by PSMI to succeed to the business of predecessor partnerships.

     On November 12, 1997, the PSP20 Board of Directors reappointed the special committee to consider and make recommendations to the PSP20 Board of Directors and shareholders regarding a possible merger with PSI. On February 13, 1998, the PSP20 Board of Directors based on recommendations of its special committee, which were adopted by the PSP20 Board of Directors, approved the merger and determined to recommend that the PSP20 shareholders vote for the merger. The special committee was advised by Robert A. Stanger & Co., Inc. ("Stanger"), as financial adviser, and Hogan & Hartson L.L.P., as legal counsel.

     The PSP20 Board of Directors and its special committee believe that the consideration being offered in the merger compares favorably with the trading price of the PSP20 Common Stock immediately prior to the first announcement of the merger and during other periods, a range of estimated going-concern values per share of PSP20 Common Stock, an estimated liquidation value per share of PSP20 Common Stock and the book value per share of PSP20 Common Stock. The PSP20 Board of Directors and its special committee recognize that this comparison is subject to significant assumptions, qualifications and limitations. See "The Merger - Comparison of Consideration to be Received in the Merger to Other Alternatives."

     Prior to concluding that the merger should be proposed to PSP20 shareholders, the PSP20 Board of Directors and its special committee considered three alternatives to the merger: liquidation, continued operation and an amendment to PSP20's organizational documents. Based on a comparison of the potential benefits and detriments of the merger with the other alternative, the PSP20 Board of Directors and its special committee have concluded that the merger is more attractive to PSP20 shareholders than any of the alternatives considered. The PSP20 Board of Directors did not solicit any other proposals for the acquisition of PSP20 or its properties. See "The Merger - No Solicitation of Other Proposals."

     In comparing the merger to other alternatives, the PSP20 Board of Directors and its special committee noted the following:

     Liquidation. The PSP20 Board of Directors and its special committee do not believe this is an opportune time to sell PSP20's properties because they may continue to appreciate in value. The merger provides PSP20 shareholders with the opportunity either to convert their investment into an investment in PSI, which like PSP20 primarily owns mini-warehouses, on a tax-free basis (to the extent that PSP20 shareholders receive only PSI common stock) or to receive cash based on the appraised value of PSP20's properties as to a portion of their investment. However, if PSP20 liquidated its assets through asset sales to unaffiliated third parties, PSP20 shareholders would not need to rely upon a real estate portfolio appraisal to estimate the fair market value of PSP20's properties.

     Continued Operation. Nothing requires the liquidation or merger of PSP20 at this time. PSP20 is operating profitably. Continued operation should provide PSP20 shareholders with continued distributions of net operating cash flow and participation in future appreciation of PSP20's properties, as well as avoiding many of the risks described under "Risk Factors." However, continued operation would fail to secure the potential benefits of the merger described under "The Merger - Potential Advantages of the Merger."

     Amendment of PSP20's Bylaws. An amendment to PSP20's bylaws to remove the restrictions on investment of cash flow and PSP20's issuance of securities would permit PSP20 to take advantage of investment opportunities and to grow as new investments are made. However, the PSP20 Board of Directors and its special committee believe that PSI's larger capital base and greater liquidity and diversification better enable PSI to take advantage of investment opportunities and to raise investment capital.

POTENTIAL BENEFITS OF THE MERGER

     The following are the principal potential benefits to PSP20 shareholders who receive PSI common stock:

     . Acquisition of Additional Properties. Following the merger, PSP20 shareholders will be investors in an entity with a larger asset base and market capitalization than PSP20. PSI has grown and is expected to continue to grow, as new investments are made.

     . Increased Liquidity. PSP20 has 860,734 shares of PSP20 Common Stock listed on the AMEX (1,209,025 shares upon conversion of the PSP20 Common Stock Series B and C into PSP20 Common Stock) with an average daily trading volume during the 12 months ended December 31, 1997 of 800 shares. In comparison, PSI has approximately 112 million shares of PSI common stock listed on the NYSE (approximately 76 million of which are freely tradeable) with an average daily trading volume during the 12 months ended December 31, 1997 of 98,000 shares. Given PSI's greater market capitalization and trading volume than of PSP20, shareholders who receive PSI common stock in the merger are likely to enjoy a more active trading market and increased liquidity for their shares.

     . Tax-Free Treatment if Only PSI Common Stock is Received. The merger is intended to qualify as a tax-free reorganization. Assuming such qualification, no taxable gain or loss will be recognized in connection with the merger by PSP20 shareholders who exchange their PSP20 Common Stock solely for PSI common stock. However, the required REIT distributions will be taxable to PSP20 shareholders as ordinary income. Hughes, who has little tax basis in his PSP20 Common Stock, has advised PSI and PSP20 that he intends to exchange his PSP20 Common Stock solely for PSI common stock. See "Federal Income Tax Considerations - The Merger."

DETRIMENTS OF THE MERGER

     For a summary of certain risks and detriments of the merger, refer to "- Summary Risk Factors" beginning on page 3.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under California law, PSP20 shareholders will be entitled to dissenters' rights only if demands for payment are filed with respect to 5% or more of the outstanding shares of PSP20 Common Stock.

     A dissenting PSP20 shareholder who wishes to require PSP20 to purchase his or her shares of Common Stock of PSP20 must:

          (1) vote against the merger any or all of the shares of PSP20 Common Stock entitled to be voted (shares of PSP20 Common Stock not voted are not considered to be voted against the merger and will not be counted toward the 5% minimum for dissenters' rights to exist); provided that if a PSP20 shareholder votes part of the shares entitled to be voted in favor of the merger, and fails to specify the number of shares voted, it is conclusively presumed under California law that such shareholder's approving vote is with respect to all shares entitled to be voted;

          (2) make written demand upon PSP20 or its transfer agent, which is received not later than the date of the meeting of PSP20 shareholders, setting forth the number of shares of PSP20 Common Stock demanded to be purchased and a statement as to claimed fair market value of such shares at February 12, 1998; and

          (3) submit for endorsement, within 30 days after the date on which the notice of approval of the merger by the PSP20 shareholders is mailed to PSP20 or its transfer agent the certificates representing any shares in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are dissenting shares.

     The provisions of California law are technical in nature and complex.
PSP20 shareholders desiring to exercise appraisal rights and to obtain appraisal of the fair value of their shares should consult counsel, since the failure to comply strictly with these provisions may result in a waiver or forfeiture of their appraisal rights. A copy of applicable provisions of California law is attached hereto as Appendix D. See "Dissenting Shareholders' Rights of Appraisal."

DETERMINATION OF PAYMENTS TO BE RECEIVED BY PSP20 SHAREHOLDERS IN CONNECTION WITH THE MERGER

     In connection with the merger, PSP20 shareholders will receive the net asset value or $22.57 per share of PSP20 Common Stock. PSP20's net asset value is the sum of (a) the appraised value of PSP20's real estate assets determined by an independent appraiser, The Nicholson Group, Ltd. ("TNG"), as of October 1, 1997, plus (b) the estimated book values of PSP20's non-real estate assets as of April 30, 1998, less (c) PSP20's estimated liabilities as of April 30, 1998 and less (d) the amount of PSP20's net asset value allocable to the PSP20 Common Stock Series B and C (estimated at $3,798,000, or $10.90 per share, plus the required REIT distributions payable to holders of the PSP20 Common Stock Series B, if any). Additional distributions would be made to PSP20 shareholders to cause PSP20's estimated net asset value allocable to the PSP20 Common Stock as of the date of the merger to be substantially equivalent to $22.57 per share. The consideration paid to PSP20 shareholders by PSI in the merger will be reduced by the amount of the required REIT distributions paid to PSP20 shareholders by PSP20 prior to completion of the merger. See "The Merger - Determination of Payments to be Received by PSP20 Shareholders in Connection with the Merger." However, the consideration received by PSP20 shareholders in the merger along with the required REIT distributions (which will be paid in cash) will not be less than $22.57 per share of PSP20 Common Stock.

FEDERAL INCOME TAX MATTERS

     The merger is intended to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
No gain or loss would be recognized by PSP20 shareholders who receive solely PSI common stock in exchange for their PSP20 Common Stock. Gain or loss would be recognized by PSP20 shareholders who receive solely cash in exchange for their PSP20 Common Stock in an amount equal to the difference between their adjusted basis in their PSP20 Common Stock and the amount of cash received in exchange therefor. Gain or loss would be recognized by a PSP20 shareholder who receives a combination of PSI common stock and cash in exchange for his or her PSP20 Common Stock in an amount equal to the difference between such PSP20 shareholder's adjusted basis in his or her PSP20 Common Stock and the sum of (1) the fair market value of the PSI common stock received and (2) the amount of cash received, but only to the extent of the amount of cash received. The required REIT distributions would not be treated as cash paid in exchange for the PSP20 Common Stock, but rather as a dividend taxable to all recipients as ordinary income. See "Federal Income Tax Considerations - The Merger."

RECOMMENDATIONS; OPINIONS OF FINANCIAL ADVISOR

     RECOMMENDATIONS OF PSP20 BOARD OF DIRECTORS TO PSP20 SHAREHOLDERS. Based upon an analysis of the merger, the special committee and the PSP20 Board of Directors have concluded that (i) the terms of the merger are fair to PSP20 shareholders, (ii) after comparing the potential benefits and detriments of the merger with those of several alternatives, the merger is more advantageous to PSP20 shareholders than such alternatives and (iii) PSP20 shareholders should vote for the merger. The merger has not been negotiated at arm's length and one of the three members of the PSP20 Board of Directors has substantial conflicts of interest.

     The special committee and the PSP20 Board of Directors based their conclusions on the following factors: (i) PSP20's bylaws require a proposal for the sale or financing of PSP20's properties in 1999; (ii) the merger provides PSP20 shareholders with a choice of converting their investment into an investment in PSI or, with respect to up to 20% of the outstanding PSP20 Common Stock (less any dissenting shares), receiving cash for their investment; (iii) PSP20's properties have been appraised by TNG and PSP20 has received a fairness opinion from Stanger relating to the consideration to be received in the merger;
(iv) the merger is required to be approved by a majority of the shares of PSP20 Common Stock and Common Stock Series B and C, counted together as a single class, with the shares of PSP20 Common Stock Series B and C voting with a majority of the shares of PSP20 Common Stock held by unaffiliated owners and, subject to certain limitations, PSP20 shareholders will have the right to exercise dissenters' rights; and (v) based on certain significant assumptions, qualifications and limitations, the consideration being offered in the merger compares favorably with other alternatives.

     ABSENCE OF ARM'S LENGTH NEGOTIATION. The terms of the merger are not the result of arm's length negotiation. The PSP20 Board of Directors believes that the absence of independent representatives to negotiate the merger does not undermine the fairness of the merger because the terms of the merger have been reviewed and approved by the special committee, which is comprised of independent directors. The special committee relied on the fairness opinion and appraisal, which are subject to certain limitations.

     FAIRNESS OPINION FROM STANGER. Stanger was engaged by PSP20 through the special committee to deliver a written summary of its determination as to the fairness of the consideration to be received in the merger, from a financial point of view, to the public PSP20 shareholders. The full text of the opinion is set forth in Appendix C to this proxy statement. Subject to the assumptions, qualifications and limitations contained therein, the fairness opinion concludes that, as of the date of the fairness opinion, the consideration to be received in the merger is fair to the public PSP20 shareholders, from a financial point of view. In arriving at its opinion, Stanger considered, among other things, the independent appraised value of the portfolio of PSP20's properties, the estimated liquidation value of PSP20 prepared by PSP20, based upon liquidation of the portfolio on a property-by-property basis, financial analyses and projections prepared by PSP20 concerning the going-concern value from continuing operation of each of PSP20 as a stand-alone entity, and a comparison of the historical market prices of the PSP20 Common Stock with the consideration offered in the merger. Stanger was not requested to, and therefore did not:
(i) select the method of determining the consideration offered in the merger;
(ii) make any recommendation to the PSP20 shareholders with respect to whether to approve or reject the merger or whether to select the cash or PSI common stock option in the merger; or (iii) express any opinion as to the business decision to effect the merger, alternatives to the merger, or tax factors resulting from the merger or the PSMI Merger or relating to PSI's continued qualification as a REIT. Stanger's opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of its analysis. See "The Merger - Fairness Opinions from Stanger."

COMPARISON OF PSP20 COMMON STOCK WITH PSI COMMON STOCK

     The information below summarizes certain principal differences between the PSP20 Common Stock and the PSI common stock and the effect of the merger on PSP20 shareholders who receive PSI common stock in the merger (set forth in italics below each caption). For an expanded discussion of these and other comparisons and effects, see "The Merger - Comparison of PSP20 Common Stock with PSI Common Stock."

                     PSP20                                                   PSI

                                INVESTMENT OBJECTIVES AND POLICIES
 To provide (i) quarterly cash distributions         To maximize funds from operations ("FFO") allocable to holders of
 from operations and (ii) long-term capital gains    PSI common stock and to increase shareholder value through
 from through appreciation in the value of           internal growth and acquisitions.  FFO is a supplemental
 properties.                                         performance measure for equity REITs used by industry analysts.
                                                     FFO does not take into consideration principal payments on debt, capital improvements, distributions and other obligations of PSI.
                                                     Accordingly, FFO is not a substitute for PSI's net cash provided by operating activities or net income as a measure of PSI's liquidity or operating performance.  An increase in PSI's FFO will not necessarily correspond with an increase in distributions to holders of PSI common stock.  See "- Liquidity, Marketability and Distributions."

    PSP20 shareholders who receive PSI common stock in the merger will be changing their investment from "finite-life" to "infinite life," and they will be able to realize the value of their investment only by selling the PSI common stock. The interest of PSI shareholders can be diluted through the issuance of additional securities, including securities that would have priority over PSI common stock as to cash flow, distributions and liquidation proceeds. PSI has an effective registration statement for preferred stock, common stock, equity stock and warrants and intends to issue additional securities under this registration statement. There is no assurance that any such securities will be issued. The preferred stock and the equity stock are issuable from time to time in one or more series and would, if issued, have rights, including dividend rights, conversion rights, voting rights, redemption price and liquidation rights, as may be determined by PSI's Board of Directors. See "Risk Factors - Uncertainty Regarding Market Price of PSI Common Stock" and "- Financing Risks - Dilution and Subordination."

    PSI has no plans with respect to a sale or financing of any of PSP20's properties. PSI intends to continue to acquire properties from other parties, including other affiliated entities.

                                   BORROWING POLICIES
 Not permitted to incur borrowings in                Permitted to borrow in furtherance of its investment
 acquisition of properties.                          objectives, subject to certain limitations.

    PSI, unlike PSP20, incurs debt in the acquisition of properties and reinvests proceeds from borrowings. The incurrence of debt increases the risk of loss of investment.

                                 TRANSACTIONS WITH AFFILIATES


 Shareholder approval required for a variety         Restricted from acquiring properties from its affiliates or from
 of business transactions with affiliates.  See      selling properties to them unless the transaction is approved by
 "Amendment to Bylaws of PSP20."                     a majority of PSI's independent directors and is fair to PSI based on an independent appraisal.

    It is easier for PSI to enter into transactions with its affiliates than in the case of PSP20 because shareholder approval is not required.

                      PSP20                                                       PSI

                                 PROPERTIES (As of December 31, 1997)
 Seven wholly-owned mini-warehouses in               Direct and indirect equity interests in 1,136 properties in
 five states.                                        38 states.

    Because PSI owns substantially more property interests in more states than PSP20, PSI's results of operations are less affected by the operations of a single property than are those of PSP20, and it would be more difficult to liquidate PSI than PSP20 within a reasonable period of time.

                               LIQUIDITY, MARKETABILITY AND DISTRIBUTIONS
 The PSP20 Common Stock is traded on the AMEX.       PSI common stock is traded on the NYSE.  During the 12 months
 During the 12 months ended December 31, 1997,       ended December 31, 1997, the average daily trading volume of PSI
 the average daily trading volume of PSP20 Common    common stock was 98,000 shares.  PSI has issued, and may in the
 Stock was 800 shares.  PSP20 may not issue          future issue, securities that have priority over PSI common stock
 securities having priority over the PSP20 Common    as to cash flow, distributions and liquidation proceeds.
 Stock.

    Distributions may be declared by the Board of Directors of PSI and PSP20 out of any funds legally available for that purpose. PSI and PSP20 are required to distribute at least 95% of their ordinary REIT taxable income in order to maintain their qualification as REITs. PSI distributes less than its cash available for distribution (recently distributing amounts approximately equal to its taxable income), permitting it to retain funds for additional investment and debt reduction.

    A PSP20 shareholder who receives PSI common stock in the merger should have an investment for which the market is broader and more active than the market for PSP20 Common Stock. Distributions on PSI common stock are subject, however, to priority of preferred stock.


                   ADDITIONAL ISSUANCES OF SECURITIES AND ANTI-TAKEOVER PROVISIONS
 PSP20 shareholders must approve all additional      Subject to the rules of the NYSE and applicable provisions of
 issuances of capital stock.                         California law, PSI has issued and intends to continue to issue authorized capital stock without shareholder approval.

    Given the ownership level of PSI common stock by the Hughes family and PSI's flexibility to issue capital stock, including senior securities with special voting rights and priority over PSI common stock, PSI should be in a better position to deter attempts to obtain control in transactions not approved by its Board of Directors than PSP20. As a result, PSI shareholders could be less likely to benefit from a takeover not approved by PSI's Board of Directors than would PSP20 shareholders in a similar circumstance.

SUMMARY FINANCIAL INFORMATION

     The financial data in this section should be read in conjunction with the financial statements included in the documents incorporated herein by reference.

                                      PSI

                                                                           Years Ended December 31,
                                                 --------------------------------------------------------------------------------
                                                  1993             1994             1995              1996               1997
                                                  ----             ----             ----              ----               ----

                                                                  ($ In thousands, except per share data)
OPERATING DATA:

Total revenues                                   $114,680         $147,196        $  212,550        $  338,951         $  470,844
Depreciation and amortization                      24,998           28,274            40,760            64,967             91,356
Interest expense                                    6,079            6,893             8,508             8,482              6,792
Minority interest in income                         7,291            9,481             7,137             9,363             11,684
Net income                                       $ 28,036         $ 42,118        $   70,386        $  153,549         $  178,649

BALANCE SHEET DATA (AT END OF PERIOD):

Total cash and cash equivalents                  $ 10,532         $ 20,151        $   80,436        $   26,856         $   41,455
Total assets                                      666,133          820,309         1,937,461         2,572,152          3,311,645
Total debt                                         84,076           77,235           158,052           108,443            103,558
Minority interest                                 193,712          141,227           112,373           116,805            228,479
Shareholders' equity                             $376,066         $587,786        $1,634,503        $2,305,437          2,848,960

PER SHARE OF COMMON STOCK:

Net income-basic (1)                             $    .98         $   1.05        $      .96        $     1.10         $      .92
Net income-diluted (1)                                .98             1.05               .95              1.10                .91
Distributions (2)                                     .84              .85               .88               .88                .88
Book value (at end of period)(3)                 $  11.93         $  12.66        $    13.99        $    15.43              17.19

Weighted average-diluted shares of
 common stock (in thousands)                       17,558           24,077            41,171            77,358             98,961


                                     PSP20

                                                                            Years Ended December 31,
                                                -------------------------------------------------------------------------------
                                                 1993              1994              1995              1996              1997
                                                 ----              ----              ----              ----              ----
                                                                ($ In thousands, except per share data)
OPERATING DATA:

Total revenues                                  $ 2,459           $ 2,799           $ 2,956           $ 3,226           $ 3,466
Depreciation                                        480               483               471               469               475
Interest expense                                                                                            2
Net income                                          806             1,074             1,085             1,439             1,509

BALANCE SHEET DATA (AT END
OF PERIOD):

Total cash and cash equivalents                 $ 1,968           $ 1,347           $   538           $   881           $ 1,252
Total assets                                     17,763            16,819            15,739            15,726            15,752
Shareholders' equity                             16,984            16,085            14,697            14,548            14,595

PER SHARE OF COMMON STOCK:

Net income(4):
 Basic                                          $   .71           $  1.00           $  1.06           $  1.49           $  1.59
 Diluted                                            .59               .81               .85              1.18              1.25

Distributions(5)(6):
 Series A                                       $   .87           $  1.03           $  1.40           $  1.59           $  1.52
 Series B                                           .87              1.03              1.40              1.59              1.52
Book value (at end of period)(7)                  12.51             12.43             12.06             12.03             12.07

Weighted average shares of Common
 Stock (in thousands):
 Basic                                            1,019               982               898               867               861
 Diluted                                          1,368             1,330             1,246             1,216             1,209

                               PSP20 - PRO FORMA

PER SHARE OF PSP20 COMMON STOCK (8):
 Net income-diluted                                                                                                      $  .63
 Distributions paid on common stock                                                                                         .61
 Book value (at December 31, 1997)                                                                                       $11.96

---------------

(1) Net income per common share is computed in accordance with Statement of Financial Accounting Standard No. 128 (SFAS 128) - "Earnings per Share" and is presented on the diluted basis using the weighted average shares of PSI common stock outstanding-diluted. The inclusion of the PSI class B common stock in the determination of earnings per common share has been determined to be anti-dilutive (after giving effect to the pro forma additional income required to satisfy certain contingencies required for the PSI class B common stock to convert into PSI common stock) and, accordingly, the conversion of the PSI class B common stock into PSI common stock has not been assumed.

(2) For federal income tax purposes all distributions on the PSI common stock are from ordinary income. All distributions for generally accepted accounting principles ("GAAP") were from investment income.

(3) Book value per share computed based on the number of shares of PSI common stock and PSI class B common stock outstanding.

(4) Net income per share is computed in accordance with SFAS 128 and is presented on a basic and diluted basis. Basic earnings per share represents the shareholders' rights to distribution out of the respective period's net income, which is calculated by dividing net income after reduction for any distributions made to the holders of the PSP20 Common Stock Series B (holders of the PSP20 Common Stock Series C are not entitled to cash distributions) by the weighted average number of shares of PSP20 Common Stock Series A. (See note 5 below.) Diluted earnings per share assumes conversion of the PSP20 Common Stock Series B and C into PSP20 Common Stock Series A.

(5) In connection with the reorganizations of the PSP20 Partnership, PSP20 issued PSP20 Common Stock Series A, B and C. The capital structure of PSP20 was designed to reflect the economic rights of the limited partners and general partners in the PSP20 Partnership and the capital shares were distributed to the limited and general partners in respect of their interests in the PSP20 Partnership.

     PSP20 Common Stock Series A shares are entitled to 100% of cash distributions from operations from PSP20 until (a) the sum of (1) all cumulative dividends and other distributions from all sources to the holders of PSP20 Common Stock Series A shares and (2) the cumulative PSP20 Partnership distributions from all sources with respect to all units equal
     (b) the product of $20 multiplied by the number of the then-outstanding "Common Stock Series A shares," at which time PSP20 Common Stock Series B and Common Stock Series C shares will automatically convert to PSP20 Common Stock Series A shares ("Conversion").

     As of December 31, 1997, Conversion will occur when $10,046,000, in additional distributions are made to holders of PSP20 Common Stock Series A (assuming no further repurchases of PSP20 Common Stock Series A).

(6) For federal income tax purposes, distributions on the PSP20 Common Stock for 1993, 1994, 1995, 1996 and 1997 were from ordinary income. For GAAP income purposes, distributions exceeded net income in 1993, 1994, 1995 and 1996 by $157,000, $19,000, $287,000 and $80,000, respectively.
     Distributions for each year included distributions declared during the fourth quarter and paid in January. The difference between the components of distributions for GAAP purposes and tax purposes results primarily from the methods used to compute depreciation expense.

(7) Book value per share computed based on the numbers of shares of PSP20 Common Stock Series A, B and C outstanding at the end of the period.

(8) Presents pro forma amounts of PSI per equivalent share of PSP20 Common Stock. Net income, cash distributions and book value data are calculated by multiplying PSI's historical results (before impact of the merger, which is not expected to have a material impact on PSI's per share amounts) by an assumed exchange ratio of .696 (PSP20's merger value of $22.57 divided by an assumed issue price of PSI stock of $32 7/16).

RELATIONSHIPS

     The following charts show the relationships among Hughes, PSI and PSP20 both before and after the merger (assuming maximum cash elections). PSP20's properties are managed by PSI, its largest shareholder, under the supervision of its Board of Directors. PSI is controlled by Hughes, the chairman of the board and chief executive officer of PSI and PSP20.

BEFORE THE MERGER

                             [CHART OMITTED HERE]

Description of Graphic

Chart illustrating the affiliated relationships among PSP20, PSI and certain affiliates before the Merger: Hughes owns 33.8% of PSI and Public Shareholders own 66.2% of PSI; PSI (which is the Property Manager of PSP20) owns 29.8% of PSP20 and Public Shareholders own 70.2% of PSP20.

AFTER THE MERGER
(Assuming Maximum Cash Elections)

                             [CHART OMITTED HERE]

Description of Graphic

Chart illustrating the affiliated relationships between PSI and certain affiliates after the Merger: Hughes owns 33.6% of PSI and Public Shareholders own 66.4% of PSI.


   SOLID LINES INDICATE OWNERSHIP INTERESTS AND BROKEN LINES INDICATE OTHER
   ------------------------------------------------------------------------
                                 RELATIONSHIPS.
                                 --------------

     (THE PERCENTAGES OF OWNERSHIP OF PSI REFLECT ONLY PSI COMMON STOCK; THE ECONOMIC INTEREST OF HUGHES IN PSI IS SUBSTANTIALLY LESS THAN THE PERCENTAGES SHOWN BECAUSE OF THE SUBSTANTIAL AMOUNT OF PREFERRED STOCK THAT PSI HAS OUTSTANDING.) AT APRIL 1, 1998, HUGHES AND MEMBERS OF HIS FAMILY OWNED 33.8% OF PSI COMMON STOCK (37.7% UPON CONVERSION OF PSI CLASS B COMMON STOCK).
PERCENTAGE OWNERSHIP OF PSP20 BY PSI IS THE TOTAL COMBINED OUTSTANDING SHARES OF THE PSP20 COMMON STOCK AND THE PSP20 COMMON STOCK SERIES B AND C OWNED BY PSI AND HUGHES.

                                  RISK FACTORS

     The merger involves the following risk factors and detriments which should be considered by PSP20 shareholders, including the following:

NO ARM'S LENGTH NEGOTIATION OR INDEPENDENT REPRESENTATIVES

     The merger has not been negotiated at arm's length, and PSI and its related parties have significant relationships with PSP20. No independent persons were hired to negotiate the terms of the merger on behalf of PSP20. If such persons had been hired, the terms of the merger might have been more favorable to the PSP20 shareholders. In addition, no third party proposals for PSP20 or its properties were solicited. Such proposals could have generated higher prices.

CHANGE FROM FINITE LIFE TO INFINITE LIFE

     PSP20 is a REIT organized to hold interests in properties for a fixed period. PSP20's bylaws require that PSP20 shareholders be presented with a liquidation proposal in 1999, although PSP20 could continue in existence for a longer period. In contrast, PSI, which is engaged in all aspects of the mini-warehouse industry, including property development and management, intends to operate for an indefinite period. As a consequence of this difference, following the merger, PSP20 shareholders receiving PSI common stock will be able to liquidate their investment only by selling their shares on the NYSE or in private transactions. The market value of PSI common stock may or may not reflect the full fair market value of PSP20's assets.

LOWER LEVEL OF DISTRIBUTIONS AFTER THE MERGER

     The level of distributions to PSP20 shareholders who receive PSI common stock in the merger is expected to be lower after the merger. Based on a market price of PSI common stock of $32 7/16 and the current regular quarterly distribution rate for PSI ($.22 per share) and PSP20 ($.28 per share), PSP20 shareholders would receive approximately $.13 (46%) less in regular quarterly distributions per share of PSP20 Common Stock after the merger from PSI than before the merger from PSP20 and approximately $.01 less per share in regular quarterly distributions for each $2 1/4 (7%) increase in the market price of PSI common stock above $32 7/16.

POTENTIAL LOSS OF FUTURE APPRECIATION

     PSP20's properties may increase in value and might be able to be sold for higher prices at a later date.

LIMITATION ON DISSENTERS' RIGHTS OF APPRAISAL

     Under California law, PSP20 shareholders will be entitled to dissenters' rights in connection with the merger only if demands for payment are filed with respect to 5% or more of the outstanding shares of PSP20 Common Stock. See "Dissenting Shareholders Rights of Appraisal."

CONFLICTS OF INTEREST

     RELATIONSHIPS AMONG PARTIES. Because of the relationships among PSI, PSP20 and Hughes, there are significant conflicts of interest in connection with the merger. PSI and Hughes have a significant ownership interest in PSP20, owning 29.8% of the total combined PSP20 Common Stock and Common Stock Series B and C. See "Summary - Relationships."

     STRUCTURING OF MERGER BY INSIDERS. The merger has been initiated and structured by individuals who are executive officers of PSI and PSP20, and the merger has not been negotiated at arm's length. No independent persons were hired to negotiate the terms of the merger on behalf of PSP20. If such persons had been hired, the terms of the merger might have been more favorable to the PSP20 shareholders.

     BENEFITS TO INSIDERS. The merger involves certain benefits to PSI, including the following:

     . Liquidation Proposal. If approved by the PSP20 shareholders, the merger would obviate the obligation to present the PSP20 shareholders with a liquidation proposal in 1999.

     . Acquisition of Mini-Warehouses. The merger will enable PSI, which is seeking to increase its ownership of mini-warehouses, to acquire an additional seven mini-warehouses.

     . Issuance of Capital Stock. The merger will enable PSI, which is also seeking to expand its capital base, to issue approximately 588,500 shares of common stock (assuming no cash elections).

CONTROL AND INFLUENCE BY THE HUGHES FAMILY AND OWNERSHIP LIMITATIONS

     Public PSI shareholders are substantially limited in their ability to control PSI. The Hughes family owns 33.8% of the outstanding shares of PSI common stock (37.7% upon conversion of the PSI class B common stock). Consequently, the Hughes family controls matters submitted to a vote of PSI shareholders, including the election of directors, amendment of PSI's Articles of Incorporation, dissolution and the approval of other extraordinary transactions, such as a takeover attempt. Also, there are restrictions in the PSI Articles of Incorporation and Bylaws on beneficial ownership of PSI securities. Unless such limitations are waived by PSI's board of directors, no PSI shareholder may own more than (A) 2.0% of the outstanding shares of all common stock of PSI or (B) 9.9% of the outstanding shares of each class or series of preferred or equity stock of PSI. The PSI Articles of Incorporation and Bylaws provide, however, that no person shall be deemed to exceed the ownership limit solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person at the time of the PSMI Merger, which includes the PSI common stock owned by the Hughes family at the time of the PSMI Merger. The principal purpose of the foregoing limitations is to assist in preventing, to the extent possible, a concentration of ownership that might jeopardize the ability of PSI to qualify as a REIT and to obtain the favorable tax benefits afforded a qualified REIT. See "- Tax Risks - Increased Risk of Violation of Ownership Requirements." An incidental consequence of such provisions is to make a change of control significantly more difficult (if not impossible) even if it would be favorable to the interests of the public PSI shareholders. Such provisions will prevent future takeover attempts which the PSI Board of Directors has not approved even if a majority of the public PSI shareholders deem it to be in their best interests or in which the public PSI shareholders may receive a premium for their shares over the then market value. See "Description of PSI Capital Stock - Ownership Limitations."

UNCERTAINTY REGARDING MARKET PRICE OF PSI COMMON STOCK

     The number of shares of PSI common stock that would be received by PSP20 shareholders is based on the average market price of PSI common stock for the 20 consecutive trading days ending on the fifth trading day prior to the PSP20 shareholders' meeting. Since the market price of PSI common stock fluctuates, the market value of PSI common stock that holders of PSP20 Common Stock may receive in the merger may decrease following establishment of the number of shares. In addition, because of increased selling activity following issuance of shares in the merger and other factors, such as changes in interest rates and market conditions, the market value of PSI common stock that PSP20 shareholders may receive in the merger may decrease following the merger.

TAX TO PSP20 SHAREHOLDERS WHO RECEIVE CASH IN THE MERGER

     Any PSP20 shareholder who receives only cash in connection with the merger in exchange for his or her PSP20 Common Stock will recognize taxable gain to the extent that the amount of cash received exceeds the adjusted basis of such PSP20 shareholder in his or her PSP20 Common Stock. A PSP20 shareholder receiving a combination of cash and PSI common stock in the merger in exchange for his or her PSP20 Common Stock will recognize taxable gain equal to the lesser of the amount of the cash received or the difference between his or her adjusted basis in his or her PSP20 Common Stock and the sum of (1) the fair market value of the PSI common stock received and (2) the amount of cash received, but only to the extent of the cash received.

     The required REIT distributions will be taxable to PSP20 shareholders as ordinary income.

TAX RISKS

     INCREASED RISK OF VIOLATION OF GROSS INCOME REQUIREMENTS. As a result of the PSMI Merger, PSI performs property management services for properties in which it has no or only a partial interest. Some or all of the gross income received from these services will not be treated as income qualifying for certain REIT gross income tests applicable to PSI ("Nonqualifying Income"). If PSI's Nonqualifying Income were to exceed 5% of its total gross income in any year, PSI's REIT status may terminate for that year and future years unless PSI meets certain "reasonable cause" standards. Even if PSI meets such standards, however, it would be subject to a 100% excise tax on any excess Nonqualifying Income. PSI's Nonqualifying Income as a percentage of its total gross income was approximately 3% in 1996 and is estimated to be approximately 3% in 1997. The merger is not expected to increase PSI's Nonqualifying Income.

     INCREASED RISK OF VIOLATION OF OWNERSHIP REQUIREMENTS. For PSI to qualify as a REIT under the Code, no more than 50% in value of its outstanding stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Following the PSMI Merger, the value of the outstanding capital stock of PSI held by the Hughes family was estimated at approximately 45% and such percentage has been reduced to approximately 30% as of December 31, 1997. In order to assist PSI in meeting these ownership requirements, the PSI Articles of Incorporation and Bylaws contain the ownership limitations described under "Description of PSI Capital Stock - Ownership Limitations." However, even with these ownership limitations, there still could be a violation of the ownership restrictions if four individuals unrelated to the Hughes family were to own the maximum amount of capital stock permitted under the PSI Articles of Incorporation and Bylaws. Therefore, to further assist PSI in meeting the ownership restrictions, the Hughes family entered into an agreement with PSI restricting the Hughes family's acquisition of additional shares of capital stock of PSI and providing that if, at any time, for any reason, more than 50% in value of its outstanding capital stock otherwise would be considered owned by five or fewer individuals, a number of shares of PSI common stock owned by Hughes necessary to prevent such violation will automatically and irrevocably be transferred to a designated charitable beneficiary. The provisions in the PSI Articles of Incorporation and Bylaws and the agreement with Hughes are modeled after certain arrangements that the Internal Revenue Service (the "IRS") has ruled in private letter rulings will preclude a REIT from being considered to violate the ownership restrictions so long as such arrangements are enforceable as a matter of state law and the REIT seeks to enforce them as and when necessary. There can be no assurance, however, that the IRS might not seek to take a different position with respect to PSI (a private letter ruling is legally binding only with respect to the taxpayer to whom it was issued) or contend that PSI failed to enforce these various arrangements and, hence, there can be no assurance that these arrangements will necessarily preserve PSI's REIT status. No private letter ruling has been sought by PSI from the IRS on the effect of these arrangements.

     ELIMINATION OF ANY ACCUMULATED EARNINGS AND PROFITS. Any accumulated earnings and profits of PSMI carried over to PSI in the PSMI Merger. To retain its REIT status, PSI would have had to distribute any acquired earnings and profits on or before December 31, 1995. As a condition to the PSMI Merger, PSI obtained from PSMI a study of the earnings and profits that showed that PSMI had no earnings and profits at the time of the PSMI Merger. The determination of earnings and profits depends upon a number of factual matters related to the activities and operation of PSMI and its predecessors in years prior to the PSMI Merger. Accordingly, no assurances can be given that the IRS will not challenge such conclusion. If the IRS were subsequently to determine that such earnings and profits existed at the time of the PSMI Merger, PSI may lose its REIT qualification for 1995 and, perhaps, for subsequent years unless certain relief provisions apply. See "Federal Income Tax Considerations - Consequences of the Merger on PSI's Qualification as a REIT - Elimination of any Accumulated Earnings and Profits Attributable to Non-REIT Years."

     REDUCED CASH FLOW TO SHAREHOLDERS IF PSI FAILS TO QUALIFY AS A REIT. For any taxable year that PSI fails to qualify as a REIT and the relief provisions do not apply, PSI would be taxed at the regular corporate rates on all of its taxable income, whether or not it makes any distributions to its shareholders. Those taxes would reduce the amount of cash available to PSI for distribution to its shareholders or for reinvestment. As a result, failure of PSI to qualify during any taxable year as a REIT could have a material adverse effect upon PSI and its shareholders. Furthermore, unless certain relief provisions apply, PSI would not be eligible to elect REIT status again until the fifth taxable year that begins after the first year for which PSI fails to qualify.

     CORPORATE LEVEL TAX ON SALE OF CERTAIN BUILT-IN GAIN ASSETS. PSI will be subject to a corporate level tax if it disposes of any of the assets acquired in the PSMI Merger at any time during the 10-year period beginning at the time of the PSMI Merger. This tax would be imposed at the top regular corporate rate (currently 35%) in effect at the time of the disposition on the excess of (i) the lesser of (a) the fair market value at the time of the PSMI Merger of the assets disposed of and (b) the selling price of such assets over (ii) PSI's adjusted basis at the time of the PSMI Merger in such assets. PSI currently does not intend to dispose of any significant part of the assets acquired in the PSMI Merger during this 10-year period, but there can be no assurance that one or more such dispositions will not occur.

FINANCING RISKS

     DILUTION AND SUBORDINATION. The interest of PSI shareholders in PSI, including persons who receive shares in the merger, can be diluted through the issuance of additional securities.

     Since October 1992, PSI has issued shares of preferred stock and intends to issue additional such shares. These issuances could involve certain risks to holders of shares of PSI common stock, including shares of PSI common stock to be issued in the merger. In the event of a liquidation of PSI, the holders of the preferred stock will be entitled to receive, before any distribution of assets to holders of PSI common stock, liquidating distributions (an aggregate of approximately $922 million in respect of preferred stock outstanding at December 31, 1997), plus any accrued and unpaid dividends. Holders of preferred stock are entitled to receive, when declared by the PSI board of directors, cash dividends (an aggregate of approximately $80.7 million per year in respect of preferred stock outstanding at December 31, 1997), in preference to holders of PSI common stock. As a REIT, PSI must distribute at least 95% of its REIT taxable income to its shareholders (which include not only holders of PSI common stock but also holders of preferred stock). Failure to pay full dividends on the preferred stock could jeopardize PSI's qualification as a REIT. See "Federal Income Tax Considerations."

     Certain of these securities have been issued under a currently effective registration statement of PSI for preferred stock, common stock, equity stock and warrants. PSI intends to issue additional securities under this registration statement. There is no assurance that any such securities will be issued. If PSI issues additional preferred or equity stock, the interest of PSI shareholders could be further subordinated, and if PSI issues additional common stock, the interest of PSI shareholders could be diluted. See "Description of PSI Capital Stock" for a discussion of the terms of the preferred stock, common stock and equity stock.

     RISK OF LEVERAGE. In making real estate investments, PSI, unlike PSP20, has incurred, and may continue to incur, debt, subject to certain limitations. The incurrence of debt increases the risk of loss of the investment. At December 31, 1997, PSI's debt of $104 million was approximately 3% as a percentage of its total capitalization.

MERGER CONSIDERATION BASED ON APPRAISALS INSTEAD OF ARM'S LENGTH NEGOTIATION

     The consideration to be received by PSP20 shareholders is based on independent third party appraised values of the PSP20's properties of $22,200,000. However, appraisals are opinions as of the date specified and are subject to certain assumptions and may not represent the true worth or realizable value of these properties. There can be no assurance that if these properties were sold, they would be sold at the appraised values; the sales prices might be higher or lower.

OPERATING RISKS

     VALUE OF INVESTMENT REDUCED BY GENERAL RISKS OF REAL ESTATE OWNERSHIP. Like PSP20, PSI is subject to the risks generally incident to the ownership of real estate-related assets, including lack of demand for rental spaces or units in a locale, changes in general economic or local conditions, changes in supply of or demand for similar or competing facilities in an area, the impact of environmental protection laws, changes in interest rates and availability of permanent mortgage funds which may render the sale or financing of a property difficult or unattractive and changes in tax, real estate and zoning laws.

     SIGNIFICANT COMPETITION AMONG MINI-WAREHOUSES. Like PSP20, most of PSI's properties are mini-warehouses. Competition in the market areas in which many of their properties are located is significant and has affected the occupancy levels, rental rates and operating expenses of certain of their properties. Competition may be accelerated by any increase in availability of funds for investment in real estate. Recent increases in development of mini-warehouses are expected to further intensify competition among mini-warehouse operators in certain market areas in which PSI operates.

     RISK OF ENVIRONMENTAL LIABILITIES. Under various federal, state and local laws, regulations and ordinances (collectively, "Environmental Laws"), an owner or operator of real estate interests may be liable for the costs of cleaning up, as well as certain damages resulting from, past or present spills, disposals or other releases of hazardous or toxic substances or wastes on, in or from a property. Certain Environmental Laws impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances or wastes at or from a property. An owner or operator of real estate or real estate interests also may be liable under certain Environmental Laws that govern activities or operations at a property having adverse environmental effects, such as discharges to air and water as well as handling and disposal practices for solid and hazardous or toxic wastes. In some cases, liability may not be limited to the value of the property. The presence of such substances or wastes, or the failure to properly remediate any resulting contamination, also may adversely affect the owner's or operator's ability to sell, lease or operate its property or to borrow using its property as collateral.

     PSI has conducted preliminary environmental assessments of most of its properties (and intends to conduct such assessments in connection with property acquisitions) to evaluate the environmental condition of, and potential environmental liabilities associated with, such properties. Such assessments generally consist of an investigation of environmental conditions at the subject property (not including soil or groundwater sampling or analysis), as well as a review of available information regarding the site and publicly available data regarding conditions at other sites in the vicinity. In connection with these recent property assessments, PSI's operations and recent property acquisitions, PSI has become aware that prior operations or activities at certain facilities or from nearby locations have or may have resulted in contamination to the soil and/or groundwater at such facilities. In this regard, certain such facilities are or may be the subject of federal or state environmental investigations or remedial actions. PSI has obtained, with respect to recent acquisitions and intends to obtain with respect to pending or future acquisitions, appropriate purchase price adjustments or indemnifications that it believes are sufficient to cover any such potential liabilities. Although there can be no assurance, based on the recent preliminary environmental assessments, PSI believes it has funds available to cover any liability (estimated at $4 million) from environmental contamination or potential contamination and PSI is not aware of any environmental contamination of its facilities material to its overall business, financial condition or results of operation.

     TENANT REINSURANCE. A corporation owned by the Hughes family continues to reinsure policies insuring against losses to goods stored by tenants in the mini-warehouses operated by PSI. PSI believes that the availability of insurance reduces its potential liability to tenants for losses to their goods from theft or destruction. This corporation will continue to receive the premiums and bear the risks associated with the insurance. PSI has a right of first refusal to acquire the stock or assets of this corporation if the Hughes family or the corporation agree to sell them, but PSI has no interest in its operations and no right to acquire the stock or assets of the corporation in the absence of a decision to sell. If the reinsurance business were owned directly by PSI, the insurance premiums would be Nonqualifying Income to PSI. PSI would be precluded from exercising its right of first refusal with respect to the stock of the reinsurance corporation if such exercise would cause PSI to violate any of the requirements for qualification as a REIT under the Code.

     CANADIAN OPERATIONS. The Hughes family continues to own and operate mini-warehouses in Canada. PSI has a right of first refusal to acquire the stock or assets of the corporation engaged in these operations if the Hughes family or the corporation agree to sell them, but PSI has no interest in its operations and no right to acquire the stock or assets in the absence of a decision to sell.

     MERCHANDISE AND PORTABLE SELF STORAGE COMPANIES. At almost all of PSI's mini-warehouses, PS Orangeco, Inc. (the "Lock/Box Company") offers for sale to the general public, including mini-warehouse tenants, a variety of items such as locks and boxes to assist in the moving and storage of goods. Because the revenues received from the sale of these items would be nonqualifying income to PSI, the nonvoting preferred stock of the Lock/Box Company (representing 95% of the equity) is owned by PSI. The voting common stock of the Lock/Box Company (representing 5% of the equity) is owned by the Hughes family, which will be able to control the operations of the Lock/Box Company by reason of their ownership of its voting stock.

     Public Storage Pickup & Delivery, Inc. ("PSPUD") was organized in 1996 to operate a portable self-storage business. Because the revenues from this business would be non-qualifying income to PSI, the capital stock of PSPUD is owned by the Lock/Box Company. In order to continue to meet the requirements for qualification as a REIT, the value of the nonvoting preferred stock of the Lock/Box Company held by PSI (which includes the value of the Lock/Box Company's interest in PSPUD) may not exceed 5% of the value of PSI's total assets. The ability of PSPUD to operate profitably depends upon its success in the relatively new field of portable self-storage, and there can be no assurance as to its profitability. As a start-up enterprise, PSPUD incurred operating losses of $31,700,000 in 1997.

     LIABILITIES WITH RESPECT TO ACQUIRED GENERAL PARTNER INTERESTS. In succeeding to substantially all of the properties and operations of PSMI in the PSMI Merger, PSI became subject to the possibility of certain liabilities and associated costs in its capacity as general partner of former PSMI limited partnerships arising out of facts and circumstances in existence prior to such merger, and PSI will also have general partner liability for post-merger activities of these partnerships, as it does for other partnerships for which it is a general partner. Subject to certain limitations, Hughes agreed to indemnify PSI for pre-merger activities and shares of PSI class B common stock received in the PSMI Merger were placed in escrow to support such indemnification.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of PSI common stock in the public market could adversely affect prevailing market prices. At March 30, 1998, there were approximately 111.7 million shares of PSI common stock and seven million shares of PSI class B common stock outstanding. Of these shares, approximately 75.9 million shares of PSI common stock are tradeable without restriction (except as to affiliates of PSI) or further registration under the Securities Act. The remaining approximately 35.8 million shares of PSI common stock and seven million shares of PSI class B common stock were issued in the PSMI Merger without registration under the Securities Act in reliance on an exemption from registration and are "restricted securities" within the meaning of Rule 144 under the Securities Act. The beneficial owners of 15.5 million of the restricted securities (including all of the PSI class B common stock) have agreed not to offer, sell or otherwise dispose (except for gifts and pledges) of any of their shares until November 13, 1998, in the case of the PSI common stock, or until November 13, 2002, in the case of the PSI class B common stock. Upon expiration of such periods, each will be entitled to sell his or her shares in the public market subject to certain public information, volume and manner of sale requirements in Rule 144. The remaining approximately 27.3 million restricted shares will be available for sale in the public market pursuant to Rule 144, subject to the foregoing requirements. Sales of substantial amounts of such PSI common stock in the public market could adversely affect the market price of the PSI common stock.

                             BENEFITS TO INSIDERS

     THE MERGER INVOLVES CERTAIN BENEFITS TO PSI, INCLUDING THE FOLLOWING:

     .   Liquidation Proposal. If approved by the PSP20 shareholders, the merger would obviate the obligation to present the PSP20 shareholders with a liquidation proposal in 1999.

     .   Acquisition of Mini-Warehouses. The merger will enable PSI, which is seeking to increase its ownership of mini-warehouses, to acquire an additional seven mini-warehouses.

     .   Issuance of Capital Stock. The merger will enable PSI, which is also seeking to expand its capital base, to issue approximately 588,500 shares of common stock (assuming no cash elections).

                                  THE MERGER
GENERAL

     The merger agreement provides for the following:

     .    PSP20 will be merged into PSI, which will be the surviving corporation.

     .    Each outstanding share of PSP20 Common Stock will be converted into the right to receive a value of $22.57 in cash, PSI common stock or a combination of the two, as follows:

          . If holders of 20% or less of the outstanding PSP20 Common Stock elect to receive cash in the merger, shares held by PSP20 shareholders electing cash will be converted into the right to receive $22.57 in cash for each share of PSP20 Common Stock, subject to reduction as described below. To be effective a cash election must be made by May ___, 1998, in accordance with the accompanying cash election form.

          .   If holders of more than 20% of the outstanding PSP20 Common Stock elect to receive cash in the merger, shares held by PSP20 shareholders electing cash will be converted into the right to receive cash on a pro rata basis, and the balance of these shares would be converted into PSI common stock with a market value (as determined below) of $22.57 per share of PSP20 Common Stock, subject to reduction as described below.

          .   If a PSP20 shareholder does not elect cash, all of his or her
     PSP20 Common Stock will be converted into PSI common stock with a market value (as determined below) of $22.57 per share of PSP20 Common Stock, subject to reduction as described below.

          .   Shares held by PSP20 shareholders who have properly exercised dissenters' rights under California law will be purchased by PSP20 on the terms described under "Dissenting Shareholders' Rights of appraisal."

     .    For purposes of the merger, the market value of the PSI common stock will be the average of the per share closing prices on the NYSE of the PSI common stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of PSP20.

     .    The consideration paid by PSI to PSP20 shareholders in the merger will be reduced by the amount of cash distributions required to be paid to PSP20 shareholders by PSP20 prior to completion of the merger (estimated at $.93 per share) in order to satisfy PSP20's REIT distribution requirements. The consideration received by PSP20 shareholders in the merger, however, along with any required REIT distributions, will not be less than $22.57 per share of PSP20 Common Stock. PSP20 shareholders would receive the required REIT distributions upon any liquidation of PSP20, regardless of the merger.

     .    Additional cash distributions would be made to the PSP20 shareholders to cause PSP20's estimated net asset value allocable to the PSP20 shareholders as of the date of the merger to be substantially equivalent to $22.57 per share.

     .    The PSP20 Common Stock and PSP20 Common Stock Series B and C held by
PSI will be cancelled in the merger.

     It is estimated that the aggregate consideration (cash and PSI common stock) to be paid by PSI to purchase all of the PSP20 Common Stock and the PSP20 Common Stock Series B and C (other than stock held by PSI) in the merger and to pay related costs and expenses would be $19,359,000 (assuming no required REIT distributions) and that the total amount of cash that would be required by PSI to purchase the PSP20 Common Stock from PSP20 shareholders making cash elections and to pay the allocated portion of the costs and expenses of the merger would be $4,155,000 (assuming maximum cash elections). See "- Determination of Payments to be Received by PSP20 Shareholders in Connection with the Merger" and "- Costs of the Merger." These amounts would be reduced to the extent PSP20 must pay required REIT distributions, and the total amount of cash would also be reduced to the extent that cash elections are less than the maximum.

PSP20 COMMON STOCK SERIES B AND C

     The shares of PSP20 Common Stock Series B and C are owned by PSI and by Hughes. Upon consummation of the merger, each share of PSP20 Common Stock Series B and C (other than shares held by PSI which will be cancelled in the merger) will be converted (or deemed to be converted) into the right to receive PSI common stock (valued as in the case of the PSP20 Common Stock) in the amount of $10.90. In addition, holders of PSP20 Common Stock Series B and C will receive
(i) any additional distributions equal to the amount by which the estimated net asset value allocable to holders of PSP20 Common Stock Series B and C as of the date of the merger exceeds $10.90 and (ii) any required REIT distributions payable to the holders of the PSP20 Common Stock Series B. See "- Determination of Payments to be Received by PSP20 Shareholders." The PSP20 Common Stock Series B and C will be voted with the majority of shares of PSP20 Common Stock held by unaffiliated owners.

BACKGROUND

     GENERAL. THE MERGER HAS BEEN INITIATED AND STRUCTURED BY INDIVIDUALS WHO ARE EXECUTIVE OFFICERS OF PSI AND PSP20. THE SPECIAL COMMITTEE HAS REVIEWED AND RECOMMENDED FOR APPROVAL THE TERMS OF THE MERGER, AND THE PSP20 BOARD OF DIRECTORS, BASED ON RECOMMENDATIONS OF ITS SPECIAL COMMITTEE, WHICH THE PSP20 BOARD OF DIRECTORS HAS ADOPTED, AND ON THE OPINION OF A FINANCIAL ADVISOR IN WHICH IT CONCURS, BELIEVES THAT THE MERGER IS FAIR TO THE PUBLIC PSP20 SHAREHOLDERS, AND RECOMMENDS THAT PSP20 SHAREHOLDERS VOTE FOR THE MERGER. THE MERGER HAS NOT BEEN NEGOTIATED AT ARM'S LENGTH, AND ONE OF THE THREE MEMBERS OF THE PSP20 BOARD OF DIRECTORS HAS SUBSTANTIAL CONFLICTS OF INTEREST.

     PSP20 was organized to succeed to the business of the PSP20 Partnership in a reorganization transaction completed in August 1991. The PSP20 Partnership was formed primarily to develop mini-warehouses and raised approximately $21 million in a public offering completed in 1989. All of the proceeds from the offering have been invested. PSMI was the sponsor of the PSP20 Partnership.

     The PSP20 Partnership originally anticipated selling or financing its properties from seven to 10 years after development, i.e., between 1998 and 2001. By 1990, significant changes had taken place in the financial and real estate markets affecting the timing of any proposed sale or financing, including: (i) the increased construction of mini-warehouses from 1984 to 1988, which had increased competition, (ii) the general deterioration of the real estate market (resulting from a variety of factors, including the 1986 changes in tax laws), which had significantly affected property values and decreased real estate sales activities, (iii) the reduced sources of real estate financing (resulting from a variety of factors, including adverse developments in the savings and loan industry) and (iv) the glut in the real estate market caused by overbuilding and sales of properties acquired by financial institutions.

     In view of the events affecting the timing of the sale or financing of the properties of the PSP20 Partnership, PSMI concluded that the limited partners of this partnership, as well as the limited partners of other partnerships sponsored by PSMI, should be provided with a more efficient method of realizing the value of their investment than the secondary market for limited partnership interests and that some of the disadvantages of operating in partnership form should be avoided. Accordingly, in 1990, PSMI commenced planning the reorganization of the PSP20 Partnership and other public limited partnerships sponsored by PSMI into individual corporations taxed as REITs, and, between December 1990 and November 1991, PSMI completed such reorganization of the PSP20 Partnership and 16 other public partnerships.

     The reorganizations were implemented primarily to provide liquidity to investors, to avoid the effects of legislation designed to require limited partnerships to withhold state income taxes from distributions and to simplify partnership administration. The reorganizations were not designed to alter the business of the partnerships, but merely the form in which the partnerships were operated, and were not intended to have any material impact on the timing of the sale or financing of the properties of the PSP20 Partnership.

     In response to changes requested by the unaffiliated dealer manager of the PSP20 Partnership's original offering of limited partnership interests, PSP20 added a provision to its bylaws to the effect that its shareholders be presented with a proposal in 1999 to sell all or substantially all of PSP20's properties, distribute the proceeds from such sale and liquidate PSP20. Later, in settlement of litigation arising from PSP20's reorganization, its bylaw provision was amended to expand the terms of the proposal to include a possible financing of PSP20's properties. IF APPROVED BY PSP20 SHAREHOLDERS, THE MERGER WOULD OBVIATE PSP20'S OBLIGATION TO PRESENT A PROPOSAL TO ITS SHAREHOLDERS FOR THE SALE OF ITS PROPERTIES. IF THE PSP20 SHAREHOLDERS DO NOT APPROVE THE MERGER OF PSP20 OR IF THE MERGER IS NOT OTHERWISE COMPLETED, PSP20 WOULD CONTINUE TO BE OBLIGATED TO PRESENT SUCH A PROPOSAL IN 1999.

     The special committee and the PSP20 Board of Directors believe that the proposed merger is consistent with PSP20's bylaw provision. In the merger, PSP20 would be disposing of its properties to PSI for value, i.e., PSI common stock and cash (if cash elections are made), and the corporate existence of PSP20 would cease. Furthermore, the consideration to be received in the merger is based on the appraised value of PSP20's assets, and PSP20 shareholders have the right, with respect to up to 20% of the outstanding PSP20 Common Stock (less any dissenting shares), to receive cash in the merger. The applicable bylaw provision does not (i) define the terms "sale," "liquidation" or "financing,"
(ii) specify what types of transactions would satisfy the requirement imposed by this bylaw provision or (iii) preclude sales of PSP20's properties to PSI.

     PSI, which was organized in 1980, has from time to time taken actions to increase its asset and capital base and increase diversification. Between September 1994 and June 1997, PSI merged with 17 REITs, which like PSP20 had been organized to succeed to the business of predecessor partnerships sponsored by PSMI and in June 1996 PSI merged with another REIT sponsored by PSMI.

     PSP20 BOARD ACTIONS. The PSP20 Board of Directors consists of B. Wayne Hughes, the chief executive officer of PSI and PSP20, Vern O. Curtis and Jack D. Steele.

     At a meeting on February 27, 1997, which included individuals who are officers of PSP20 and PSI, the PSP20 Board of Directors appointed the special committee, consisting of Vern O. Curtis and Jack D. Steele, both independent directors, to consider and make recommendations to the PSP20 Board of Directors regarding proposed mergers of PSP20 (and four other similar REITs) into PSI. Messrs. Curtis and Steele were the members of the special committee that considered the mergers of 17 other REITs into PSI from September 1994 - June 1997.

     On April 9, 1997, the special committee held a telephonic meeting, which was attended by individuals who are officers of both PSP20 and PSI. The officers reported that the liquidation value per share of PSP20 Common Stock appeared to be lower than the trading price of the PSP20 Common Stock at that time. The special committee concluded that PSP20 should not therefore pursue at that time a merger of PSP20 into PSI based on PSP20's liquidation value per share. At the same meeting the mergers of four other similar REITs into PSI were approved; the per share liquidation values of those REITs were higher than their trading prices.

     At a regularly scheduled November 12, 1997 telephonic meeting of the PSP20 Board of Directors, which was attended by individuals who are officers of both PSP20 and PSI, the officers reported that the liquidation value per share of PSP20 Common Stock now appeared to be higher than the trading price of the PSP20 Common Stock. The PSP20 Board of Directors decided that a possible merger with PSI should be pursued and reappointed the special committee. Following the November 12 board meeting, the special committee held an organizational meeting and approved TNG, on behalf of PSI and PSP20, to appraise PSP20's properties, determined to engage Hogan & Hartson L.L.P. as special counsel to represent and advise the special committee and determined to engage Stanger to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by PSP20 shareholders in the merger. TNG, Hogan & Hartson L.L.P. and Stanger had acted in similar capacities in connection with mergers of other REITs into PSI.

     On February 13, 1998, the special committee held a telephonic meeting, which was attended by representatives of TNG, Stanger and Hogan & Hartson L.L.P. Individuals who are officers of PSP20 and PSI attended a portion of the meeting. First, the officers described the capital structure of PSP20 and the mechanics of arriving at the value per share of PSP20 Common Stock, including the allocation of value between the PSP20 Common Stock and the PSP20 Common Stock Series B and C and the provision giving PSI the right to terminate the merger agreement if the average price of PSI common stock during the measurement period is below $28 per share. Next, the TNG representative described generally the methodology used in appraising PSP20's properties, including a physical inspection of all of its properties and an analysis of other recent transactions, including acquisitions of assembled portfolios by PSI and others, operating information on the properties and market conditions. The Stanger representatives presented Stanger's analysis, which included the following items: (1) they briefly reviewed Stanger's recent experience relating to mini-warehouses; (2) they noted that Stanger had performed a similar analysis in connection with prior mergers of REITs into PSI, including a review of the portfolio appraisal; (3) they noted that Stanger reviewed the appraisal methodologies utilized by TNG; (4) they noted that Stanger reviewed the effective capitalization rates of the portfolio appraisal, which was approximately 9.04% based on net operating income generated for the 12 months ended September 30, 1997 (adjusted for non-recurring expenses and after certain property tax adjustments); (5) they noted that Stanger reviewed the capitalization rates on PSI transactions during the prior 12 months, reviewed capitalization rates currently cited by industry sources for mini-warehouse transactions, and concluded that the capitalization rates used in TNG's appraisal were consistent with transactions in the market; (6) they noted that Stanger reviewed liquidation analyses, including assumptions (liquidation of PSP20's properties on a property-by-property basis) prepared by PSP20 based on certain information provided by TNG and that the projected consideration per share resulting from liquidation under that analysis was less than the consideration offered in the merger; (7) they noted that Stanger reviewed going-concern analyses, based on analyses of five-year and 10-year projections provided by PSP20, under scenarios in which the PSP20 Common Stock would be liquidated into the securities markets or PSP20's properties would be liquidated after 10 years at their residual value (from TNG's appraisal), that Stanger reviewed the FFO multiples used in the various scenarios regarding the sale of the PSP20 Common Stock, and that the estimated value per share on a going-concern basis was lower than the consideration offered in the merger; (8) they noted that Stanger had reviewed the historical market prices of PSP20 Common Stock and compared them with the consideration offered in the merger, and they noted that the consideration offered in the merger, reduced by estimated retained earnings between the date of the TNG appraisal and April 30, 1998, represents an approximately 2.2% premium over the then current price of the PSP20 Common Stock and a 2.2%, 3.5%, 7.2% and 3.6% premium over its average closing price for the prior 20 days, 60 days, 180 days and 360 days, respectively; and (9) they indicated that Stanger was prepared to render its opinion that the consideration to be received in the merger is fair to the public PSP20 shareholders, from a financial point of view. The special committee and Stanger representatives discussed the reduction in distributions to PSP20 shareholders (and in FFO per share) who receive PSI common stock in the merger, the respective market prices of the PSP20 Common Stock and PSI common stock and the timing of the transaction. Following the discussion, the special committee expressed the belief that the merger is fair to, and in the best interests of, public PSP20 shareholders, and determined to recommend to the PSP20 Board of Directors that the merger be approved and to recommend that PSP20 shareholders vote for the merger. Based on the foregoing recommendations of its special committee, which were adopted by the PSP20 Board of Directors, the PSP20 Board of Directors expressed the belief that the merger is fair to, and in the best interests of, public PSP20 shareholders, approved the merger, determined to recommend that PSP20 shareholders vote for the merger and approved the filing with the Commission of preliminary proxy materials. See "- Comparison of Consideration to be Received in the Merger to Other Alternatives" and "Risk Factors - Lower Level of Distributions to PSP20 Shareholders."

     PUBLIC ANNOUNCEMENT OF MERGER AND COMMISSION FILINGS. On February 13, 1998, PSI and PSP20 signed the merger agreement and publicly announced the general terms of the merger. On March 9, 1998, PSP20 filed preliminary proxy materials with the Commission. On April ___, 1998, PSI filed a registration statement, which was declared effective on April ___, 1998.

REASONS FOR THE MERGER

     The reasons for the decision of the special committee and PSP20 Board of Directors to recommend the merger include:

     . PSP20's bylaws includes a provision that PSP20 shareholders be presented with a proposal to sell or finance all of PSP20's properties, distribute the proceeds from such sale and liquidate PSP20. The proposed merger satisfies this obligation. See "- Background."

     . The merger provides PSP20 shareholders with the choice of either (A) converting their investment in PSP20 into an investment in PSI, which generally owns the same type of properties, on a tax-free basis (assuming the merger is a tax-free reorganization and that a PSP20 shareholder receives only PSI common stock in the merger) and which has, and intends to continue, to acquire additional properties or (B) with respect to up to 20% of the outstanding PSP20 Common Stock (less any dissenting shares), receiving in cash the amounts they would receive if PSP20's properties were sold at their appraised values and PSP20 were liquidated (without any reduction for real estate commissions and other sales expenses). See "- Recommendation to PSP20 Shareholders and Fairness Analysis."

     . The special committee and PSP20 Board of Directors believe that the merger is more advantageous to PSP20 shareholders than any of the alternatives. See "- Alternatives to merger" and "- Recommendation to PSP20 shareholders and Fairness Analysis."

     . PSI has agreed to merge with PSP20 at this time, subject to approval by PSP20 shareholders and certain other conditions. See "- The Merger Agreement - Conditions to Consummation of the Merger."

ALTERNATIVES TO THE MERGER

     Prior to concluding that the merger should be proposed to PSP20 shareholders, the PSP20 Board of Directors and its special committee considered several alternatives to the merger. The alternatives considered by the PSP20 Board of Directors and its special committee were liquidation, continuation of operations and amendments to organizational documents. In order to determine whether the merger or one of its alternatives would be more advantageous to PSP20 shareholders, the PSP20 Board of Directors and its special committee compared the potential benefits and detriments of the merger with the potential benefits and detriments of the alternatives.

     LIQUIDATION

          BENEFITS OF LIQUIDATION An alternative to the merger would be to liquidate PSP20's assets, distribute the net liquidation proceeds to the PSP20 shareholders and thereafter dissolve PSP20. Through such liquidation, PSP20 would provide for a final disposition of its shareholders' interests in PSP20. PSP20 shareholders would receive cash liquidation proceeds (as they will as to a portion of their investment if they make cash elections). Liquidating PSP20 would be consistent with its bylaws that provide that PSP20 shareholders be presented with a proposal for the sale of its properties and liquidation in 1999. If PSP20 liquidated its assets through asset sales to unaffiliated third parties, PSP20 shareholders would not need to rely upon a real estate portfolio appraisal of the fair market value of PSP20's real estate assets. Such assets would be valued through arm's length negotiations between PSP20 and prospective purchasers.

          DISADVANTAGES OF LIQUIDATION. Over the last several years, the performance of PSP 20's properties has improved as described under "- Continued Operation of PSP20 - Benefits of Continuation." The PSP20 Board of Directors and its special committee believe that the improvement may continue, making liquidation (other than through the merger) inadvisable at this time. The merger provides PSP20 shareholders with the opportunity either to convert their investment in PSP20 into an investment in PSI, which like PSP20 primarily owns mini-warehouses, on a tax-free basis (to the extent that PSP20 shareholders receive only PSI common stock) or to receive cash based on the appraised value of PSP20's properties as to a portion of their investment. In addition, for many PSP20 shareholders, the proceeds available for reinvestment after liquidation would be reduced as a result of federal and state income taxes (as they would be in the case of cash elections) and real estate commissions and other sales expenses (estimated at $.80 per share of PSP20 Common Stock).

          PSP20 shareholders should recognize that appraisals are opinion as of the date specified and are subject to certain assumptions and may not represent the true worth or realizable value of PSP20's properties. There can be no assurance that if PSP20's properties were sold, they would be sold at the appraised value; the sales price might be higher or lower than the appraised value.

          LIQUIDATION PROCEDURES. As with a merger, a liquidation of PSP20 would require approval by the holders of a majority of the outstanding PSP20 Common Stock. Upon the dissolution of PSP20, its properties would be sold and any funds remaining after payment of debts, and liabilities would be distributed to PSP20 shareholders in respect of their shares. PSI and its affiliates would receive their share of the available funds in the liquidation.

The process for liquidating PSP20's assets would in large measure be within the control of the PSP20 Board of Directors. Liquidation may be accomplished through a series of separate transactions with different purchasers or as a part of a multi-property transaction.

          The PSP20 Board of Directors may engage real estate brokers, investment bankers, financial consultants and others to assist with the disposition of PSP20's assets. These persons may assist with the identification of prospective purchasers, arrangements for asset financing, and structure of the transaction. The PSP20 Board of Directors, as fiduciaries to PSP20 shareholders, remain responsible for determining the terms and conditions of such transactions. One of the more significant considerations for the PSP20 Board of Directors would be the decision whether to insist upon payment in full upon sale of a property or to accept a portion of the sale price at closing and the balance through installment payments. Acceptance of a sale proposal providing for deferred payments would extend the life of PSP20 until its receipt of those amounts and their distribution to its shareholders. Such arrangements would also expose PSP20 to the risk that deferred payments might not be collected in full and that PSP20 might be forced to foreclose on any collateral given to secure payment of the deferred obligations. It is not possible to predict the time period that would be required to liquidate PSP20 because it would depend on market conditions at the time of liquidation.

     CONTINUED OPERATION OF PSP20

          BENEFITS OF CONTINUATION. Another alternative to the merger would be to continue PSP20 in accordance with its existing business plans, with PSP20 remaining as a separate legal entity and with its own assets and liabilities. Nothing requires the liquidation or merger of PSP20 at this time, since PSP20 is operating profitably and does not need to liquidate or reorganize to satisfy debt obligations or other current liabilities or to avert defaults, foreclosures or other adverse business developments.

          There has been improvement in the mini-warehouse markets. As the pace of new mini-warehouse development has slowed from the peak levels of 1984-88, there has been a corresponding improvement in the financial performance of existing properties. This improvement is evidenced by the performance of PSP20's mini-warehouses. For example, from 1995 to 1997, occupancy per square foot remained consistent at an average of 92%. During this same period, realized annual rents per square foot increased from an average of $7.82 to $9.28. Despite recent increases in the development of new mini-warehouses, the PSP20 Board of Directors believes that the financial performance from existing facilities may continue to improve, although not necessarily at the rate of improvement experienced in prior years. Should such improvements continue, the value of PSP20's properties could be expected to increase. See "Description of PSP20's Properties."

          A number of advantages could be expected to arise from the continued operation of PSP20. PSP20 shareholders would continue to receive regular quarterly distributions of net cash flow arising from operations and the sale or refinancing of PSP20's assets. Given the currently improving market conditions for mini-warehouses, the PSP20 Board of Directors and its special committee believe that the level of these distributions to PSP20 shareholders may increase. Continuing PSP20 affords PSP20 shareholders with the opportunity to participate in any future appreciation in PSP20's properties. In addition, the decision to continue PSP20, if elected, would mean that there would be no change in the nature of the investment of PSP20 shareholders. This option avoids whatever disadvantages might be deemed inherent in the merger. See "Risk Factors" for discussion of various risks associated with the merger.

          DISADVANTAGES OF CONTINUATION. The primary disadvantage with continuing PSP20 is the failure of that strategy to secure the benefits that the PSP20 Board of Directors expects to result from the merger. These benefits are highlighted under "- Potential Advantages of the Merger." The merger affords PSP20 shareholders increased liquidity. In addition, because PSP20 is not authorized to issue new securities or to reinvest sale or financing proceeds, PSP20 is less able to take advantage of new real estate investment opportunities. In contrast, PSI has a substantially larger, more diversified, investment portfolio that reduces the risks associated with any particular assets or group of assets and increases PSI's ability to access capital markets for new capital investments.

     AMENDMENT OF BYLAWS

          BENEFITS OF BYLAW AMENDMENT. Another alternative to the merger would be an amendment to PSP20's bylaws to remove the restrictions on investment of cash flow and on the issuance of securities. If approved, such action would provide some of the advantages of the merger. PSP20 could take advantage of new real estate opportunities through the reinvestment of cash flow and the investment of proceeds from the issuance of securities.

          DISADVANTAGES OF BYLAW AMENDMENT. The PSP20 Board of Directors and its special committee believe that such an amendment has disadvantages. It is believed that PSP20 shareholders could better take advantage through PSI than through PSP20 of the current market for REIT securities for the following reasons. First, PSI has a larger capital base. At December 31, 1997, PSP20 had total shareholders' equity of $14,595,000, compared with PSI's total shareholders' equity of $2,849,000,000 (including preferred stock) and $1,927,000,000 (without preferred stock). Second, the market for PSI common stock should be more liquid than the market for PSP20 Common Stock. PSP20 has 860,7334 shares of Common Stock (1,209,025 shares upon conversion of the PSP20 Common Stock Series B and C), traded on the AMEX, and, during the 12 months ended December 31, 1997, the average daily trading volume of the PSP20 Common Stock was 800 shares. In comparison, PSI has approximately 112 million shares of PSI common stock traded on the NYSE (approximately 76 million of which are freely tradeable) and, during the 12 months ended December 31, 1997, the average daily trading volume of PSI common stock was 98,000 shares. Third, PSI has broader geographic diversification than PSP20. PSP20 owns seven properties in five states and PSI owns equity interests (directly, as well as through general and limited partnership interests and stock interests) in 1,136 properties in 38 states. For additional information on the properties owned by PSP20 and PSI, See "-Comparison of PSP20 Common Stock with PSI Common Stock," "Description of PSP20's Properties" and "Description of PSI's Properties."

NO SOLICITATION OF OTHER PROPOSALS

     Neither the PSP20 Board of Directors nor its special committee solicited any other proposals for the acquisition of PSP20 or its properties. The PSP20 Board of Directors agreed to the merger agreement, which includes a provision against soliciting other offers to buy, because they believe that the potential advantages to PSP20 shareholders described under "- Potential Advantages of the Merger" are more likely to be achieved through the merger than in a transaction with another party. In particular, assuming the merger qualifies as a tax-free reorganization, no taxable gain or loss will be recognized by PSP20 shareholders who exchange their PSP20 Common Stock solely for PSI common stock. The required REIT distributions generally will be taxable to PSP20 shareholders as ordinary income to the extent of PSP20's earnings and profits. PSI and Hughes have little tax basis in their common stock of PSP20. For PSP20 shareholders, the proceeds available for reinvestment after liquidation would be reduced as a result of real estate commissions and other sales expenses (estimated at $.80 per share of PSP20 Common Stock). However, other proposals could have been for a higher price. Under California law, most acquisitions of PSP20 or its properties would require approval by PSP20 shareholders. PSI and Hughes in the aggregate own approximately 29.8% of the total combined outstanding shares of PSP20 Common Stock and Common Stock Series B and C.

DETERMINATION OF PAYMENTS TO BE RECEIVED BY PSP20 SHAREHOLDERS IN CONNECTION WITH THE MERGER

     In connection with the merger, PSP20 shareholders will receive a value of $22.57 (less the amount of any required REIT distributions) per share of PSP20 Common Stock in cash, PSI common stock, or a combination of the two, calculated as follows:

     1. The market value (not book value) of PSP20's real estate assets has been determined by TNG, showing such value as of October 1, 1997. In valuing PSP20's real estate assets, TNG considered the applicability of all three commonly recognized approaches to valuation: the cost approach, the income approach and the sales comparison approach. TNG did not consider the cost approach to be applicable to PSP20's properties. TNG reconciled the values indicated from the sales comparison and income approaches to arrive at a final valuation conclusion. TNG gave primary emphasis to the income approach. The resulting effective implied capitalization rate for PSP20's portfolio of real estate assets based on property operations (before non-recurring charges and after certain property tax adjustments) for the 12 months ended October 1, 1997 averaged 9.04%. TNG's valuation is as of October 1, 1997 in the context of the information available on that date. See "- Real Estate Portfolio appraisal by TNG."

     2. PSP20's net asset value has been computed as (a) the market value of PSP20's real estate assets as of October 1, 1997 ($22,200,000) plus (b) the estimated book value of PSP20's non-real estate assets as of April 30, 1998 (a total of $1,618,000) less (c) PSP20's estimated liabilities as of April 30, 1998 (a total of $510,000).

     3. PSP20's net asset value per share of PSP20 Common Stock was calculated at $22.57 by reducing PSP20's net asset value (as computed in 1 and 2 above, $23,308,000) by the amount of PSP20's net asset value allocable to the PSP20 Common Stock Series B and C (estimated at $3,798,000, or $10.90 per share) and the estimated required REIT distributions attributable to the PSP20 Common Stock Series B ($84,000 or $.93 per share) and dividing the result by the number of outstanding shares of PSP20 Common Stock.

     4. Upon completion of the merger, each share of PSP20 Common Stock (other than dissenting shares and shares of PSP20 Common Stock held by PSI) would be converted into the right to receive $22.57 in cash (with respect to up to 20% of the outstanding PSP20 Common Stock, less any dissenting shares), subject to reduction as described below, or that number of shares of PSI common stock determined by dividing $22.57, subject to reduction as described below, by the average of the closing prices on the NYSE of PSI common stock during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of PSP20 shareholders. Additional distributions would be made to PSP20 shareholders to cause PSP20's estimated net asset value allocable to the PSP20 shareholders as of the date of the merger to be substantially equivalent to $22.57 per share. The consideration paid by PSI to PSP20 shareholders in the merger will be reduced by the amount of any required REIT distributions. However, the consideration received by PSP20 shareholders in the merger along with the required REIT distributions (which will be paid in cash) will not be less than $22.57 per share of PSP20 Common Stock.

     Hughes, who owns 5.8% of the total combined outstanding shares of PSP20 Common Stock and PSP20 Common Stock Series B and C, would receive approximately 24,000 shares of PSI common stock in the merger (assuming no required REIT distributions and PSI common stock price of $32 7/16.

     The following tables set forth the calculation of the payments to be paid to PSP20 shareholders:

                            COMPUTATION OF PAYMENTS


    Net book         Appraised      Book value         PSP20's        PSP20's net        PSP20's       PSP20's net      Payments
    value of          market        of PSP20's        net asset       asset value       net asset      asset value     received in
  PSP20's real       value of        other net         value(1)        allocable          value         per share    connection with
     estate           PSP20's        assets(1)                          to PSP20        allocable        of PSP20      Merger per
  portfolio(1)      real estate                                       Common Stock      to PSP20         Common     original $1,000
                    portfolio(2)                                       Series B          Common           Stock      investment in
                                                                       and C(3)          Stock             (1)        the PSP20
                                                                                                                     Partnership(4)
------------------------------------------------------------------------------------------------------------------------------------
$13,947,000         $22,000,000     $1,108,000      $23,308,000       $3,882,000       $19,426,000        $22.57        $1,129
---------------

(1) Estimated as of April 30, 1998. The net asset value per share of PSP20 Common Stock includes the required REIT distributions, estimated at $.93 per share or $800,000 in the aggregate. PSP20 shareholders would receive the required REIT distributions upon any liquidation of PSP20 regardless of the merger.

(2) As of October 1, 1997.

(3) Includes $10.90 per share of PSP20 Common Stock Series B and C plus the estimated required REIT distributions attributable to the PSP20 Common Stock Series B of $.93 per share.

(4) Does not include quarterly cash distributions to PSP20 shareholders or to limited partners of the PSP20 Partnership. PSP20 was organized in August 1991 to succeed to the business of the PSP20 Partnership, which completed its offering of limited partnership interests in 1989. PSP20's capital structure was designed to reflect the economic rights of the limited and general partners in the PSP20 Partnership. The market price of PSI common stock may fluctuate following establishment of the number of shares to be issued to PSP20 shareholders in the merger and prior to issuance and could decrease as a result of increased selling activity following issuance of shares in the merger and other factors.

POTENTIAL BENEFITS OF THE MERGER

     The PSP20 Board of Directors believes that the merger should result in the following benefits to PSP20 shareholders who receive PSI common stock:

     ACQUISITION OF ADDITIONAL PROPERTIES. PSP20's primary business activity is operating the properties originally acquired by its predecessor. PSP20 has not raised additional capital, and its articles of incorporation and bylaws restrict its ability to reinvest cash flow in new properties. PSI, on the other hand, has expanded, and is expected to continue to expand, its asset and capital base. PSI is also permitted to borrow money to fund new acquisitions. Accordingly, PSP20 shareholders who receive PSI common stock in the merger will be investors in an entity that has grown, and is expected to continue to grow, as new investments are made.

     INCREASED LIQUIDITY. PSP20 has 860,734 shares of PSP20 Common Stock traded on the AMEX (1,209,025 shares upon conversion of the PSP20 Common Stock Series B and C into PSP20 Common Stock) and, during the 12 months ended December 31, 1997, the average daily trading volume of PSP20 Common Stock was 800 shares. In comparison, PSI has approximately 112 million shares of PSI common stock traded on the NYSE (approximately 76 million of which are freely tradeable) and, during the 12 months ended December 31, 1997, the average daily trading volume of PSI common stock was 98,000 shares. Accordingly, the investment in PSI of PSP20 shareholders who receive PSI common stock in the merger should have greater liquidity than the current investment of PSP20 shareholders in PSP20.

     POSSIBLE TAX-FREE TREATMENT. The merger is intended to qualify as a tax-free reorganization. Assuming such qualification, no taxable gain or loss will be recognized in connection with the merger by PSP20 shareholders who exchange their common stock solely for PSI common stock. However, the required REIT distributions will be taxable to all PSP20 shareholders as ordinary income. Hughes, who has little tax basis in his PSP20 Common Stock, intends to exchange his PSP20 Common Stock solely for PSI common stock. See "Federal Income Tax Considerations - The Merger."

DETRIMENTS OF THE MERGER

     For a discussion of certain risks and detriments of the merger, see "Risk Factors" beginning on page 16.

RECOMMENDATION TO PSP20 SHAREHOLDERS AND FAIRNESS ANALYSIS

     CONCLUSIONS. Based upon an analysis of the merger, the special committee and the PSP20 Board of Directors have concluded (i) that the terms of the merger are fair to PSP20 shareholders, (ii) after comparing the potential benefits and detriments of the merger with alternatives, that the merger is more advantageous to PSP20 shareholders than such alternatives and (iii) that PSP20 shareholders should vote for the merger.

     Although the PSP20 Board of Directors and its special committee reasonably believe the terms of the merger are fair to PSP20 shareholders and recommend that PSP20 shareholders vote for the merger, an affiliate of PSI is a member of the PSP20 Board of Directors, and PSI has other significant relationships with PSP20 and conflicts of interest with respect to the merger. The merger has been initiated and structured by individuals who are executive officers of PSP20 and who are also affiliated with PSI. The special committee, comprised of independent directors, has reviewed and approved the terms of the merger. See "Summary - Relationships" and "Risk Factors - Conflicts of Interest."

     MATERIAL FACTORS UNDERLYING CONCLUSIONS OF SPECIAL COMMITTEE AND PSP20 BOARD OF DIRECTORS. The following is a discussion of the material factors underlying the conclusions of the special committee and the PSP20 Board of Directors. The PSP20 Board of Directors and its special committee have not quantified the relative importance of these factors.

     1. Bylaw Provision. PSP20's bylaws require a proposal for the sale of its properties in 1999. As discussed under "- Background," the special committee and PSP20 Board of Directors believe that the proposed merger satisfies these requirements and that, as discussed in paragraph 2 below, the form and amount of consideration offered to PSP20 shareholders constitute fair value in respect of their shares of PSP20 Common Stock. The special committee and PSP20 Board of Directors recognize that, if PSP20's properties were liquidated through sales to third parties, the PSP20 shareholders would not need to rely upon a real estate portfolio appraisal to estimate the fair market value of PSP20's real estate assets. Such assets would be valued through arm's length negotiations between PSP20 and the prospective purchasers.

     2. Consideration Offered. The PSP20 Board of Directors and its special committee believe that (i) the proposal that the consideration to be paid to PSP20 shareholders in the merger be based on the value of PSP20's assets is reasonable and consistent with its bylaws, (ii) PSP20's net asset value represents a fair estimate of the value of its assets, net of liabilities, and constitutes a reasonable basis for determining the consideration to be received by PSP20 shareholders, and (iii) the consideration to be received by PSI and Hughes in respect of their interest in PSP20 is fair because it reflects the amount they would receive upon PSP20's liquidation. There was no negotiation regarding the basis for determining the consideration to be paid to PSP20 shareholders in the merger or the consideration to be received by PSI and Hughes in respect of their interest in PSP20. See "- Background."

     3. Choice as to Form of Consideration. The merger provides PSP20 shareholders with the choice of either (A) converting their investment into an investment in PSI, which generally owns the same type of properties as PSP20, on a tax-free basis (assuming the merger is a tax-free reorganization, the PSP20 shareholders receive solely PSI common stock in the merger, and except that the required REIT distributions will be taxable as ordinary income) and which has acquired, and is expected to continue to acquire, additional properties or (B) with respect to up to 20% of the outstanding PSP20 Common Stock (less any dissenting shares), receiving in cash the amounts they would receive if its properties were sold at their appraised values and PSP20 were liquidated (without any reduction for real estate commissions and other sales expenses).

     4. Independent Portfolio Appraisal and Fairness Opinion. The conclusions of the special committee and PSP20 Board of Directors are based partially upon the portfolio appraisal prepared by TNG and Stanger's fairness opinion. The special committee and PSP20 Board of Directors attributed significant weight to these items, which they believe support their position, and do not know of any factors that are reasonably likely to detract from the conclusions in TNG's portfolio appraisals and Stanger's fairness opinion. The special committee and PSP20 Board of Directors believe that the engagement of TNG and Stanger to provide the portfolio appraisals and the fairness opinion, assisted the special committee and PSP20 Board of Directors in the fulfillment of their duties to PSP20 shareholders, notwithstanding that these parties has received fees in connection with their engagements and may receive fees in the future. See "- Real Estate Portfolio appraisal by TNG" and "- Fairness Opinion from Stanger."

     5. Voting Procedures and Dissenters' Rights. The special committee and PSP20 Board of Directors believe that the voting process and the rights of dissenting shareholders of PSP20 support their conclusions as to the merger.
The merger is required to be approved by a majority of the outstanding shares of PSP20 Common Stock and PSP20 Common Stock Series B and C, all voting together as a class, and the PSP20 Common Stock Series B and C will be voted with the holders of a majority of the unaffiliated PSP20 Common Stock of PSP20. PSP20 shareholders will have the right to exercise dissenters' rights, although the special committee and PSP20 Board of Directors recognize that these rights may be exercised by PSP20 shareholders only if demands for payment are filed with respect to 5% or more of the outstanding shares of PSP20 Common Stock.

     6. Comparison of Payments to be Received at the Time of the Merger to Other Alternatives. The payments to be received at the time of the merger of $22.57 per share of PSP20 Common Stock generally compares favorably with (A) the trading price of the PSP20 Common Stock immediately prior to the first announcement of the merger ($21 5/8) and during other periods, (B) a range of estimated going-concern value per share of PSP20 Common Stock ($17.41 to $20.79), (C) an estimated liquidation value per share of PSP20 Common Stock ($21.77) and (D) the book value per share of PSP20 Common Stock as of December 31, 1997 ($12.07). The PSP20 Board of Directors and its special committee recognize that this comparison is subject to significant assumptions, qualifications and limitations. See "- Comparison of Consideration to be Received in the Merger to Other Alternatives."

     7. Lower Level of Distributions to PSP20 Shareholders After the Merger. The level of distributions to PSP20 shareholders who receive PSI common stock in the merger is expected to be lower after the merger. Based on a market price of PSI common stock of $32 7/16 and the current regular quarterly distribution rate for PSI ($.22 per share) and PSP20 ($.28 per share), PSP20 shareholders would receive approximately $.13 (46%) less in regular quarterly distributions per share of PSP20 Common Stock after the merger from PSI than before the merger from PSP20 and approximately $.01 less per share in regular quarterly distributions for each $2 1/4 (7%) increase in the market price of PSI common stock above $32 7/16.

     8. Conflicts of Interest. The merger has been initiated and structured by individuals who are executive officers of PSP20 and who are also affiliated with PSI. Independent representatives were not engaged to negotiate these arrangements on behalf of the public PSP20 shareholders, and the terms of the merger are not the result of arm's length negotiations. Hughes will receive PSI common stock in respect of his ownership of capital stock of PSP20.

     The special committee and PSP20 Board of Directors do not believe that the absence of independent representatives to negotiate the merger undermines the fairness of the merger because the merger has been reviewed and approved by the special committee, comprised of independent directors. Based upon the use of an independent appraisal firm, the Stanger fairness opinion and the participation of the special committee, the PSP20 Board of Directors and its special committee considered that the engagement of such independent representatives was not necessary or cost effective.

COMPARISON OF CONSIDERATION TO BE RECEIVED IN THE MERGER TO OTHER ALTERNATIVES

     GENERAL. To assist PSP20 shareholders in evaluating the merger, the PSP20 Board of Directors and its special committee compared the consideration to be received in the merger, i.e., a value of $22.57 per share of PSP20 Common Stock (less the amount of any required REIT distributions) to: (i) the trading price of the PSP20 Common Stock on the AMEX; (ii) estimates of the value of PSP20 on a liquidation basis assuming that its assets were sold at their appraised fair market value and the net proceeds distributed to the PSP20 shareholders in accordance with their share ownership in PSP20; and (iii) estimates of the value of PSP20 on a going-concern basis assuming that it were to continue as a stand-alone entity and its securities sold at the end of either a five-year or 10-year holding period or its assets sold at the end of a 10-year holding period. Due to the uncertainty in establishing these values, the PSP20 Board of Directors and its special committee have established a range of estimated values for certain of the alternatives, representing a high and low estimated value for the potential consideration. Since the value of the consideration for alternatives to the merger is dependent upon varying market conditions, no assurance can be given that the range of estimated values indicated establishes the highest or lowest possible values. However, the PSP20 Board of Directors and its special committee believe that analyzing the alternatives in terms of ranges of estimated value, based on currently available market data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives.

     The results of these comparative analyses are summarized in the following tables. PSP20 shareholders should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by PSP20. These assumptions relate, among other things, to: projections as to the future income, expenses, cash flow and other significant financial matters of PSP20; the capitalization rates that will be used by prospective buyers when PSP20's assets are liquidated; and, appropriate discount rates to apply to expected cash flows in computing the present value of the cash flows that may be received with respect to shares of PSP20 Common Stock. In addition, these estimates are based upon certain information available to PSP20 at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by them in arriving at the estimates of value would exist at the time of the merger. The assumptions used have been determined by the PSP20 Board of Directors and its special committee in good faith, and, where appropriate, are based upon current and historical information regarding PSP20 and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the PSP20 Board of Directors and its special committee.

     No assurance can be given that such consideration would be realized through any of the designated alternatives, and PSP20 shareholders should carefully consider the following discussions to understand the assumptions, qualifications and limitations inherent in the presented valuations. The estimated values presented in the following table are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These estimated values are based upon certain assumptions that relate, among other things, to (i) the price of PSI common stock as of the date of the merger being the same as during the 20 trading days ending on the fifth trading day prior to the meeting of PSP20 shareholders, (ii) projections as to the future revenues, expenses, cash flow and other significant financial matters of PSP20, (iii) the capitalization rates that will be used by prospective buyers when PSP20's assets are liquidated, (iv) selling costs, (v) appropriate discount rates to apply to expected cash flows in computing the present value of the cash flows and (vi) the manner of sale of PSP20's properties. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for mini-warehouses, the manner in which the properties are sold and changes in availability of capital to finance acquisitions of mini-warehouses.

                        PSP20 COMPARISON OF ALTERNATIVES

------------------------------------------------------------------------------------------------------------------
 Payments in Merger                                   Estimated Going Concern        Estimated Liquidation Value
 per Share of PSP20       Trading Prices of PSP20     Value per Share of PSP20        per Share of PSP20 Common
    Common Stock             Common Stock (2)             Common Stock (3)          Stock at Appraised Value (4)
 -----------------------------------------------------------------------------------------------------------------
        $22.57(1)           $19 5/8   $21 1/4         $17.41          $20.79                   $21.77
------------------------------------------------------------------------------------------------------------------

_______________
(1) Based on PSP20's net asset value consisting of the independently appraised market value of PSP20's real estate portfolio as of October 1, 1997 and estimated book value of its other net assets as of April 30, 1998 and assuming no required REIT distributions. The market price of PSI common stock may fluctuate following establishment of the number of shares to be issued to PSP20 shareholders in the merger and prior to issuance and could decrease as a result of increased selling activity following issuance of the shares in the merger and other factors. See "- Determination of Payments to be Received by PSP20 Shareholders in Connection with the Merger."

(2) High and low sales prices on the AMEX composite tape for the fourth quarter of 1997, the last full calendar quarter prior to the announcement of the merger. On February 12, 1998, the closing price of PSP20 Common Stock was $21 5/8.

(3) High and low of three methods of estimating going-concern value. Based upon a number of assumptions regarding the future net operating income and distributions of PSP20 and the date of their liquidation. See "- Going-Concern Value."

(4) Based upon TNG's real estate appraisal, less estimated expenses of liquidation. See "- Liquidation Values."

     TRADING PRICES OF PSP20 COMMON STOCK. The PSP20 Board of Directors and its special committee also considered that the trading price for PSP20 Common Stock averaged $21.63, $21.35, $20.61 and $21.32 for the 20-day, 60-day, 180-day and
360-day periods preceding the announcement of the proposed merger and that the closing price for PSP20 Common Stock on the last trading day prior to the first announcement of the proposed merger was $21 5/8. The PSP20 Board of Directors also considered that the consideration offered in the merger adjusted for interim earnings of approximately $.48 per share (which amount represents increases in current net assets projected to be generated and retained between the date of the appraisal and April 30, 1998) represents a premium of 2.2%, 3.5%, 7.2%, 3.6% and 2.2% over the 20-day, 60-day, 180-day and 360-day average closing prices and the closing price on the last trading day prior to the announcement of the proposed merger.

     GOING-CONCERN VALUE. The PSP20 Board of Directors and its special committee have estimated the going-concern value of PSP20 by analyzing projected cash flows and distributions assuming that PSP20 was operated as an independent stand-alone entity and its securities or assets sold at the end of the holding period under three scenarios: Scenario #1 - a five-year holding period, with shares of PSP20 liquidated in securities markets at an FFO multiple ranging from
8.5 to 10.5; Scenario #2 - a 10-year holding period, with shares of PSP20 liquidated in securities markets at an FFO multiple ranging from 8.5 to 10.5; and Scenario #3 - a 10-year holding period with the property portfolios of PSP20 liquidated in private real estate markets at the terminal value projected by the appraiser in the portfolio appraisals and the net proceeds resulting from the liquidation of the properties and other remaining assets of PSP20 paid out to the PSP20 shareholders in liquidation distributions. Dividends and sale proceeds per share of PSP20 Common Stock were discounted in the projections at rates ranging from 12.00% to 13.00%.

     Scenario #3 of the going-concern analysis assumes PSP20's properties are sold in a single transaction after a 10-year holding period. Should the assets be liquidated over time, even at prices equal to those projected, distributions to PSP20 shareholders out of PSP20's cash flow from operations might be reduced because relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales are assumed to occur concurrently.

     The estimated value of PSP20 on a going-concern basis is not intended to reflect the distributions payable to PSP20 shareholders if its assets were to be sold at their current fair market value.

     LIQUIDATION VALUES. Since one of the alternatives available to the PSP20 Board of Directors is to proceed with a liquidation of PSP20, and the corresponding distribution of the net liquidation proceeds to the PSP20 shareholders, the PSP20 Board of Directors and its special committee have estimated the liquidation value of PSP20 assuming that its real estate portfolio were sold at its fair market value, based upon the TNG real estate portfolio appraisal. This alternative assumes non-real estate assets are sold at their market value with respect to marketable securities and book value for other assets (such assets, excluding cash, representing less than 2% of the value of PSP20), PSP20 incurs selling costs at the time of liquidation (state and local transfer taxes, real estate commissions and legal and other closing costs) of $968,000, and the remaining net liquidation proceeds are distributed among the PSP20 shareholders under the terms of its articles of incorporation, according priority to the holders of PSP20 Common Stock.

     The liquidation analysis assumes that PSP20's properties are sold in a single transaction at their appraised value. Should the assets be liquidated over time, even at prices equal to those projected, distributions to PSP20 shareholders from cash flow from operations might be reduced because PSP20's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the properties in PSP20's portfolio are assumed to occur concurrently.

     Applying these procedures, the PSP20 Board of Directors and its special committee arrived at the liquidation value set forth in the table. The real estate portfolio appraisal sets forth, subject to the specified assumptions, limitations and qualifications, TNG's professional opinion as to the market value of PSP20's real estate portfolio as of October 1, 1997. While the portfolio appraisal is not necessarily indicative of the price at which the assets would sell, market value generally seeks to estimate the price at which real estate assets would sell if disposed of in an arm's length transaction between a willing buyer and a willing seller, each having access to relevant information regarding the historical revenues and expenses of the properties. The real estate portfolio appraisal assumes that PSP20's properties are disposed of in an orderly manner and are not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value. See "- Real Estate appraisal by TNG."

     DISTRIBUTION COMPARISON. The PSP20 Board of Directors and its special committee have considered the potential impact of the merger upon distributions that would be made to PSP20 shareholders who exchange their PSP20 Common Stock for PSI common stock. Based on a market price of PSI common stock of $32 7/16 and the current regular quarterly distribution rate for PSI ($.22 per share) and PSP20 ($.28 per share), PSP20 shareholders would receive approximately $.13 (46%) less in regular quarterly distributions per share of PSP20 Common Stock after the merger from PSI than before the merger from PSP20 and approximately $.01 less per share in regular quarterly distributions for each $2 1/4 (7%) increase in the market price of PSI common stock above $32 7/16. These estimates are based upon the actual distributions made by PSI and PSP20 (not upon the amounts that might have been distributed by them based upon their cash flow from operations).

     In evaluating this estimate, PSP20 shareholders should bear in mind that a number of factors affect the level of distributions. These factors include the distributable income generated by operations, the principal and interest payments on debt, if any, capital expenditure levels (in excess of normal expenditures for ongoing maintenance and repairs), and the corporate policy with respect to cash distributions. A comparison of the current distribution levels of PSI with those of PSP20 does not show how the merger might affect a PSP20 shareholder's distribution level over a number of years.

REAL ESTATE PORTFOLIO APPRAISAL BY TNG

     TNG was engaged by PSI and PSP20 to appraise PSP20's real estate portfolios and has delivered a written report of its analysis, based upon the review, analysis, scope and limitations described therein, as to the fair market value of PSP20's portfolio of properties as of October 1, 1997. PSI and PSP20 selected TNG to provide the appraisal because of its experience and reputation in connection with appraising mini-warehouses and its appraisal of the properties of other REITs in connection with their mergers with PSI. The consideration to be paid by PSI to PSP20 shareholders in the merger is based on the appraisal. The appraisal, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth as Appendix B and should be read in its entirety.
Certain of the material assumptions, qualifications and limitations to the appraisal are described below.

     EXPERIENCE OF TNG. TNG was formed by Lawrence R. Nicholson, MAI to succeed to the business of Nicholson-Douglas Realty Consultants, which was founded by Mr. Nicholson in 1993. Mr. Nicholson has specialized in the appraisal of mini-warehouses and other commercial properties since 1980. TNG has conducted real estate appraisals on a variety of property types and uses throughout the United States for owners, banks and thrift organizations, insurance companies and other financial institutions. During 1996, TNG appraised over 350 properties.

     SUMMARY OF METHODOLOGY. At the request of PSI and PSP20, TNG evaluated PSP20's real estate portfolio. In valuing the properties, TNG considered the applicability of all three commonly recognized approaches to value: the cost approach, the income approach and the sales comparison approach. The type and age of a property, market conditions and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. TNG did not consider the cost approach to be applicable to PSP20's properties.

     The income approach estimates a property's capacity to produce income through an analysis of the rental market, operating expenses and net income. Net income may then be processed into a value estimate through either (or a combination) of two methods: direct capitalization or yield capitalization, i.e., a discounted cash flow analysis.

     The sales comparison approach is based upon the principle of substitution, i.e., that an informed purchaser would pay no more for a property than the cost of acquiring an existing property with the same utility. The sales comparison approach establishes what typical investors in the marketplace are willing to pay for comparable properties.

     The cost approach is based on the estimated market value of the site as if vacant plus the depreciated replacement cost of the existing improvements. The cost approach was not considered appropriate in the case of PSP20 since (a) today's investors do not rely upon the cost approach in making investment decisions, and (b) the necessity of estimating total accrued depreciation in buildings of the type and age of PSP20's properties diminishes the validity of this approach.

     While the appraisal was prepared for PSP20's entire portfolio, TNG analyzed the individual properties by (a) reviewing each property's previous three years' operating statements, (b) reviewing information submitted to TNG by on-site managers which included competitive rental and occupancy surveys, subject facility descriptions, area trends and other factors, which were verified by TNG through physical inspections, telephone calls and other sources; and (c) developing information from a variety of sources about market conditions for each individual property that included population, employment and housing trends within the market.

     To determine any significant differences in quality among the various properties, TNG considered such variables as property income growth patterns and potential, quality of location and construction, tenant appeal, property appearance, security and potential competition.

     TNG also interviewed management personnel responsible for PSP20's properties to discuss competitive conditions, area economic trends affecting the properties, historical operating revenues and expenses, lease terms and occupancy rates in competitive facilities. These interviews included ascertaining information on items of deferred maintenance, planned capital improvements and other factors affecting the physical condition of the properties. Representatives of TNG performed site inspections on all of PSP20's properties between October 15, 1997 and October 21, 1997.

     TNG then estimated the value of each property in the portfolio relying heavily upon the income approach. Indicated values were developed using a yield capitalization technique applying overall capitalization rates derived directly from the marketplace. To define the occupancy and rental rates and expense escalators to be used in developing cash flow projections, TNG reviewed the acquisition criteria and projection parameters in use in the marketplace by major mini-warehouse investors, owners and operators, appraisers and financing sources. In addition, TNG reviewed other published information concerning acquisition criteria in use by property investors through the second quarter of 1997. Further, TNG interviewed various sources in local markets to identify sales of mini-warehouses and business parks within the past 24 months in order to derive certain valuation indicators. Sources for data concerning such transactions included local appraisers, property owners, real estate brokers, and others. TNG also reviewed information compiled by management identifying sales and acquisitions of mini-warehouses.

     In applying a discounted cash flow analysis, projections of cash flow from each property (assuming no indebtedness) were developed for a 10-year period ending in the year 2007 with a terminal residual value computed at the end of year 10. The first year's scheduled gross income was estimated taking into consideration each property's current rent structure and the rental rates of competitive facilities. Also included in the income estimate were trends in ancillary income from late fees and rental concessions. TNG then made an analysis of each subject's occupancy history, took into consideration the occupancy level of competitive facilities and estimated a stabilized occupancy level for each property in the portfolio.

     Estimated expenses were based upon each property's actual operating history. The projected expenses were tested for reasonableness based upon a comparison of the operating expense ratios to market norms. Expenses were deducted from effective gross income to derive a net operating income for each property. Consideration was given to and adjustment made to reflect capital expenditures and replacement reserves. Income and expense growth rates were based on projection parameters currently being used by property investors as well as upon local, regional and historical trends.

     TNG used a 3.5% growth rate for income and expenses. TNG then used terminal capitalization rates of 10% to capitalize each property's 11th year net income into a residual value at the end of a 10-year holding period, assuming normal cost of disposing of the properties. The 10 yearly cash flows were then discounted to present worth using discount rates of 12.50% based upon local market and property conditions. In addition, TNG valued each property using the direct capitalization method by applying capitalization rates between 9.4% and 9.8% to projected cash flows for the next 12 months.

     The indicated value based upon the discounted cash flow approach is $21,900,000 for PSP20's portfolio of properties. The indicated value based upon the direct capitalization approach is $22,500,000.

     In applying the sales comparison approach to PSP20's properties, TNG analyzed over 200 mini-warehouse properties that were sold during 1996 and 1997. Using a regression analysis, a statistically significant correlation was derived between the comparable property's net income and its sales price per square foot.

     In addition, TNG reviewed capitalization rates and purchase prices paid in recent and pending transactions of properties similar to PSP20's portfolio involving both PSI and others and reconciled the purchase prices with the values of PSP20's portfolio of properties.

     CONCLUSIONS AS TO VALUE. TNG reconciled the values indicated from the direct sales comparison and income approaches to arrive at a final valuation conclusion. TNG gave primary emphasis to the income approach, an emphasis deemed appropriate based on acquisition criteria currently employed in the mini-warehouse market.

     Based on the valuation methodology described above, TNG assigned a market value to PSP20's portfolio of real property assets as of October 1, 1997 of $22,200,000. The resulting effective implied capitalization rate for the portfolio based on reported property operations (before non-recurring expenses and after certain property tax adjustments) during the 12 months ended September 30, 1997 averaged 9.04%.

     ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS OF THE APPRAISAL. The appraisal reflects TNG's valuation of PSP20's real estate portfolio as of October 1, 1997 in the context of the information available on such date.
Events occurring after October 1, 1997 and before the closing of the merger could affect the properties or assumptions used in preparing the appraisal. TNG has no obligation to update the appraisal on the basis of subsequent events; however, TNG has informed PSI and PSP20 that, as of the date of this proxy statement, TNG is not aware of any event or change in conditions since October 1, 1997 that may have caused a material change in the value of PSP20's portfolios of real estate since that date.

     The appraisal is subject to certain general and specific assumptions and limiting conditions and is in conformity with the Departure Provision of Uniform Standards of Professional appraisal Practice. Among other limitations, the appraisal (i) did not consider the effect of easements, restrictions and other similar items on the value of PSP20's properties, (ii) assumed that the properties comply with local building codes and zoning ordinances, (iii) assumed that there are no new or planned facilities except as noted in the appraisal and
(iv) did not involve the physical inspections of competing properties. See Appendix B for a discussion of the specific assumptions, limitations and qualifications of the appraisal.

     COMPENSATION AND MATERIAL RELATIONSHIPS. TNG is being paid an aggregate fee of $23,100 for preparation of the appraisal, which fee includes reimbursement for all of TNG's related out-of-pocket expenses. TNG is also entitled to indemnification against certain liabilities. The fee was negotiated with TNG and payment is not dependent upon completion of the merger. As a leading appraiser of mini-warehouses, TNG, and its predecessor, have prepared appraisals for PSI and its affiliates, including appraisals of the properties of prior REITs in connection with their mergers with PSI, and TNG is expected to continue to prepare appraisals for PSI.

FAIRNESS OPINION FROM STANGER

     Stanger was engaged by PSP20 through its special committee to deliver a written summary of its determination as to the fairness of the consideration to be received in the merger, from a financial point of view, to the public PSP20 shareholders. The full text of the opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on the review and opinion, is set forth in Appendix C to this proxy statement and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the fairness opinion are set forth below. The summary set forth below does not purport to be a complete description of the analyses used by Stanger in rendering the fairness opinion. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

     Except for certain assumptions, described more fully below, which PSP20 advised Stanger that it would be reasonable to make, PSP20 imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in rendering the fairness opinion. PSP20 has agreed to indemnify Stanger against certain liabilities arising out of its engagement to prepare and deliver the fairness opinion.

     EXPERIENCE OF STANGER. Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients throughout the United States, including major NYSE firms and insurance companies and over 70 companies engaged in the management and operation of partnerships and REITs.
The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, oil and gas reserves, real estate, cable television systems and equipment leasing assets.

     SUMMARY OF MATERIALS CONSIDERED. In the course of Stanger's analysis to render its opinion regarding the merger, Stanger: (i) reviewed this proxy statement; (ii) reviewed the annual reports on Form 10-K of PSI and PSP20 for the three fiscal years ending December 31, 1995, 1996 and 1997; (iii) reviewed the appraisal prepared by TNG and discussed with PSP20's management and TNG the methodologies and procedures employed in preparing the appraisal; (iv) reviewed information regarding purchases and sales of self-storage properties by PSI or any affiliated entities over the past two years, and other information available relating to acquisition criteria for self-storage properties; (v) reviewed estimates prepared by PSP20, and based in part on the appraisal, of the current net liquidation value per common share of PSP20's assets and projections of cash flow from operations, dividend distributions and going-concern values for PSP20, and the calculation of the allocation of such values between the holders of PSP20 Common Stock and the holders of PSP20 Common Stock Series B and C; (vi) discussed with certain members of management of PSI and PSP20 conditions in self-storage property markets, conditions in the market for sales/acquisitions of properties similar to those owned by PSP20, current and expected operations and performance, and the financial condition and future prospects of PSI and PSP20; (vii) reviewed historical market prices, trading volume and dividends for PSI common stock and PSP20 Common Stock; and (viii) conducted other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

     SUMMARY OF ANALYSIS. The following is a summary of certain financial and comparative analyses reviewed by Stanger in connection with and in support of its fairness opinion. The summary of the opinion and analysis of Stanger set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

     Review of Appraisal. In preparing its opinion, Stanger relied upon the appraisal of PSP20's portfolio of properties which was prepared as of October 1, 1997 by TNG, an independent appraiser. Stanger reviewed the appraisal rendered by TNG, reviewed a sample of supporting documentation for the appraisal and discussed with TNG its experience and qualifications and the appraisal methodologies utilized.

     Stanger observed that the appraisal was certified by a Member of the appraisal Institute and was conducted utilizing the income approach to valuation, applying the discounted cash flow method to establish a value for each individual property, and the sales comparison approach.

     Stanger observed that the effective capitalization rate utilized in the appraisal was approximately 9.04%, based on net operating income (before non-recurring expenses and after certain property tax adjustments) generated for the 12 months ended September 30, 1997. Lower capitalization rates generally reflect higher sales prices for income-producing properties.

     Review of Liquidation Analysis. Stanger reviewed an analysis prepared by PSP20's management of the estimated value of PSP20 based upon liquidation of its portfolio on a property-by-property basis utilizing estimates prepared by PSP20 and information provided by TNG.

     The property-by-property liquidation analysis assumed each property could be sold within an estimated marketing period of six months at the appraised value as reported in the appraisal, to an independent third-party buyer. Costs of such property sales by PSP20 to independent third-parties were estimated by PSP20 to total approximately $968,000 and were comprised of estimates of $80,000 in state and local transfer taxes, $666,000 in commissions and $222,000 in legal and other closing costs. Such amounts were based on prevailing transfer tax rates in the locale of each property and on estimates of PSP20 based on knowledge of real estate transactions. Stanger observed that the estimated net proceeds from such liquidation, assuming no required REIT distributions

(prior to the date of liquidation) and the associated dissolution of PSP20 and distribution of all remaining assets was $21.77 per share of PSP20 Common Stock, versus the consideration offered in the merger of $22.57 cash per share of PSP20 Common Stock, or the equivalent of $22.57 of PSI common stock per share of PSP20 Common Stock, based on the average closing price of PSI common stock on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of PSP20 shareholders.

     Stanger also reviewed information on recent multi-property purchases and sales of self-storage properties transacted by PSI, PSMI or affiliates during 1993 through March 1997. Stanger observed that PSI, PSMI or affiliated entities have completed 11 bulk purchases of property portfolios during the period reviewed, excluding the properties associated with the mergers of 17 prior REITs with PSI. These transactions involved affiliated and unaffiliated entities with an interest in 106 properties with an aggregate acquisition cost of approximately $250 million. Capitalization rates ranged from 9.1% to 10.7%, averaging 9.7%, for bulk transactions during the entire period reviewed and ranged from 9.1% to 9.8%, averaging 9.3%, for bulk transactions during the preceding 15 months.

     Review of Going-Concern Analysis. Stanger reviewed financial analyses and projections prepared by PSP20's management concerning estimated cash flows and dividend distributions from PSP20's continued operation as an independent stand-alone entity and estimated sales proceeds from the liquidation of PSP20's shares or its portfolio of properties. The analyses incorporated estimates of revenues and operating expenses for the properties, capital expenditures, entity-level general and administrative costs, and cash flow distributions and proceeds from sale of either PSP20's securities or its properties during projection periods of up to 10 years. The analyses and projections assumed, among other things, that
(i) net operating income for PSP20 would grow at a compound annual rate of approximately 3.6% over the 10-year projection period; (ii) general and administrative expenses would increase at an average rate of 3.0% per annum over the projection period; and (iii) in the scenario involving sale of the properties in private real estate markets (as described below), such sales would occur at the terminal value projected by the appraiser in the appraisal.

     The projections evaluated PSP20's going-concern value under three scenarios: Scenario #1 - a five-year holding period, with shares of PSP20 Common Stock liquidated in securities markets at an FFO multiple ranging from 8.5 to 10.5; Scenario #2 - a 10-year holding period, with shares of PSP20 Common Stock liquidated in securities markets at an FFO multiple ranging from 8.5 to 10.5; and Scenario #3 - a 10-year holding period with PSP20's property portfolio liquidated in private real estate markets at the terminal value projected in the appraisal and the net proceeds resulting from the liquidation of the properties and other remaining assets of PSP20 paid out to shareholders in liquidating distributions. Dividends and sale proceeds per share of PSP20 Common Stock were discounted in the projections at rates ranging from 12.0% to 13.0%.

     Stanger observed that the FFO multiples utilized by management in the projections were consistent with historical FFO multiples among publicly traded REITs investing in self-storage facilities and with market capitalization and leverage levels reasonably comparable to those of PSP20. This group of publicly traded REITs are or were all affiliated with PSI. Stanger further observed that the discount rates applied to dividends and sale proceeds were consistent with the historic rates of return produced by equity REITs.

     Stanger further observed that the estimated values per share of PSP20 Common Stock on a going-concern basis resulting from the above analysis were as follows for each scenario: Scenario #1 - $17.41 to $20.29; Scenario #2 - $18.22 to $20.79; Scenario #3 - $19.58 to $20.76, compared with the consideration offered in the merger of $22.57 per share of PSP20 Common Stock.

     The estimated values assigned to the alternative forms of consideration are based on a variety of assumptions that have been made by PSP20. While PSP20 has advised Stanger that it believes that it has a reasonable basis for these assumptions, these assumptions may not reflect PSP20's actual experience and such differences could be material. See "- Comparison of Consideration to be Received in the Merger to Other Alternatives."

     Review of Market Value. Stanger reviewed historical market prices, trading volume and dividend distributions for PSP20 Common Stock. In the course of this review, Stanger compared the historical market prices of PSP20 Common Stock with amounts to be received at the time of the merger. Stanger observed that the trading price for PSP20 Common Stock averaged $21.63, $21.35, $20.61 and $21.32 for the respective 20-day, 60-day, 180-day, and 360-
day periods preceding the announcement of the proposed merger and that the closing price for PSP20 Common Stock on the last trading day prior to the first announcement of the proposed merger was $21 5/8. Stanger further observed that the consideration offered in the merger, reduced by $578,000, or approximately $.48 per share (which amount represents increases in current net assets projected by management to be generated and retained between the date of the appraisal and April 30, 1998) represents a premium of 2.2%, 3.5%, 7.2%, 3.6% and 2.2% over the 20-day, 60-day, 180-day, 360-day average closing prices and the closing price on the last trading day prior to the announcement of the proposed merger.

     In addition, Stanger observed that the consideration per share of PSP20 Common Stock offered in the merger in the form of shares of PSI common stock will reflect values established in public securities trading markets equivalent to the cash offer per share of PSP20 Common Stock. Such value will be based on the average closing prices on the NYSE of PSI common stock during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of PSP20 shareholders.

     Distribution/FFO Analysis. Stanger reviewed distributions per share and FFO per share for PSP20 shareholders on an equivalent per share basis. Stanger noted that based on a closing price of $32 7/16 for PSI common stock and the resulting exchange ratio of PSP20 Common Stock for PSI common stock and based on operating results for PSI, regular quarterly distributions per share would decrease by approximately $.13 (46%) for PSP20 shareholders receiving PSI common stock.

     Stanger observed that, at the closing price of $32 7/16 for PSI common stock and based on operating results for PSI, FFO per share on a quarterly fully-diluted basis on an equivalent per share basis earned by PSP20 shareholders would decrease by $.07 (17%).

     CONCLUSIONS. Based on the foregoing, Stanger concluded that, based upon its analysis and assumptions, and as of the date of the fairness opinion, the consideration to be received in the merger is fair to the public PSP20 shareholders, from a financial point of view.

     ASSUMPTIONS. In evaluating the merger, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the proxy statement or that was furnished or otherwise communicated to Stanger. Stanger did not perform an independent appraisal of the assets and liabilities of PSI and PSP20 and relied upon and assumed the accuracy of the appraisal. Stanger also relied on the assurances of PSI and PSP20 that any projections, budgets, or value estimates contained in the proxy statement or otherwise provided to Stanger, were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that PSP20's net asset value has been allocated between the holders of the PSP20 Common Stock and the holders of the PSP20 Common Stock Series B and C in the same manner it would be allocated upon PSP20's liquidation; that no material changes have occurred in the appraised value of the portfolio or the information reviewed between the date of the appraisal or the date of the other information provided and the date of the opinion; and that PSI and PSP20 are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

     In connection with preparing the fairness opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Appendix
C. Stanger does not intend to deliver any additional written summary of the analysis.

     COMPENSATION AND MATERIAL RELATIONSHIPS. For preparing the fairness opinion and related services in connection with the merger, Stanger is being paid a fee of $60,000. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, up to a maximum of $9,000 and will be indemnified against certain liabilities, including certain liabilities under the federal securities laws. The fee was negotiated with Stanger. Payment of the fee to Stanger is not dependent upon completion of the merger. During the past three years (1994 to present), Stanger has rendered consulting and related services and provided products to PSI and to PSMI and its affiliates, including fairness opinion to the public shareholders of 17 REITs in connection with their mergers with PSI, and may be engaged in the future. Stanger has received compensation aggregating approximately $890,000 in connection with these services and products since 1995 (exclusive of amounts received in connection with the merger).

     LIMITATIONS AND QUALIFICATIONS. Stanger was not requested to, and therefore did not: (i) select the method of determining the consideration offered in the merger; (ii) make any recommendation to the PSP20 shareholders with respect to whether to approve or reject the merger or whether to select the cash or PSP20 common stock option in the merger; or (iii) express any opinion as to the business decision to effect the merger, alternatives to the merger or tax factors resulting from the merger, the PSMI merger or relating to PSI's continued qualification as a REIT. Stanger's opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.

     Among the factors considered in the selection of Stanger were Stanger's experience in connection with the mergers of 17 other REITs with PSI, its expertise in real estate transactions and the fee quoted by Stanger. No party other than Stanger was contacted to render an opinion as to the fairness of the merger to PSP20 shareholders, and PSP20 has neither requested nor received any views, preliminary or otherwise, from any party other than Stanger regarding the fairness of the merger to the PSP20 shareholders.

THE MERGER AGREEMENT

     If the merger is approved by the PSP20 shareholders and the other applicable conditions to the merger are satisfied or waived, the merger will be consummated pursuant to the merger agreement which is set forth in Appendix A to, and is incorporated by reference into, this proxy statement. As a result of the merger, all of the assets now held by PSP20 will be held by PSI upon completion of the merger. The merger agreement contains representations and warranties of PSI and PSP20 and certain other provisions relating to the merger. The representations and warranties are extinguished by, and do not survive, the merger.

     CONDITIONS TO CONSUMMATION OF THE MERGER. Consummation of the merger is contingent upon standard conditions, including the following: (i) the Registration Statement shall have been declared effective by the Commission and PSI shall have received all other authorizations necessary to issue PSI common stock in exchange for PSP20 Common Stock and to consummate the merger; (ii) the merger agreement and the merger shall have been approved and adopted by the requisite vote of the PSP20 shareholders; (iii) receipt by PSP20 of a legal opinion of Hogan & Hartson L.L.P. that the merger will qualify as a reorganization under Section 368(a) of the Code (which opinion has been received and is described under "Federal Income Tax Considerations"); (iv) the shares of PSI common stock issued to PSP20 shareholders shall be listed on the NYSE; (v) the PSP20 Board of Directors shall have received a fairness opinion from Stanger (which opinion has been received); (vi) the Board of Directors of PSI shall have approved the merger (which approval has been obtained); (vii) in the case of PSI, the average of the per share closing prices on the NYSE of the PSI common stock during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of PSP20 shareholders is not less than $28; and (viii) demands for payment by holders of dissenting shares are filed with respect to less than 5% of the outstanding shares of PSP20 Common Stock. The obligation of PSI to effect the merger is also subject to PSI, in its sole discretion, being satisfied as to title to, and the results of an environmental audit of, each property of PSP20. Any of these conditions (other than the conditions of approval by the PSP20 shareholders) may be waived by the board of directors of the corporation benefiting from such condition.

     AMENDMENT OR TERMINATION. The merger agreement provides for amendment or modification thereof with respect to the merger by written agreement authorized by the boards of directors of PSI and PSP20, either before or after shareholder approval, provided that any such amendment or modification made after shareholder approval does not change any of the principal terms of the merger or the merger agreement. The merger may be abandoned at any time before or after shareholder approval by mutual written consent and may be abandoned by the action of the board of directors of either party if, among other things, the closing of the merger has not occurred on or before December 31, 1998.

     CONSUMMATION. It is contemplated that the merger will be consummated by filing the Agreements of Merger (attached as Exhibit A to the merger agreement) with the California Secretary of State as soon as practicable after its approval by the PSP20 shareholders and the satisfaction or waiver of various conditions contained in the merger agreement. It is currently contemplated that the merger will be consummated during the first quarter of 1998.

     EXCHANGE OF CERTIFICATES. After the merger, holders of certificates that evidenced outstanding shares of PSP20 Common Stock that were converted into shares of PSI common stock, upon surrender of the certificates to the exchange agent, BankBoston N.A., shall be entitled to receive certificates representing the number of whole shares of PSI common stock into which the shares of PSP20 Common Stock shall have been converted and cash payment in lieu of fractional share interests, if applicable. As soon as practicable after the merger, the exchange agent will send a notice and a transmittal form to each holder of record whose PSP20 Common Stock shall have been converted into shares of PSI common stock, advising of the effectiveness of the merger and the procedure for surrendering to the exchange agent certificates evidencing PSP20 Common Stock in exchange for certificates evidencing PSI common stock. HOLDERS OF PSP20 COMMON STOCK WHO INTEND TO RECEIVE PSI COMMON STOCK IN THE MERGER SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT WHICH WILL BE MAILED AFTER CONSUMMATION OF THE MERGER.

     Until surrendered, each outstanding certificate which represents shares of PSP20 Common Stock that were converted into shares of PSI common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares of PSI common stock into which the PSP20 Common Stock evidenced thereby were converted. However, until the certificates formerly evidencing PSP20 Common Stock are surrendered, no dividend payable to holders of record of the PSI common stock shall be paid to the holders of such certificates, but upon surrender of the certificates by the holders they will be entitled to receive the dividends (without interest) previously paid with respect to such PSI common stock as of any record date on or subsequent to the effectiveness of the merger. After the merger, there will be no further registration of transfers of PSP20 Common Stock on PSP20's records and, if certificates formerly evidencing such shares are presented, they will be cancelled and exchanged for certificates evidencing PSI common stock.

     FRACTIONAL SHARES. No fractional shares of PSI common stock will be issued in the merger. In lieu of any fractional share interests, each holder of PSP20 Common Stock who would otherwise be entitled to a fractional share of PSI common stock will, upon surrender of the certificate representing PSI common stock, receive a whole share of PSI common stock if such fractional share to which such holder would otherwise have been entitled is .5 of a share or more, and such fractional share shall be disregarded if it represents less than .5 of a share; provided that such fractional share shall not be disregarded if it represents .5 of 1% or more of the total number of shares of PSI common stock such holder is entitled to receive in the merger. In such event, the holder will be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (i) the per share closing price on the NYSE of the PSI common stock at the time of effectiveness of the merger by (ii) the fractional interest.

     RESTRICTIONS ON OTHER ACQUISITIONS. PSP20 has agreed not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or similar transaction involving them, or any purchase of all or any significant portion of its assets, or any equity interest in it, other than the transactions contemplated by the merger agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have discussions with, any person relating to such a proposal, provided that the PSP20 Board of Directors may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives with persons who have sought the same if the failure to provide such information or participation in the negotiations and discussions might cause the members of the PSP20 Board of Director to breach their fiduciary duty to PSP20 shareholders under applicable law as advised by counsel. PSP20 has agreed to notify PSI immediately if inquiries or proposals are received by, any such information is requested from, or negotiations or discussions are sought to be initiated or continued with them, and to keep PSI informed of the status and terms of any such proposals and any such negotiations or discussions.

     DISTRIBUTIONS. Pending the merger, PSP20 is precluded from declaring or paying any dividend on its capital stock or making any other distribution to its shareholders other than (i) regular dividends at a quarterly rate not in excess of $.28 per share; (ii) distributions to PSP20 shareholders immediately prior to the effectiveness of the merger equal to the amount by which PSP20's estimated net asset value allocable to its shareholders as of the date of the merger exceeds $22.57 per share in the case of the PSP20 Common Stock and $10.90 per share in the case of the PSP20 Common Stock Series B and C; and (iii) required REIT distributions. See "- Determination of Payments to be Received by PSP20 shareholders in Connection with the Merger."

CASH ELECTION PROCEDURE

     Each holder of record of PSP20 Common Stock may make a cash election to have its shares of PSP20 Common Stock converted into the right to receive cash in the merger. If the aggregate number of shares of PSP20 Common Stock as to which cash elections are made, together with dissenting shares (see "dissenting shareholders' Rights of appraisal"), is 20% or less than the number of shares of PSP20 Common Stock outstanding as of the record date for the meeting of PSP20 shareholders, all such shares as to which cash elections are made shall be converted into the right to receive cash in the merger. If the aggregate number of such shares (together with any dissenting shares) is more than 20%, such shares would be converted into the right to receive cash in the merger on a pro rata basis, and the balance of such shares would be converted into PSI common stock, unless PSI, in its sole discretion, elects to allow a greater percentage of shares to be converted into the right to receive $22.57 in cash.

     All cash elections are to be made on a cash election form. A cash election form is being sent to PSP20 shareholders of record on April 6, 1998. To be effective, a cash election form must be properly completed and signed and must be received by the depositary, American Stock Transfer & Trust Company, accompanied by all stock certificates representing shares of PSP20 Common Stock held by the person submitting such cash election form to which the cash election form relates (or by a guarantee of delivery of such certificates in the form and on the terms set forth in the cash election form (a "Guaranteed Delivery")) no later than 5:00 p.m. New York City time on May ___, 1998. Holders of record of shares of PSP20 Common Stock who hold such shares as nominees, trustees or in other representative capacities may submit multiple cash election forms, provided that such representative certifies that each such cash election form covers all the shares of PSP20 Common Stock held by such representative for a particular beneficial owner. Any cash election form may be revoked by written notice received by the depositary prior to 5:00 p.m., New York City time, on May ___, 1998. In addition, all cash election forms will automatically be revoked if the depositary is notified in writing that the merger has been abandoned. If a cash election form is properly revoked, the certificate or certificates (or any guarantee of delivery) in respect of the PSP20 Common Stock to which the cash election form relates will be promptly returned by the depositary. The depositary may determine whether or not elections to receive cash have been properly made or revoked, and any such determination shall be conclusive and binding.

     HOLDERS OF SHARES OF PSP20 COMMON STOCK WHO WISH TO SUBMIT CASH ELECTION FORMS SHOULD DELIVER THEIR STOCK CERTIFICATES WITH SUCH CASH ELECTION FORMS OR PROVIDE FOR, AND COMPLY WITH THE REQUIREMENTS OF, GUARANTEED DELIVERY.

     A HOLDER OF PSP20 COMMON STOCK MAY NOT MAKE A CASH ELECTION AS TO LESS THAN ALL OF THE SHARES OF PSP20 COMMON STOCK OWNED BY SUCH SHAREHOLDER. ANY HOLDER OF PSP20 COMMON STOCK WHO DOES NOT SUBMIT A PROPERLY COMPLETED AND SIGNED CASH ELECTION FORM ACCOMPANIED BY THE APPLICABLE STOCK CERTIFICATES (OR PROVIDE FOR, AND COMPLY WITH THE REQUIREMENTS OF, GUARANTEED DELIVERY) WHICH IS RECEIVED BY THE DEPOSITARY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MAY ___, 1998 WILL RECEIVE PSI COMMON STOCK IN THE MERGER. IF PSI OR THE DEPOSITARY DETERMINES THAT ANY PURPORTED CASH ELECTION WAS NOT PROPERLY MADE, SUCH PURPORTED CASH ELECTION WILL BE DEEMED TO BE OF NO FORCE AND EFFECT AND THE HOLDER OF PSP20 COMMON STOCK MAKING SUCH PURPORTED CASH ELECTION WILL, FOR PURPOSES HEREOF, RECEIVE PSI COMMON STOCK IN THE MERGER. NONE OF PSI, PSP20 OR THE DEPOSITARY WILL BE UNDER ANY OBLIGATION TO NOTIFY ANY PERSON OF ANY DEFECT IN A CASH ELECTION FORM.

     The tax consequences of receiving cash and/or PSI common stock are different. See "Federal Income Tax Considerations - The Merger."

CONSEQUENCES TO PSP20 IF THE MERGER IS NOT COMPLETED

     If the merger is not completed, PSP20 will remain as a separate legal entity and will continue to operate its properties.

COSTS OF THE MERGER

     It is estimated that the total consideration (cash and PSI common stock) to be paid by PSI to purchase all of the PSP20 Common Stock and PSP20 Common Stock Series B and C (other than shares held by PSI) in the merger and to pay related costs and expenses would be $19,359,000 (less the amount of any required REIT distributions) and that the total amount of funds that would be required by PSI to purchase the PSP20 Common Stock from PSP20 shareholders making cash elections and to pay the cost and expenses of the merger would be $4,155,000 (assuming maximum cash elections and no required REIT distributions). These amounts will be paid from PSI's working capital or with funds borrowed under credit facilities with a group of banks for which Wells Fargo Bank, National Association acts as agent. These credit facilities aggregate $150,000,000 and bear interest at LIBOR plus .40% to 1.25%. PSI intends to repay amounts borrowed under these facilities from the public or private placement of securities or from PSI's undistributed cash flow.

     If the merger is completed, all costs incurred by PSI and PSP20 in connection with the merger will be paid by PSI. If the merger is not completed, all costs incurred in connection with the merger will be paid by the party incurring such costs, except that PSI will pay one-half of the cost of any expenses incurred in connection with the printing of this proxy statement and related registration statement, the appraisal, environmental and structural audits and preparation for real estate closings and filing fees and PSP20 will pay the other one-half of such costs. PSP20's share of such costs would be paid from its working capital.

     The following is a statement of certain fees and expenses estimated to be incurred in connection with the merger (exclusive of amounts paid as a result of cash elections).

Preclosing Transaction Costs
Printing and mailing                                           $ 60,000
Proxy solicitation                                               15,000
Legal                                                            25,000
Real Estate Appraisal and Fairness Opinion                       85,000
Registration, listing and filing fees                             6,000
Accounting                                                       20,000
Other                                                            14,000
                                                               --------
Subtotal                                                        225,000
                                                               --------
Closing Transaction Costs*
Transfer agent fees                                              25,000
Legal                                                            10,000
Escrow and related                                                5,000
fees
Other                                                             5,000
                                                               --------
Subtotal                                                         45,000
                                                               --------
TOTAL                                                          $270,000
                                                               ========

_______________
*   Would not be incurred if merger is not approved.

ACCOUNTING TREATMENT

     The merger will be treated as a purchase. Accordingly, the assets and liabilities of PSP20 will be accounted for at fair market value based upon an independent appraisal.

REGULATORY REQUIREMENTS

     The merger is subject to compliance with federal and state securities law requirements.

COMPARISON OF PSP20 COMMON STOCK WITH PSI COMMON STOCK

     The information below compares certain attributes of the PSP20 Common Stock with the PSI common stock. The effect of the merger on PSP20 shareholders who receive PSI common stock in the merger is set forth in italics below each caption.

                         PSP20                                                        PSI

                       Investment Objectives and Policies

The principal investment objectives are to provide (i)    The investment objectives of PSI are to maximize FFO
 quarterly cash distributions from its operations and     allocable to holders of PSI common stock and to increase
 (ii) long-term capital gains through appreciation in     shareholder value through internal growth and acquisitions.
 the value of properties.                                 FFO is a supplemental performance measure for equity REITs used by industry analysts.  FFO does not take into
Under its organizational documents, PSP20 is not          consideration principal payments on debt, capital
 permitted to raise new capital or to reinvest            improvements, distributions and other obligations of PSI.
 operating cash flow or sale or financing proceeds.       Accordingly, FFO is not a substitute for PSI's net cash
 PSP20 will terminate on December 31, 2038, unless        provided by operating acativities or net income as a measure
 earlier dissolved.  The PSP20 Partnership anticipated    of PSI's liquidity or operating performance.  An increase
 selling or financing its properties within seven to      in PSI's FFO will not necessarily correspond with an
 10 years after development (i.e., between 1998 and       increase in distributions to holders of PSI common stock.
 2001).                                                   See "- Liquidity, Marketability and Distributions."

                                                          PSI intends to continue its operations for an indefinite
                                                          period of time and is not precluded from raising new
                                                          capital, including senior securities that would have
                                                          priority over PSI common stock (including PSI common stock issued in the merger) as to cash flow, distributions and
                                                          liquidation proceeds, or from reinvesting cash flow or sale or financing proceeds in new properties, except to the
                                                          extent such reinvestment precludes PSI from satisfying the
                                                          REIT distribution requirements.  Therefore, PSI
                                                          shareholders should expect to be able to liquidate their
                                                          investment only by selling their shares in the market, and the market value of the PSI common stock may not
                                                          necessarily equal or exceed the market value of PSI's
                                                          assets or the net proceeds which might be available for
                                                          distribution upon liquidation if PSI were to liquidate.
                                                          PSI has grown, and intends to continue to grow, as new
                                                          investments are made.

                PSP20                                      PSI

     PSP20 shareholders who receive PSI common stock in the merger will be changing their investment from "finite-life" to "infinite-life"; they will be able to realize the value of their investment only by selling the PSI common stock. The interest of PSI Shareholders can be diluted through the issuance of additional securities, including securities that would have priority over PSI common stock as to cash flow, distributions and liquidation proceeds. PSI has an effective registration statement for preferred stock, common stock, equity stock and warrants and intends to issue additional securities under this registration statement. There is no assurance that any such securities will be issued. See "Risk Factors - Uncertainty Regarding Market Price of PSP20 Common Stock" and "- Financing Risks - Dilution and Subordination."

     PSI has no plans with respect to a sale or financing of any of PSP20's properties. PSI intends to continue to acquire properties from other parties.

                               BORROWING POLICIES

PSP20 is not permitted to borrow in connection with       Subject to certain limitations in PSI's bylaws, PSI has
 the acquisition of properties.  It is fully invested     broad powers to borrow in furtherance of its investment
 and would distribute the proceeds from a financing of    objectives.  PSI has incurred in the past, and may incur in
 properties.                                              the future, both short-term and long-term debt to increase its funds available for investment in real estate, capital expenditures and distributions.  As of December 31, 1997,
                                                          PSI's ratio of "Debt" (liabilities other than "accrued and other liabilities" and "minority interest" that should, in accordance with GAAP, be reflected on PSI's balance sheet)
                                                          to "Assets" (PSI's total assets that should, in accordance with GAAP, be reflected on PSI's balance sheet) was
                                                          approximately 3%.

     PSI, unlike PSP20, incurs debt in the acquisition of properties and reinvests proceeds from borrowings. The incurrence of debt increases the risk of loss of investment.

                          TRANSACTIONS WITH AFFILIATES

PSP20's bylaws restrict a variety of business             PSI's bylaws restrict PSI from acquiring properties from
 transactions with affiliates.  The bylaws may be         its affiliates or from selling properties to them unless
 amended by a majority vote of PSP20 shareholders.        the transaction (i) is approved by a majority of PSI's
 See "Amendment to Bylaws of PSP20."                      independent directors and (ii) is fair to PSI based on an
                                                          independent appraisal.

     It is easier for PSI to enter into transactions with its affiliates than in the case of PSP20 because shareholder approval is not required.

                      PROPERTIES (As of December 31, 1997)

PSP20 owns seven wholly owned properties in five          PSI owns equity interests (directly, as well as through
 states.  As of December 31, 1997, the weighted           general and limited partnership interests and capital stock
 average occupancy level and realized annual rent per     interests) in 1,136 properties in 38 states, including 533
 square foot of PSP20's properties were 92% and $9.28.    wholly owned properties.  See "Description of PSI
 See "Description of PSP20's Properties."                 Properties."

     Because PSI owns substantially more property interests in more states than PSP20, PSI's results of operations are less affected by the profitability or lack of profitability of a single property than are those of PSP20 and it would be more difficult to liquidate PSI than PSP20 within a reasonable period of time.

            PSP20                                                PSI

                    LIQUIDITY, MARKETABILITY AND DISTRIBUTIONS

PSP20 Common Stock is traded on the AMEX.  During the     PSI common stock is traded on the NYSE.  During the 12
 12 months ended December 31, 1997, the average daily     months ended December 31, 1997, the average daily trading
 trading volume of PSP20 Common Stock was 800 shares.     volume of PSI common stock was 98,000 shares.  PSI has
 PSP20 has not issued any securities that have            issued, and may in the future issue, securities that have
 priority over its PSP20 Common Stock.                    priority over PSI common stock as to cash flow,
                                                          distributions and liquidation proceeds.

     Distributions may be declared by the boards of directors of PSI and PSP20 out of any funds legally available for that purpose. As REITs, they are required to distribute at least 95% of their ordinary REIT taxable income in order to maintain their qualification as REITs, but, subject to certain limitations and penalties, they can take into account subsequent year distributions for purposes of satisfying this requirement. PSI distributes less than its cash available for distribution (recently distributing amounts approximately equal to its taxable income), permitting it to retain funds for additional investment and debt reduction.

     A PSP20 shareholder who receives PSI common stock in the merger should have an investment for which the market is broader and more active than the market for PSP20 Common Stock. Distributions of PSI common stock are subject, however, to priority of preferred stock. See "Risk Factors - Consequences of Loss of Qualification as a REIT," "Distributions and Price Range of PSI Common Stock" and "Distributions and Price Range of PSP20 Common Stock" for information on trading prices of the PSI and PSP20 Common Stock.

                                    TAXATION

     Each of PSI and PSP20 was organized to qualify for taxation as a REIT and intends to continue to so qualify. REITs generally are permitted to deduct distributions to their shareholders, which, to the extent of such deductions, effectively eliminates the "double taxation" (at the corporate and shareholder levels) that typically results when a corporation earns income and distributes that income to shareholders in the form of dividends. Distributions received by PSI and PSP20 shareholders generally constitute portfolio income, which cannot offset "passive" loss from other investments.

                                 VOTING RIGHTS

     PSI and PSP20 hold annual meetings, with each such meeting on a date within 15 months of the prior annual meeting, at which the shareholders elect the directors, with each shareholder entitled to cast as many votes as there are directors to be elected, multiplied by the number of shares registered in his or her name. Under California law, a majority vote of shareholders is required for (i) the removal of directors, (ii) the dissolution of the company, (iii) the amendment of certain provisions of the organizational documents and (iv) the sale of all or substantially all of the company's assets.

                             MANAGEMENT AND DUTIES

PSP20 is managed by its Board of Directors and            PSI is managed by its board of directors and executive
 executive officers.  Two of the directors are            officers.  A majority of the directors of PSI are
 independent directors and the third director is          independent directors.
 Hughes.

     Under California law, directors are accountable to a corporation and its shareholders as fiduciaries and are required to perform their duties in good faith, in a manner believed to be in the best interests of a corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The liability of the directors of PSI and PSP20 is limited pursuant to the provisions of California law and their organizational documents, which limit a director's liability for monetary damages to the respective corporation or its shareholders for breach of the director's duty of care, where a director fails to exercise sufficient care in carrying out the responsibilities of office. Those provisions would not protect a director who knowingly did something wrong, or otherwise acted in bad faith, nor would they foreclose any other remedy which might be available to the respective corporation

                PSP20                                      PSI

 or its shareholders, such as the availability of non-monetary relief. In addition, the organizational documents provide PSI and PSP20 with the authority to indemnify its "agents" under certain circumstances for expenses or liability incurred as a result of litigation. Under California law, "agents" are defined to include directors, officers and certain other individuals acting on a corporation's behalf. PSI and PSP20 have taken advantage of those provisions and have entered into agreements with the respective corporation's directors and executive officers, indemnifying them to the fullest extent permitted by California law. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, PSI and PSP20 have been advised that, in the opinion of the Commission, such provisions are contrary to public policy and therefore are not enforceable.

             RESTRICTIONS ON TRANSFER AND ANTI-TAKEOVER PROVISIONS

For PSP20 to be taxed as a REIT, its common stock must    For PSI to be taxed as a REIT, PSI common stock must be
 be widely held.  To aid PSP20 in meeting this            widely held.  To aid PSI in meeting this requirement, PSI's
 requirement, its board of directors is given the         articles of incorporation contain significant restrictions
 power to restrict the transfer of shares of its          on the ownership of PSI common stock.  PSI is authorized to
 common stock if the transfer could produce a             issue 200,000,000 shares of PSI common stock, of which
 violation of this requirement.  PSP20 cannot issue       approximately 112,000,000 shares are outstanding, 7,000,000
 additional common and preferred stock without            shares of Class B PSP20 Common Stock, all of which are
 shareholder approval.                                    outstanding, 50,000,000 shares of preferred stock, of which approximately 13,000,000 shares are outstanding and
                                                          200,000,000 shares of equity stock, 225,000 of which are
                                                          outstanding.  Subject to the rules of the NYSE and
                                                          applicable provisions of California law, PSI can issue
                                                          authorized capital stock without shareholder approval.  See
                                                          "Description of PSI Capital Stock - Effects of Issuance of
                                                          Capital Stock," "- Ownership Limitations" and "Federal
                                                          Income Tax Considerations - General Tax Treatment of PSI."

     Given the ownership level of PSI common stock by the Hughes family and PSI's greater flexibility to issue capital stock, including senior securities with special voting rights and priority over common stock, PSI should be in a better position to deter attempts to obtain control in transactions not approved by its board of directors than PSP20, and shareholders of PSI could be less likely to benefit from a takeover not approved by PSI's board of directors than would shareholders of PSP20 in a similar circumstance.

                         LIMITED LIABILITY OF INVESTORS

     Under California law, shareholders are not generally liable for corporate debts or obligations. The PSI and PSP20 Common Stock are nonassessable.

                          REVIEW OF SHAREHOLDER LISTS

     Under applicable law, a shareholder is entitled, upon written demand, to inspect and copy the record of shareholders, at any time during usual business hours, for a purpose reasonably related to his or her interest as a shareholder.

                          AMENDMENT TO BYLAWS OF PSP20

     A provision of the bylaws of PSP20 prohibits the sale of property to affiliates. Because this would arguably apply to the merger, PSP20 is proposing an amendment to its bylaws that expressly authorizes a merger with PSI provided any such merger is approved by the majority of outstanding shares of PSP20 Common Stock. The proposed amendment has been approved by the PSP20 Board of Directors who recommends that PSP20 shareholders vote FOR the proposal.
Appendix E contains a complete text of the proposed amendment.

                  APPROVAL OF THE MERGER AND BYLAW AMENDMENT

GENERAL

     This proxy statement and the enclosed proxy are first being mailed on or about April ___, 1998 to the PSP20 shareholders in connection with the solicitation by the PSP20 board of directors for use at the special meeting of shareholders (and at any adjournment) to consider and vote upon the merger and the bylaw amendment.

     If a proxy in the accompanying form is properly executed and returned before the voting, the shares represented thereby will be voted in the manner specified on the proxy. If no specification is made with respect to the merger or bylaw amendment, unspecified shares held by PSP20 shareholders will be voted in favor of the merger and the bylaw amendment. A proxy is revocable by delivering a subsequently signed and dated proxy or other written notice to PSP20's secretary at any time before its exercise. A proxy may also be revoked if the person executing the proxy is present at the meeting and chooses to vote in person.

     Holders of record at the close of business on April 6, 1998 of the PSP20 Common Stock will be entitled to receive notice of and to vote at the meeting. On such date, there were outstanding 860,734 shares of PSP20 Common Stock and 348,291 shares of PSP20 Common Stock Series B and C, and each share is entitled to one vote on the merger and the bylaw amendment. Presence, in person or by proxy, of a majority of the shares of PSP20 Common Stock and of PSP20 Common Stock Series B and C, counted together as a single class, constitutes a quorum. As of the record date, PSI and Hughes beneficially owned 11,909 shares of PSP20 Common Stock and 348,291 shares of PSP20 Common Stock Series B and C (approximately 29.8% of the total combined outstanding shares of PSP20 Common Stock and PSP20 Common Stock Series B and C) and the directors and executive officers of PSP20, excluding Hughes, beneficially owned an additional 600 shares of PSP20 Common Stock (approximately 0.05% of the total combined outstanding shares of PSP20 Common Stock and PSP20 Common Stock Series B and C).

     The affirmative vote of a majority of the shares of PSP20 Common Stock and of PSP20 Common Stock Series B and C outstanding and entitled to vote on the record date, counted together as a single class, is required under California law to approve the merger and the bylaw amendment. Accordingly, for these purposes, an abstention or a broker non-vote will have the same effect as a vote against the merger and the bylaw amendment. The shares of PSP20 Common Stock Series B and C will be voted with the majority of shares of PSP20 Common Stock held by unaffiliated owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     PSP20. Information regarding beneficial ownership of shares of PSP20 Common Stock and PSP20 Common Stock Series B and C by Mr. Hughes (a beneficial owner of more than 5% of the outstanding shares of PSP20 Common Stock and PSP20 Common Stock Series B and C) is set forth in the second table below. The following table sets forth information as of the dates indicated with respect to the other persons known to PSP20 to be the beneficial owner of more than 5% of the outstanding shares of PSP20 Common Stock and PSP20 Common Stock Series B and C:

                                    Shares of PSP20 Common Stock and
                                    PSP20 Common Stock Series B and C
                                    Beneficially Owned(1)
                                    ----------------------------------
                                    Number
 Name and Address                   of Shares(2)(3)          Percent
 ----------------                   ---------------          -------
PSI                                 A:  11,909(4)            A:   1.4%
701 Western Avenue, Suite 200       B:  90,859(4)            B: 100.0%
Glendale, California 91201-2397     C: 257,432(4)            C: 100.0%
                                       -------                  -----
                                       360,200(4)(5)             29.8%

Loeb Arbitrage Fund                 A:  44,300(6)            A:   5.1%
Loeb Partners Corporation
61 Broadway
New York, New York 10006

_______________
(Footnotes are set forth following the next table).

     The following table sets forth information as of April 1, 1998 concerning the beneficial ownership of PSP20 Common Stock and PSP20 Common Stock Series B and C of each director of PSP20 (including Hughes, the chief executive officer) and of all directors and executive officers of PSP20 as a group:

                                    Shares of PSP20 Common Stock and
                                    PSP20 Common Stock Series B and C
                                    Beneficially Owned(1)
                                    ----------------------------------
                                    Number
 Name                               of Shares(2)(3)          Percent
 ----                               ---------------          -------
B. Wayne Hughes                     A:     609.0(7)          A:  (8)
                                    B:  18,171.8(7)          B:  20.0%
                                    C:  51,486.4(7)          C:  20.0%
                                        --------                -----
                                        70,267.2(5)(7)            5.8%

Vern O. Curtis                      A:     500.0                 (8)

Jack D. Steele                      A      100.0(9)              (8)

All Directors and Executive         A:   1,209.0(7)(9)       A:   0.1%
Officers as a Group (eight persons) B:  18,171.8(7)          B:  20.0%
                                    C:  51,486.4(7)          C:  20.1%
                                        --------                -----
                                        70,867.2(5)(7)(9)         5.9%

_______________
(1) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to the shares.

(2) Capital letters "A", "B" and "C" denote share information with respect to PSP20 Common Stock and PSP20 Common Stock Series B and C.

(3) PSP20's Articles of Incorporation provide that the PSP20 Common Stock Series B and C will convert automatically into PSP20 Common Stock on a share-for-share basis when (A) the sum of (1) all cumulative dividends and other distributions from all sources paid with respect to the PSP20 Common Stock (including liquidating distributions, but not including payments made to redeem such stock other than in liquidation) and (2) the cumulative PSP20 Partnership distributions from all sources with respect to all PSP20 Partnership units (including the General Partners' 1% interest) equals (B) the product of $20 multiplied by the number of then outstanding "Original Series A Shares." The term "Original Series A Shares" means the shares of PSP20 Common Stock issued in the PSP20 Reorganization.

(4) This information is as of April 1, 1998 and includes (i) 11,700 shares of PSP20 Common Stock Series A, 72,687.2 shares of PSP20 Common Stock Series B and 205,945.6 shares of PSP20 Common Stock Series C owned by PSI as to which PSI has sole voting and dispositive power and (ii) 209 shares of PSP20 Common Stock Series A, 18,171.8 shares of PSP20 Common Stock Series B and 51,486.4 shares of PSP20 Common Stock Series C which PSI has an option to acquire (together with other securities) from Hughes as trustee of the B.W. Hughes Living Trust and as to which PSI has sole voting power (pursuant to an irrevocable proxy) and no dispositive power.

(5) Includes PSP20 Common Stock and PSP20 Common Stock Series B and C.

(6) This information is based on a Schedule 13D dated August 13, 1997 filed by Loeb Arbitrage Fund and Loeb Partners Corporation. As of August 13, 1997, Loeb Arbitrage Fund beneficially owned 39,145 shares of PSP20 Common Stock Series A and Loeb Partners Corporation beneficially owned 5,155 shares of PSP20 Common Stock Series A. Loeb Arbitrage Fund has sole voting and sole dispositive power with respect to 39,145 shares, and Loeb Partners Corporation has sole voting and dispositive power with respect to 3,087 shares and shared voting and dispositive power with respect to 2,068 shares.

(7) Includes (i) 209 shares of PSP20 Common Stock Series A, 18,171.8 shares of PSP20 Common Stock Series B and 51,486.4 shares of PSP20 Common Stock Series C owned by Hughes as trustee of the B.W. Hughes Living Trust as to which Hughes has sole dispositive power and no voting power; PSI has an option to acquire these shares and an irrevocable proxy to vote these shares (see footnote (4) above), and (ii) 400 shares of PSP20 Common Stock Series A owned by Hughes' wife as trustee FBO Parker Hughes Trust dtd 3/7/91.

(8) Less than 0.1%.

(9) Shares held by a bank custodian of a simplified employee pension for the benefit of Mr. Steele.

     PSI. The following table sets forth information with respect to persons known to PSI to be the beneficial owners of more than 5% of the outstanding shares of PSI common stock:


                                                          Shares of Common Stock
                                                          Beneficially Owned
                                                          -----------------------------
                                                           Number              Percent
Name and Address                                           of Shares           of Class
----------------                                           ---------           --------
B. Wayne Hughes, B. Wayne Hughes, Jr., Parker Hughes       38,046,163           33.8%
 Trust No. 2, Tamara L. Hughes, PS Orangeco, Inc., a
 California corporation ("PSOI")
701 Western Avenue,
Glendale, California  91201-2397,
PS Insurance Company, Ltd., a
 Bermuda corporation ("PSIC")
41 Cedar Avenue
Hamilton, Bermuda (1)

FMR Corp.                                                   8,361,203            7.4%
82 Devonshire Street
Boston, Massachusetts 02109 (2)

Cohen & Steers Capital Management, Inc.                     7,294,800            6.5%
757 Third Avenue
New York, New York  10017 (3)

________________
(1) This information is as of April 1, 1998. The reporting persons listed above (the "Reporting Persons") have filed a joint Schedule 13D, amended as of June 24, 1997. The number of shares of Common Stock beneficially owned by the Reporting Persons at April 1, 1998 includes 6,522 shares which can be acquired upon conversion of 3,875 shares of 8.25% Convertible Preferred Stock which are beneficially owned by the

    Report Persons. The common stock of PSOI (representing approximately 5% of the equity) is owned one-third each by B. Wayne Hughes, Tamara L. Hughes (an adult daughter of B. Wayne Hughes) and B. Wayne Hughes, Jr. (an adult son of
    B. Wayne Hughes), and the non-voting preferred stock of PSOI (representing approximately 95% of the equity) is owned by the Company. The stock of PSIC is owned approximately 45% by B. Wayne Hughes, 47% by Tamara L. Hughes and 8% by B. Wayne Hughes, Jr. Tamara L. Hughes is the trustee of Parker Hughes Trust No. 2. Each of the Reporting Persons disclaims the existence of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. B. Wayne Hughes, Tamara L. Hughes and B. Wayne Hughes, Jr. share voting and dispositive power with respect to the 30,777 shares owned by PSOI, and B. Wayne Hughes and Tamara L. Hughes share voting and dispositive power with respect to the 301,032 shares owned by PSIC. B. Wayne Hughes disclaims beneficial ownership of the shares owned by B. Wayne Hughes, Jr., Parker Hughes Trust No. 2 and Tamara L. Hughes (Tamara L. Hughes beneficially owns an aggregate of 16,733,399 shares (exclusive of the shares owned by PSOI and PSIC) or approximately 14.9% of the shares of Common Stock outstanding (or deemed to be outstanding) as of April 1, 1998). Each of the other Reporting Persons disclaims beneficial ownership of the shares owned by any other Reporting Person.

    The above table does not include 7,000,000 shares of the Company's Class B Common Stock which are owned by B. Wayne Hughes, Jr. and Tamara L. Hughes. The Class B Common Stock is convertible into Common Stock on a share-for-share basis upon satisfaction of certain conditions, but in no event earlier than January 1, 2003.

(2) This information is as of December 31, 1997 and is based on a Schedule 13G (Amendment No. 3) filed by FMR Corp. (except that the percent shown in the table is based on the shares of Common Stock outstanding at April 1, 1998). As of December 31, 1997, FMR Corp. beneficially owned 8,361,203 shares of Common Stock. This number includes 7,739,000 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940, and 622,203 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as investment manager of various institutional accounts. FMR Corp. has sole voting power with respect to 541,803 shares and sole dispositive power with respect to 8,361,203 shares.

(3) This information is as of December 31, 1997 and is based on a Schedule 13G (Amendment No. 1) filed by Cohen & Steers Capital Management, Inc. (except that the percent shown in the table is based on the shares of Common Stock outstanding at April 1, 1998). As of December 31, 1997, Cohen & Steers Capital Management, Inc. beneficially owned 7,294,800 shares of Common Stock. Cohen & Steers Capital Management, Inc. has sole voting power with respect to 6,375,000 shares and sole dispositive power with respect to 7,294,800 shares.

     The following table sets forth information as of April 1, 1998 concerning the beneficial ownership of PSI common stock of each director of PSI, the chief executive officer of PSI, the four most highly compensated persons who were executive officers of PSI on December 31, 1997, and all directors and executive officers of PSI as a group:

                                                                          Shares of PSI Common Stock:
                                                                          Beneficially Owned(1)
                                                                          Shares Subject to Options(2)
                                                                          Shares Issuable Upon Conversion
                                                                           of Convertible Preferred Stock(3)
                                                                          --------------------------------------
    Name                                        Positions                 Number of Shares               Percent
    ----                                        ---------                 ----------------               -------
B. Wayne Hughes                           Chairman of the Board and
                                          Chief Executive Officer            20,304,661(1)(4)               18.0%

Harvey Lenkin                             President and Director                596,085(1)(5)                0.5%
                                                                                 88,333(2)                      *
                                                                                  4,040(3)                      *
                                                                             ------------                   -----
                                                                                688,458                      0.6%

B. Wayne Hughes, Jr.                      Vice President and Director         1,006,631(1)(6)                0.9%
                                                                                  1,472(3)                      *
                                                                             ------------                   -----
                                                                              1,008,103                      0.9%

Robert J. Abernethy                       Director                               65,185(1)                      *
                                                                                 14,999(2)                      *
                                                                             ------------                   -----
                                                                                 80,184                         *

Dann V. Angeloff                          Director                               81,500(1)(7)                   *
                                                                                  4,999(2)                      *
                                                                             ------------                   -----
                                                                                 86,499                         *

William C. Baker                          Director                               30,000(1)                      *
                                                                                  4,999(2)                      *
                                                                             ------------                   -----
                                                                                 34,999                         *

Thomas J. Barrack, Jr.                    Director                            2,619,893(1)(8)                2.3%

Uri P. Harkham                            Director                              479,023(1)(9)                0.4%
                                                                                  3,999(2)                      *
                                                                             ------------                   -----
                                                                                483,022                      0.4%

David Goldberg                            Senior Vice President                  87,865(1)(10)                  *
                                          and General Counsel                   114,167(2)                   0.1%
                                                                                  1,682(3)                      *
                                                                             ------------                   -----
                                                                                203,714                      0.2%

Marvin M. Lotz                            Senior Vice President                  70,939(1)(11)                  *
                                                                                127,500(2)                   0.1%
                                                                             ------------                   -----
                                                                                198,439                      0.2%

A. Timothy Scott                          Senior Vice President                  16,666(2)                      *
                                          and Tax Counsel                         3,367(3)                      *
                                                                             ------------                   -----
                                                                                 20,033                         *

All Directors and Executive Officers                                         25,490,431(1)(4)(5)(6)(7)
  as a Group (16 persons)                                                            (8)(9)(10)(11)(12)     22.6%
                                                                                512,626(2)                   0.5%
                                                                                 22,850(3)                      *
                                                                             ------------                   -----
                                                                             26,025,907                     23.0%

_______________
*   Less than 0.1%

(1) Shares of Common Stock beneficially owned as of April 1, 1998. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Represents vested portion as of April 1, 1998, and portion of which will be vested within 60 days of April 1, 1998, of shares of Common Stock subject to options granted to the named individuals or the group pursuant to the Company's stock option and incentive plans.

(3) Represents shares of Common Stock which can be acquired upon conversion of the shares of 8.25% Convertible Preferred Stock which are beneficially owned as of April 1, 1998 by the named individuals or the group.

(4) Includes 19,921,249 shares held of record by the B. W. Hughes Living Trust as to which Mr. Hughes has voting and investment power, 1,428 and 1,423 shares, held by custodians of IRAs for Mr. Hughes and Mrs. Kathleen Hughes as to which each has investment power, 5,389 shares held by Mrs. Hughes as to which she has investment power and 43,363 shares held by Mrs. Hughes as custodian FBO Parker Hughes Trust dated 3/7/91. Also includes 30,777 shares held of record by PSOI as to which Mr. Hughes, Tamara L. Hughes and B. Wayne Hughes, Jr. share voting and dispositive power and 301,032 shares held of record by PSIC as to which Mr. Hughes and Tamara L. Hughes share voting and dispositive power.

(5) Includes 1,249 and 734 shares, held by custodians of IRAs for Mr. Lenkin and Mrs. Lenkin as to which each has investment power, 300 shares held by Mrs. Lenkin, 574 and 150 shares, held by Mrs. Lenkin as custodian for two sons and 100 shares held by a custodian of an IRA for a son. Also includes 540,000 shares held of record by the Public Storage, Inc. Profit Sharing Plan and Trust (the "PSI Plan") as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

(6) Includes 1,231 and 214 shares, held by custodians of IRAs for Mr. Hughes, Jr. and Mrs. Hughes, Jr. as to which each has investment power, 344 shares held by Mrs. Hughes, Jr., 5,967 and 2,960 shares, held by Mr. Hughes, Jr. as custodian for a daughter and a son, 5,018 shares held by Mrs. Hughes, Jr. as custodian for a daughter and 1,348 shares held by Mr. Hughes, Jr. and Tamara
    L. Hughes - Separate Property. Excludes 30,777 shares held of record by PSOI as to which Mr. Hughes, Jr. shares voting and dispositive power; such shares are included under Mr. Hughes above (see footnote 4).

(7) Includes 6,000 shares held by a custodian of an IRA for Mr. Angeloff, 3,000 shares held by Mr. Angeloff as trustee of Angeloff's Children Trust and 70,500 shares held by Mr. Angeloff as trustee of Angeloff Family Trust.

(8) Shares held of record by Colony PSA, LLC, a limited liability company of which Mr. Barrack is a controlling member.

(9) Includes 65,057 shares held by Mr. Harkham as trustee of Harkham Industries Profit Sharing Plan, 338,868 shares held by Harkham Industries, Inc. (dba Jonathan Martin, Inc.), a corporation wholly owned by Mr. Harkham, 59,532 shares held by Mr. Harkham as trustee of Uri Harkham Trust, 1,440 shares held by a custodian of an IRA for Mr. Harkham as to which he has investment power, 3,102, 3,177, 2,750, 1,950 and 2,050 shares, held by Mr. Harkham as custodian for five of his children and 97 shares held by a custodian of an IRA for a son.

(10) Includes 6,358 shares held by a custodian of an IRA for Mr. Goldberg and 3,419 shares held by David Goldberg Profit Sharing Plan. Excludes 540,000 shares held of record by the PSI Plan as to which Mr. Goldberg, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition; such shares are included under Mr. Lenkin above (see footnote
     5).

(11) Includes 12,326 and 1,126 shares held by custodians of IRAs for Mr. Lotz.

(12) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

     The following tables set forth information as of April 1, 1998 concerning the remaining security ownership of each director of PSI, the chief executive officer of PSI, the four most highly compensated persons who were executive officers of PSI on December 31, 1997, and all directors and executive officers of PSI as a group:

                                                                                                     Shares of 9.20%
                                Shares of 8.25%                    Shares of 10% Cumulative          Cumulative Preferred
                                Convertible Preferred Stock        Preferred Stock, Series A         Stock, Series B
                                Beneficially Owned (1)             Beneficially Owned (1)            Beneficially Owned (1)
                                ---------------------------        -------------------------         ----------------------
                                Number                             Number                            Number
                                of Shares        Percent           of Shares       Percent           of Shares     Percent
                                ---------        -------           ---------       -------           ---------     -------
B. Wayne Hughes                       -            -                     -           -                      -        -
Harvey Lenkin                     2,400 (1)(2)     0.1%              1,000 (1)       *                  1,600 (1)    *
B. Wayne Hughes, Jr.                875 (1)(3)     *                     -           -                    400 (1)(6) *
Robert J. Abernethy                   -            -                     -           -                    225        *
Dann V. Angeloff                      -            -                     -           -                      -        -
William C. Baker                      -            -                     -           -                      -        -
Thomas J. Barrack, Jr.                -            -                     -           -                      -        -
Uri P. Harkham                        -            -                     -           -                      -        -
David Goldberg                    1,000 (1)(4)     *                     -           -                      -        -
Marvin M. Lotz                        -            -                     -           -                      -        -
A. Timothy Scott                  2,000 (1)        *                     -           -                      -        -
All Directors and                13,575 (1)(2)     0.6%              6,160 (1)(5)    0.3%               6,225 (1)(5) 0.3%
 Executive Officers as a                (3)(4)(5)
 Group (16 persons)

                                Shares of Adjustable Rate          Shares of 9.50%                   Shares of 10%
                                Cumulative Preferred               Cumulative Preferred              Cumulative Preferred
                                Stock, Series C                    Stock, Series D                   Stock, Series E
                                Beneficially Owned (1)             Beneficially Owned(1)             Beneficially Owned (1)
                                ------------------------           -----------------------           ----------------------
                                Number                             Number                            Number
                                of Shares        Percent           of Shares       Percent           of Shares     Percent
                                ---------        -------           ---------       -------           ---------     -------
B. Wayne Hughes                       -            -                     -           -                      -        -
Harvey Lenkin                         -            -                     -           -                    893 (1)    *
B. Wayne Hughes, Jr.                  -            -                     -           -                      -        -
Robert J. Abernethy                   -            -                     -           -                      -        -
Dann V. Angeloff                      -            -                     -           -                      -        -
William C. Baker                      -            -                     -           -                      -        -
Thomas J. Barrack, Jr.                -            -                     -           -                      -        -
Uri P. Harkham                        -            -                     -           -                      -        -
David Goldberg                      600 (1)(7)     *                     -           -                      -        -
Marvin M. Lotz                        -            -                     -           -                      -        -
A. Timothy Scott                      -            -                     -           -                      -        -
All Directors and                   600 (1)(7)     *                 7,300 (1)(5)    0.6%              15,193 (1)(5) 0.7%
 Executive Officers as a
 Group (16 persons)

                                                            Depositary Shares,           Depositary Shares,
                                                            Each Representing 1/1,000    Each Representing
                                                            of a Share of 8-7/8%         1/1,000 of a Share of
                               Shares of 9.75% Cumulative   Cumulative Preferred         8.45% Cumulative
                               Preferred Stock, Series F    Stock, Series G              Preferred Stock, Series H
                               Beneficially Owned (1)       Beneficially Owned (1)       Beneficially Owned(1)
                               --------------------------   ----------------------       -------------------------
                               Number                       Number                       Number
                               of Shares          Percent   of Shares      Percent       of Shares         Percent
                               --------------------------   ----------------------       -------------------------
B. Wayne Hughes                    -                -           -            -               -               -
Harvey Lenkin                      -                -           -            -               -               -
B. Wayne Hughes, Jr.               -                -           -            -               -               -
Robert J. Abernethy                -                -           -            -               -               -
Dann V. Angeloff                   -                -           -            -               -               -
William C. Baker                   -                -           -            -               -               -
Thomas J. Barrack, Jr.             -                -           -            -               -               -
Uri P. Harkham                     -                -           -            -               -               -
David Goldberg                     -                -           -            -               -               -
Marvin M. Lotz                     -                -           -            -               -               -
A. Timothy Scott                   -                -           -            -               -               -
All Directors and              9,550 (1)(5)         0.4%    8,000 (1)(5)     0.1%        8,000 (1)(5)        0.1%
 Executive Officers as a
 Group (16 persons)

                               Class B Common Stock
                               Beneficially Owned(1)
                               ---------------------
                               Number
                               of Shares     Percent
                               ---------------------
B. Wayne Hughes                        -       -
Harvey Lenkin                          -       -
B. Wayne Hughes, Jr.           3,204,758 (1)  45.8%
Robert J. Abernethy                    -       -
Dann V. Angeloff                       -       -
William C. Baker                       -       -
Thomas J. Barrack, Jr.                 -       -
Uri P. Harkham                         -       -
David Goldberg                         -       -
Marvin M. Lotz                         -       -
A. Timothy Scott                       -       -
All Directors and              3,204,758 (1)  45.8%
 Executive Officers as a
 Group (16 persons)

_________________
*  Less than 0.1%

(1) Shares of 8.25% Convertible Preferred Stock, 10% Cumulative Preferred Stock, Series A, 9.20% Cumulative Preferred Stock, Series B, Adjustable Rate Cumulative Preferred Stock, Series C, 9.50% Cumulative Preferred Stock, Series D, 10% Cumulative Preferred Stock, Series E, 9.75% Cumulative Preferred Stock, Series F, Depositary Shares, each representing 1/1,000 of a Share of 8-7/8% Cumulative Preferred Stock, Series G, Depositary Shares, each representing 1/1,000 of Share of 8.45% Cumulative Preferred Stock, Series H, or Class B Common Stock, as applicable, beneficially owned as of April 1, 1998. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Includes 100 shares held by Mrs. Lenkin and 300 shares held by Mrs. Lenkin as custodian for a son.

(3) Includes 350 shares held by Mr. Hughes, Jr. as custodian for a daughter and 525 shares held by Mrs. Hughes, Jr. as custodian for a daughter.

(4) Includes 500 shares held by a custodian of an IRA for Mr. Goldberg and 500 shares held by David Goldberg Profit Sharing Plan.

(5) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

(6)  Shares held by Mr. Hughes, Jr. and Tamara L. Hughes - Separate Property.

(7) Includes 500 shares held by a custodian of an IRA for Mr. Goldberg and 100 shares held by David Goldberg Profit Sharing Plan.

     As of April 1, 1998, the directors and executive officers of PSI did not own any shares of PSI's Depositary Shares, each representing 1/1,000 of a Share of 8-5/8% Cumulative Preferred Stock, Series I, Depositary Shares, each representing 1/1,000 of a Share of 8% Cumulative Preferred Stock, Series J or Equity Stock, Series A.

SOLICITATION OF PROXIES

     PSP20 will pay the cost of soliciting proxies. In addition to solicitation by mail, certain directors, officers and regular employees of PSP20 and its affiliates may solicit the return of proxies by telephone, telegraph, personal interview or otherwise. PSP20 may also reimburse brokerage firms and other persons representing the beneficial owners of PSP20 Common Stock for reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation may be retained to assist PSP20 in solicitation of proxies at an estimated cost of $15,000.

                       DESCRIPTION OF PSP20'S PROPERTIES

     PSP20 holds fee ownership of seven mini-warehouses. Mini-warehouses are designed to offer accessible storage space for personal and business use at a relatively low cost. A user rents a fully enclosed space which is for the user's exclusive use and to which only the user has access on an unrestricted basis during business hours. On-site operation is the responsibility of resident managers who are supervised by area managers. Some mini-warehouses also include rentable uncovered parking areas for vehicle storage. Leases for mini-warehouse space may be on a long-term or short-term basis, although typically spaces are rented on a month-to-month basis. Rental rates vary according to the location of the property and the size of the storage space which ranges generally from 25 to 400 square feet.

     Users of space in mini-warehouses include both individuals and large and small businesses. Individuals usually employ this space for storage of, among other things, furniture, household appliances, personal belongings, motor vehicles, boats, campers, motorcycles and other household goods. Businesses normally employ this space for storage of excess inventory, business records, seasonal goods, equipment and fixtures.

     The following table sets forth information as of December 31, 1997 about PSP20's properties. Pursuant to the merger, these properties would be acquired by PSI.

                          Size of Parcel  Number of  Net Rentable   Completion
       Location              (Acres)       Spaces    Square Feet       Date
--------------------------------------------------------------------------------
CALIFORNIA
Los Angeles, Airdrome St.      1.20          670       56,000     September 1989
Santa Rosa, Hopper Ave.        2.31          575       55,000     November 1989

ILLINOIS
Aurora, Farnsworth Ave.        5.45          530       60,000     July 1989
Chicago, So. Chicago Ave.      1.38          580       52,000     December 1991

MINNESOTA
Golden Valley, Winnetka Ave.   2.03          474       44,000     December 1989

MISSOURI
St. Louis, Benham Rd.          3.95          568       63,000     November 1990

OHIO
Cleveland, 117th St.           4.11          631       70,000     April 1989

     As of the date of this proxy statement, each of PSP20's properties is generating sufficient revenues to cover its operating expenses. None of PSP20's properties is subject to any material mortgage, lien, or any encumbrance other than liens for taxes and assessments not yet due or payable, utility easements or other immaterial liens or encumbrances. Each of PSP20's properties will continue to be used for its current purpose. At present, PSP20 has no plans for any material renovation or improvement of its properties. However, PSP20 budgets for regular maintenance, repair and upgrade to its properties. PSP20 believes each of its properties is adequately covered by insurance.

     Competition exists in all of the market areas in which PSP20's properties are located, and the barriers to entry are relatively low for competitors with the necessary capital. However, PSP20 believes that the current overall demand for mini-warehouse space is strong, and as reflected in the table below the overall performance of PSP20's properties has generally improved. PSP20's properties are, and will continue after the merger to be, operated as part of the "Public Storage" system by PSI, the largest operator of mini-warehouses in the United States.

     Set forth below is a schedule showing the overall occupancy rate and realized rent for PSP20's properties for the periods indicated:

                                  Years ended December 31,
                                  -------------------------
                                  1995       1996     1997
                                  ----       ----     ----
Weighted average occupancy level   92%        94%      92%
Realized rent per occupied
 square foot (1)                  $7.82      $8.45    $9.28

_______________
(1) Realized rent per occupied square foot represents the actual revenue earned per occupied square foot. Management believes this is a more relevant measure than the posted rental rates, since posted rates can be discounted through the use of promotions. Includes administrative and late fees.

     Additional information is set forth below with respect to the Santa Rosa/Hopper Avenue, Los Angeles/Airdrome Street, Aurora/Farnsworth Avenue, St. Louis/Benham, Cleveland/117th Street and Chicago/South Chicago Avenue properties because each has a book value of at least 10% of PSP20's total assets or has accounted for at least 10% of its gross revenues.

     SANTA ROSA/HOPPER AVENUE. This mini-warehouse is located in Santa Rosa, California, approximately 50 miles north of San Francisco in Sonoma County. No tenant occupies 10% or more of the rentable area.

     Set forth below is a schedule showing the occupancy rate and the rent per square foot for the property at the dates indicated:

                                                   Annual
                                                  Realized
                                 Occupancy        Rent Per
            Date                   Rate          Square Foot
      -----------------          ---------       -----------
      December 31, 1997             99%             $8.67
      December 31, 1996             97               8.01
      December 31, 1995             96               7.26
      December 31, 1994             92               7.02
      December 31, 1993             92               6.53

     LOS ANGELES/AIRDROME STREET. This mini-warehouse is located in Los Angeles, California, approximately seven miles west of downtown Los Angeles. No tenant occupies 10% or more of the rentable area.

     Set forth below is a schedule showing the occupancy rate and the rent per square foot for the property at the dates indicated:

                                                   Annual
                                                  Realized
                                 Occupancy        Rent Per
            Date                   Rate          Square Foot
      -----------------          ---------       -----------
      December 31, 1997             87%            $13.73
      December 31, 1996             88              13.17
      December 31, 1995             88              12.55
      December 31, 1994             88              12.19
      December 31, 1993             79              11.80

     AURORA/FARNSWORTH STREET. This mini-warehouse is located approximately 32 miles southwest of downtown Chicago, Illinois. No tenant occupies 10% or more of the rentable area.

     Set forth below is a schedule showing the occupancy rate and the rent per square foot for the property at the dates indicated:

                                                   Annual
                                                  Realized
                                 Occupancy        Rent Per
            Date                   Rate          Square Foot
      -----------------          ---------       -----------
      December 31, 1997             88%             $8.65
      December 31, 1996             94               7.67
      December 31, 1995             95               7.08
      December 31, 1994             95               6.29
      December 31, 1993             93               5.73

     ST. LOUIS/BENHAM. This mini-warehouse is located approximately 11 miles northwest of downtown St. Louis, Missouri. No tenant occupies 10% or more of the rentable area.

     Set forth below is a schedule showing the occupancy rate and the rent per square foot for the property at the dates indicated:

                                                   Annual
                                                  Realized
                                 Occupancy        Rent Per
            Date                   Rate          Square Foot
      -----------------          ---------       -----------
      December 31, 1997             90%             $7.16
      December 31, 1996             96               6.48
      December 31, 1995             96               5.96
      December 31, 1994             86               5.66
      December 31, 1993             76               5.19

     CLEVELAND/117TH STREET. This mini-warehouse is located five miles from downtown Cleveland, Ohio at the intersection of 117th Street and Western Avenue. No tenant occupies 10% or more of the rentable area.

     Set forth below is a schedule showing the occupancy rate and the rent per square foot for the property at the dates indicated:

                                                   Annual
                                                  Realized
                                 Occupancy        Rent Per
            Date                   Rate          Square Foot
      -----------------          ---------       -----------
      December 31, 1997             94%             $7.60
      December 31, 1996             95               6.71
      December 31, 1995             95               6.14
      December 31, 1994             94               5.86
      December 31, 1993             94               5.31

     CHICAGO/SOUTH CHICAGO AVENUE. This mini-warehouse is located approximately ten miles southeast of downtown Chicago on South Chicago Avenue. No tenant occupies 10% or more of the rentable area.

     Set forth below is a schedule showing the occupancy rate and the rent per square foot for the property at the dates indicated:

                                                   Annual
                                                  Realized
                                 Occupancy        Rent Per
            Date                   Rate          Square Foot
      -----------------          ---------       -----------
      December 31, 1997             93%            $11.27
      December 31, 1996             94               9.95
      December 31, 1995             89               9.30
      December 31, 1994             88               8.88
      December 31, 1993             79               8.94

                        DESCRIPTION OF PSI'S PROPERTIES

     At December 31, 1997, PSI had equity interests (through direct ownership, as well as general and limited partnership interests and stock ownership interests) in 1,136 facilities (533 of which were wholly-owned) located in 38 states. These facilities consist of 1,073 mini-warehouses and 63 business parks. None of PSI's current investments involves 10% or more of PSI's total assets or gross revenues.

     For a general description of mini-warehouses, see "Description of PSP20's Properties."

     The following table reflects the geographic diversification of PSI's mini-warehouses ("Mini") and business parks ("BP"):

                                               At December 31, 1997
                                 ----------------------------------------------
                                                       Net Rentable Square Feet
                                 Number of Facilities      (in thousands)
                                 --------------------  ------------------------
                                 Mini(1)          BP       Mini(1)        BP
                                 -------         ----      -------       -----
        California:
         Northern                    129           8        7,172          891
         Southern                    149          23        9,443        3,083
        Texas                        122           8        8,029          843
        Florida                       98           -        5,705            -
        Illinois                      65           -        4,074            -
        Colorado                      37           -        2,329            -
        Washington                    36           1        2,226           28
        Georgia                       36           -        1,957            -
        Virginia                      33           8        2,040          712
        New Jersey                    35           -        2,018            -
        Maryland                      32           3        1,802          419
        New York                      29           -        1,692            -
        Ohio                          27           -        1,650            -
        Oregon                        25           2        1,171          102
        Nevada                        22           -        1,409            -
        Pennsylvania                  18           -        1,224            -
        Missouri                      18           -          954            -
        Other states (22 states)     162          10        9,129          800
                                   -----          --       ------        -----
         Totals                    1,073          63       64,024        6,878
                                   ======         ==       ======        =====

     (1) Includes properties that combine mini-warehouse and business park space.

     As of the date of this proxy statement, each of PSI's properties is generating sufficient revenues to cover its operating expenses. Only 29 of PSI's properties are subject to any material mortgage, lien, or any encumbrance other than liens for taxes and assessments not yet due or payable, utility easements or other immaterial liens or encumbrances. These 29 properties are encumbered by mortgages in the aggregate amount of $43,308,000, bearing interest at rates ranging from 7.07% to 11.0% per year and maturing between July 1998 and September 2020. Each of PSI's properties will continue to be used for its current purpose. At present, PSI has no plans for any material renovation or improvement of its properties except as noted in the property table above. However, PSI budgets for regular maintenance, repair and upgrade to its properties. PSI believes each of its properties is adequately covered by insurance.

     Competition exists in substantially all of the market areas in which PSI's mini-warehouses and commercial properties are located, and the barriers to entry are relatively low for competitors with the necessary capital. However, PSI believes that the current overall demand for mini-warehouse and commercial space is strong, and as reflected in the table below the overall performance of PSI's mini-warehouses and commercial properties has generally improved. More than 10% of PSI's net rentable square feet of space are located in each of the Southern California, Northern California and Texas market areas. The economy of each of those markets has been strengthening. PSI's mini-warehouses are operated as part of the "Public Storage" system. PSI is the largest operator of mini-warehouses in the United States.

     Set forth below is a schedule showing the overall occupancy rate and realized rent for the 951 mini-warehouses in which PSI had an interest, direct or indirect in each of 1995, 1996 and 1997.

                                           Years ended December 31,
                                           -------------------------
                                            1995     1996      1997
                                           ------   ------    ------
Weighted average occupancy level (1)        90.1%    91.2%     91.8%
Realized rent per occupied
  square foot (1)(2)                        $8.40    $8.76     $9.24

---------------
(1) Properties owned throughout the periods.

(2) Realized rent per occupied square foot represents the actual revenue earned per occupied square foot. PSI believes this is a more relevant measure than the posted rental rates, since posted rates can be discounted through the use of promotions. Includes administrative and late fees.

               DISTRIBUTIONS AND PRICE RANGE OF PSI COMMON STOCK

     The PSI common stock has been listed on the NYSE since October 19, 1984. The following table sets forth the distributions paid per share on the PSI common stock in the periods indicated below and the reported high and low sales prices on the NYSE composite tape for the applicable periods.

                                                                  DISTRIBUTIONS
          Calendar Periods               HIGH        LOW             PAID (1)
          ----------------               ----        ---             ------
        1996:
          First quarter                $21 7/8   $  18 7/8            $.22
          Second quarter                21 1/2      19 3/8             .22
          Third quarter                 22 5/8      19 7/8             .22
          Fourth quarter                31 3/8      22 1/4             .22
        1997:
          First quarter                 30 7/8      26 1/2             .22
          Second quarter                29 1/4      25 7/8             .22
          Third quarter                 30 7/8      27                 .22
          Fourth quarter                30 5/8      26 1/8             .22
        1998:
          First quarter                 33 5/8    28 11/16             .22
          Second quarter (through
           April ___, 1998)                                           --

_______________
(1) For GAAP purposes, all distributions were from investment income.

     As of March 2, 1998, there were approximately 23,716 record holders of PSI common stock. On February 12, 1998, the last full trading day prior to the first public announcement of the proposed merger, the closing price of the PSI common stock was $32 7/16. On April ___, 1998, the last full trading day prior to the date of this proxy statement, the closing price was $_____.

     Holders of PSI common stock are entitled to receive distributions when, as and if declared by the board of directors out of any funds legally available for that purpose. PSI, as a REIT, is required to distribute annually at least 95% of its "REIT taxable income," which, as defined by the relevant tax statutes and regulations, is generally equivalent to net taxable ordinary income. Under certain circumstances, PSI can rectify a failure to meet this distribution requirement by paying dividends after the close of a particular taxable year. See "Federal Income Tax Considerations - General Tax Treatment of PSI."

     PSI's revolving credit facility with a commercial bank restricts PSI's ability to pay distributions in excess of "Funds from Operations" for the prior four fiscal quarters less scheduled principal payments and less capital expenditures. Funds from Operations is defined in the loan agreement generally as net income before gain on sale of real estate, extraordinary loss on early retirement of debt and deductions for depreciation, amortization and non-cash charges. Also, unless full dividends on PSI's preferred stock have been paid for all past dividend periods, no dividends may be paid on PSI common stock, except in certain instances.

              DISTRIBUTIONS AND PRICE RANGE OF PSP20 COMMON STOCK

     The PSP20 Common Stock has been listed on the AMEX since September 1991. The following table sets forth the distributions paid per share on PSP20 Common Stock with respect to the periods indicated below and the reported high and low sales prices on the AMEX composite tape for the applicable periods.

                                                       DISTRIBUTIONS
        Calendar Periods              HIGH       LOW      PAID (1)
        ----------------              ----       ---     ------
        1996:
          First quarter              $17 3/8   $16 1/4    $.28
          Second quarter              17 3/8    16 3/8     .28
          Third quarter               19 1/2    16 3/8     .28
          Fourth quarter              22 1/4    19 1/8     .75 (2)
        1997:
          First quarter               22 7/8    20 1/2     .28
          Second quarter              22 3/4    21 7/8     .28
          Third quarter               22        19 3/8     .28
          Fourth quarter              21 1/4    19 5/8     .68 (2)
        1998:
          First quarter               22 1/4    20 3/4      --
          Second quarter (through
           April ___, 1998)                                 --

_______________
(1) Distributions paid per share of PSP20 Common Stock with respect to the applicable periods. Actual payment was made 15 days after end of quarter. For GAAP purposes, all distributions were from investment income.

(2) Includes special distributions of $.47 in the fourth quarter of 1996 and $.40 in the fourth quarter of 1997.

     As of March 27, 1998, there were approximately 638 record holders of PSP20's Common Stock. On February 12, 1998, the last full trading day prior to the first public announcement of the proposed merger, the closing price of PSP20 Common Stock was $21 5/8. On April ___, 1998, the last full trading day prior to the date of this proxy statement, the closing price was $_____.

     Holders of PSP20 Common Stock are entitled to receive distributions when, as and if declared by its board of directors out of any funds legally available for that purpose. PSP20, as a REIT, is required to distribute annually at least 95% of its "REIT taxable income," which, as defined by the relevant tax statutes and regulations, is generally equivalent to net taxable ordinary income. Under certain circumstances, PSP20 can rectify a failure to meet this distribution requirement by paying dividends after the close of a particular taxable year.

                        DESCRIPTION OF PSI CAPITAL STOCK

     PSI is authorized to issue 200,000,000 shares of PSI common stock, par value $.10 per share, 7,000,000 shares of PSI class B common stock, par value $.10 per share, 50,000,000 shares of preferred stock, par value $.01 per share and 200,000,000 shares of equity stock, par value $.01 per share. At March 24, 1998, PSI had outstanding 111,728,424 shares of PSI common stock (exclusive of shares issuable upon conversion of PSI's convertible capital stock and shares subject to options), 7,000,000 shares of Class B Common Stock, 13,236,980 shares of preferred stock and 225,000 shares of equity stock.

COMMON STOCK

     The following description of PSI common stock sets forth certain general terms and provisions of PSI common stock. The statements below describing PSI common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the PSI's articles of incorporation and bylaws.

     PSI shareholders will be entitled to receive dividends when, as and if declared by PSI's Board of Directors, out of funds legally available therefor. Payment and declaration of dividends on PSI common stock and purchases of shares thereof by PSI will be subject to certain restrictions if PSI fails to pay dividends on outstanding preferred stock. See "- Preferred Stock." Upon any liquidation, dissolution or winding up of PSI, holders of PSI common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of PSI and the preferential amounts owing with respect to any outstanding preferred stock. Holders of PSI common stock have no preemptive rights, which means they have no right to acquire any additional shares of PSI common stock that may be issued by PSI at a subsequent date.

     Each outstanding share of PSI common stock entitles the holder to one vote on all matters presented to PSI shareholders for a vote, with the exception that PSI shareholders have cumulative voting rights with respect to the election of the Board of Directors, in accordance with California law. Cumulative voting entitles each PSI shareholder to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his or her name. A PSI shareholder may cumulate the votes for directors by casting all of the votes for one candidate or by distributing the votes among as many candidates as the PSI shareholder chooses. PSI shareholders have no preemptive or other rights to subscribe for or purchase additional shares of PSI common stock. All outstanding shares of PSI common stock are fully paid and nonassessable.

OWNERSHIP LIMITATIONS

     For PSI to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In order to maintain its qualification as a REIT, PSI's articles of incorporation and bylaws provide certain restrictions on the shares of capital stock that any PSI shareholder may own.

     PSI's articles of incorporation and bylaws provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (A) 2.0% of the outstanding shares of all common stock of PSI, or (B) 9.9% of the outstanding shares of each class or series of shares of preferred stock or equity stock of PSI. The articles of incorporation and bylaws provide, however, that no person shall be deemed to exceed the ownership limit solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person (including the Hughes family) at the time of the PSMI Merger. This ownership limitation is necessary in order to assist in preserving PSI's REIT status in view of the Hughes family's substantial ownership interest in PSI. See "Federal Income Tax Considerations - Tax Treatment of PSI."

     PSI's Board of Directors, in its sole and absolute discretion, may grant an exception to the ownership limits to any person so requesting, so long as (A) the Board of Directors has determined that, after giving effect to (x) an acquisition by such person of beneficial ownership (within the meaning of the Code) of the maximum amount of capital stock of PSI permitted as a result of the exception to be granted and (y) assuming that the four other persons who would be treated as "individuals" for the purposes of Section 542(a)(2) of the Code and who would beneficially own the largest amounts of stock of PSI (determined by value) beneficially own the maximum amount of capital stock of PSI permitted under the ownership limits (or any waivers of the ownership limits granted with respect to such persons), PSI would not be "closely held" within the meaning of Section 856(h) of the Code and would not otherwise fail to qualify as a REIT, and (B) such person provides to PSI's Board of Directors such representations and undertakings as the Board of Directors may require. Notwithstanding any of the foregoing ownership limits, no holder may own or acquire, either directly, indirectly or constructively under the applicable attribution rules of the Code, any shares of any class of PSI's capital stock if such ownership or acquisition (i) would cause more than 50% in value of PSI's outstanding capital stock to be owned, either directly or constructively, under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds), (ii) would result in PSI's stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution), or (iii) would otherwise result in PSI's failing to qualify as a REIT.

     PSI's articles of incorporation and bylaws provide that, if any holder of PSI's capital stock purports to transfer shares to a person or there is a change in the capital structure of PSI and either the transfer or the change in capital structure would result in PSI failing to qualify as a REIT, or such transfer or the change in capital structure would cause the transferee to hold shares in excess of the applicable ownership limit, then the stock being transferred (or in the case of an event other than a transfer, the stock beneficially owned) which would cause one or more of the restrictions on ownership or transfer to be violated shall be automatically transferred to a trust for the benefit of a designated charitable beneficiary. The purported transferee of such shares shall have no right to receive dividends or other distributions with respect to such shares and shall have no right to vote such shares. Any dividends or other distributions paid to such purported transferee prior to the discovery by PSI that the shares have been transferred to a trust shall be paid to the trustee of the trust for the benefit of the charitable beneficiary upon demand. The trustee of the trust will have all rights to dividends with respect to shares of stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividends or distributions paid over to the trustee will be held in trust for the charitable beneficiary. The trustee shall designate a transferee of such stock so long as such shares of stock would not violate the restrictions on ownership or transfer in the PSI articles of incorporation or bylaws in the hands of such designated transferee. Upon the sale of such shares, the purported transferee shall receive the lesser of (A)(i) the price per share such purported transferee paid for the stock in the purported transfer that resulted in the transfer of the shares to the trust, or
(ii) if the transfer or other event that resulted in the transfer of the shares of the trust was not a transaction in which the purported transferee gave full value for such shares, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the transfer of the shares to the trust and (B) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.

CLASS B COMMON STOCK

     The PSI class B common stock (i) does not participate in distributions until the later to occur of Funds from Operations ("FFO") per Common Share (as defined below by PSI) aggregating $1.80 during any period of four consecutive calendar quarters, or January 1, 2000; thereafter, the PSI class B common stock will participate in distributions (other than liquidating distributions), at the rate of 97% of the per share distributions on the PSI common stock, provided that cumulative distributions of at least $.22 per quarter per share have been paid on the PSI common stock, (ii) does not participate in liquidating distributions, (iii) is not entitled to vote (except as expressly required by California law) and (iv) will automatically convert into PSI common stock, on a share for share basis, upon the later to occur of FFO per Common Share aggregating $3.00 during any period of four consecutive calendar quarters or January 1, 2003.

     For these purposes:

     (1) FFO means net income (loss) (computed in accordance with GAAP) before
(i) gain (loss) on early extinguishment of debt, (ii) minority interest in income and (iii) gain (loss) on disposition of real estate, adjusted as follows:
(i) plus depreciation and amortization (including PSI's pro-rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the PSMI Merger, including property management agreements and goodwill), and (ii) less FFO attributable to minority interest. FFO is a supplemental performance measure for equity REITs as defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). The NAREIT definition does not specifically address the treatment of minority interest in the

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determination of FFO or the treatment of the amortization of property management agreements and goodwill. In the case of PSI, FFO represents amounts attributable to its shareholders after deducting amounts attributable to the minority interests and before deductions for the amortization of property management agreements and goodwill. FFO does not take into consideration scheduled principal payments on debt, capital improvements, distributions and other obligations of PSI. Accordingly, FFO is not a substitute for PSI's cash flow or net income as a measure of its liquidity or operating performance or ability to pay distributions.

     (2) FFO per Common Share means FFO less preferred stock dividends (other than dividends on convertible preferred stock) divided by the outstanding weighted average shares of PSI common stock assuming conversion of all outstanding convertible securities and the PSI class B common stock.

PREFERRED STOCK

     PSI is authorized to issue 50,000,000 shares of preferred stock, $.01 par value per share. PSI's articles of incorporation provide that the preferred stock may be issued from time to time in one or more series and give the Board of Directors broad authority to fix the dividend and distribution rights, conversion and voting rights, if any, redemption provisions and liquidation preferences of each series of preferred stock.

     At March 24, 1998, PSI had 11 series of preferred stock outstanding: 10 series of senior preferred stock and a series of convertible preferred stock.
In all respects, each of the series of senior preferred stock ranks on a parity with each other and is senior to the series of convertible preferred stock.
Each of the series of senior preferred stock (i) has a stated value of $25.00 per share, (ii) in preference to the holders of shares of the common stock and any other capital stock ranking junior to the senior preferred stock as to payment of dividends (including the series of convertible preferred stock), provides for cumulative quarterly dividends calculated as a percentage of the stated value (ranging from 8% to 10% per year in the case of the nine series of fixed rate senior preferred stock and a rate adjustable quarterly ranging from 6.75% to 10.75% per year in the case of a series of adjustable rate senior preferred stock) and (iii) is subject to redemption, in whole or in part, at the option of PSI at a cash redemption price of $25.00 per share, plus accrued and unpaid dividends (on and after June 30, 1999 in the case of the adjustable rate senior preferred stock and on or after various dates between December 31, 2000 and April 30, 2005 in the case of the series of fixed rate senior preferred stock).

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of PSI, the holders of each of the series of senior preferred stock will be entitled to receive out of PSI's assets available for distribution to stockholders, before any distribution of assets is made to holders of PSI common stock or any other shares of capital stock ranking as to such distributions junior to the senior preferred stock (including both series of convertible preferred stock), liquidating distributions in the amount or equivalent amount of $25.00 per share, plus all accrued and unpaid dividends.

     Except as expressly required by law and in certain other limited circumstances, the holders of the senior preferred stock are not entitled to vote. The consent of holders of at least 66 2/3% of the outstanding shares of the senior preferred stock (and any other series of preferred stock ranking on a parity therewith), voting as a single class, is required to authorize another class of shares senior to such preferred stock.

     In all respects, the series of convertible preferred stock ranks senior to the PSI common stock. The convertible preferred stock (i) has a stated value of $25.00 per share, (ii) in preference to the holders of shares of the PSI common stock and any other capital stock ranking junior to the convertible preferred stock as to payment of dividends, provides for cumulative quarterly dividends at an annual rate of 8.25% of the stated value thereof, (iii) is convertible at the option of the holder at any time into PSI common stock at a conversion price of
1.6835 shares of PSI common stock for each share of convertible preferred stock (subject to adjustment in certain circumstances) and (iv) after July 1, 1998, under certain circumstances, is redeemable for PSI common stock at the option of PSI, in whole or in part, at a redemption price of 1.6835 shares of PSI common stock for each share of convertible preferred stock (subject to adjustment in certain circumstances).

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of PSI, the holders of the convertible preferred stock will be entitled to receive out of PSI's assets available for distribution to stockholders, before any distribution of assets is made to holders of PSI common stock or any other shares of capital stock

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ranking as to such distributions junior to the convertible preferred stock, liquidating distributions in the amount of $25.00 per share, plus all accrued and unpaid dividends.

EQUITY STOCK

     PSI is authorized to issue 200,000,000 shares of equity stock, $.01 par value per share. At March 24, 1998, PSI had 225,000 outstanding shares of equity stock which rank on a parity with the PSI common stock. PSI's articles of incorporation provide that the equity stock may be issued from time to time in one or more series and give the Board of Directors broad authority to fix the dividend and distribution rights, conversion and voting rights, redemption provisions and liquidation rights of each series of equity stock. Holders of equity stock have no preemptive rights. The shares of equity stock will be, when issued, fully paid and nonassessable.

EFFECTS OF ISSUANCE OF CAPITAL STOCK

     The issuance of PSI common stock and the issuance of preferred stock or equity stock with special voting rights could be used to deter attempts by a single shareholder or group of shareholders to obtain control of PSI in transactions not approved by PSI's Board of Directors. PSI has no intention to issue PSI common stock or the preferred stock or equity stock for such purposes.

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                  DISSENTING SHAREHOLDERS' RIGHTS OF APPRAISAL

     Pursuant to Chapter 13 of the California General Corporation Law, a holder of PSP20 Common Stock may, in some instances, be entitled to require PSP20 to purchase his or her shares of PSP20 Common Stock for cash at their fair market value as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger. The general terms of the merger were first announced on February 13, 1998. The following is a brief summary of the procedures to be followed by a PSP20 shareholder in order to perfect his or her right, if any, to payments under Chapter 13 and is qualified in its entirety by reference to the text of Chapter 13 attached to this proxy statement as Appendix D, to which reference is hereby made for a definitive statement of the rights of dissenting shareholders and the procedures to be followed.

     Shares of PSP20 Common Stock will qualify as dissenting shares only if demands for payment are filed with respect to 5% or more of the outstanding shares of PSP20 Common Stock. This 5% requirement is applicable because PSP20 Common Stock is listed on the AMEX, a national securities exchange certified by the California Commissioner of Corporations, as provided in Section 1300(b)(1) of Chapter 13.

     A dissenting shareholder who wishes to require PSP20 to purchase his or her respective shares of PSP20 Common Stock must:

          (1) vote against the merger any or all of the shares of Common Stock entitled to be voted (shares of PSP20 Common Stock not voted are not considered to be voted against the merger and will not be counted toward the 5% minimum for dissenters' rights to exist); provided that if a PSP20 shareholder votes part of the shares entitled to be voted in favor of the merger, and fails to specify the number of shares voted, it is conclusively presumed under California law that such shareholder's approving vote is with respect to all shares entitled to be voted;

          (2) make written demand upon PSP20 or its transfer agent at the addresses listed below, which is received not later than the date of the meeting of PSP20 shareholders, setting forth the number of shares of PSP20 Common Stock demanded to be purchased by PSP20 and a statement as to claimed fair market value of such shares at February 12, 1998; and

          (3) submit for endorsement, within 30 days after the date on which the notice of approval of the merger by PSP20 shareholders described below is mailed to such shareholders, to PSP20 or its transfer agent at the addresses listed below, the certificates representing any shares in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are dissenting shares.

     The statement of fair market value in clause (2) above will constitute an offer by the dissenting shareholder to sell his or her shares at a price equal to such fair market value. Neither a vote against approval of the merger nor the giving of a proxy directing a negative vote will be sufficient to constitute
the demand described in clause (2) above.   A proxy which fails to include
instructions with respect to approval of the merger will be voted in favor of the merger. Accordingly, shares covered by such a proxy will not be dissenting shares. In addition, a vote in favor of the merger, or a failure to vote at all, will nullify any previously filed written demand for payment.

     If the holders of 5% or more of the outstanding shares of PSP20 Common Stock have made demands for payment on or prior to the date of the meeting of PSP20 shareholders to approve the merger, and have voted against the merger at the meeting, within 10 days after the date of the approval of the merger, PSP20 will mail to each dissenting shareholder who holds PSP20 Common Stock a notice of such approval together with a statement of the price determined by PSP20 to represent the fair market value of dissenting shares, a copy of certain sections of Chapter 13, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' rights. The statement of price will constitute an offer by PSP20 to purchase at the price stated therein any dissenting shares.

     If PSP20 and the dissenting shareholder agree that any shares of PSP20 Common Stock are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of such agreement. Subject to the provisions of

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

California law, payment of the fair market value of the dissenting shares will be made within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the merger are satisfied, whichever is later. If PSP20 denies that the shares are dissenting shares or if PSP20 and the dissenting shareholder fail to agree upon the fair market value of the shares, then the dissenting shareholder, within six months after the date on which notice of approval of the merger by PSP20 shareholders is mailed to such shareholder, and not thereafter, may file a complaint in the Superior Court of Los Angeles County, California, requiring the court to determine whether the shares are dissenting shares, or the fair market value of the dissenting shares, or both, or may intervene in any pending action for the appraisal of any shares of PSP20 Common Stock. The court will direct payment of the appraised value of the shares, together with interest thereon at the legal rate on judgments from the date on which the judgment was entered, by PSP20 to the PSP20 shareholder upon the surrender of the certificates representing such shares to PSP20. The costs of the proceeding shall be apportioned as the court considers equitable, but if the appraisal exceeds the price offered by PSP20, it shall pay the costs, and if the appraisal is more than 125% of the price offered by it, it may be required to pay attorneys' and other fees and interest at the legal rate on judgments from the date the shareholder complied with Sections 1300-1302 of Chapter 13.

     A dissenting shareholder may not withdraw demand for purchase of dissenting shares without PSP20's consent. Written demands for payment and submissions for endorsement with respect to PSP20 Common Stock must be addressed to Public Storage Properties XX, Inc., 701 Western Avenue, Suite 200, Glendale, California 91201-2397, attention: Investor Services Department or to PSP20's transfer agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

     Any reference to "dissenting shareholder" in this section "dissenting shareholders' Rights of Appraisal" means the recordholder of dissenting shares of PSP20 and includes a transferee of record.

     A shareholder receiving cash upon the exercise of rights of appraisal may recognize gain or loss for income tax purposes. See "Federal Income Tax Considerations."

     PSP20 shareholders are entitled, upon written demand, to inspect and copy the record of PSP20 shareholders, at any time during usual business hours to communicate with other PSP20 shareholders with respect to the merger.

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

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the federal income tax considerations of the merger and the subsequent ownership and disposition of shares of PSI common stock that are reasonably expected to be material to PSP20 shareholders. The following discussion is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be and should not be construed as tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax consequences. In addition, this discussion is intended to address only those federal income tax considerations that are applicable to all PSI and PSP20 shareholders and to PSI and PSP20. It does not discuss all aspects of federal income taxation that might be relevant to a specific shareholder in light of its particular investment or tax circumstances. This discussion does not purport to deal with aspects of taxation that may be relevant to shareholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the extent discussed under the subheading "- Taxation of Tax-Exempt Shareholders of PSI") or foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the subheading "- Taxation of Non-U.S. Shareholders of PSI").

     This discussion is based on the Code (including the provisions of the Taxpayer Relief Act of 1997 (the "1997 Act"), several of which are described herein), applicable Treasury Regulations, judicial decisions, and IRS rulings, and certain representations made by PSP20 and PSI, all as of the date hereof. There can be no assurance that the legal authorities on which this discussion is based will not change, perhaps retroactively, that the factual assumptions underlying this discussion will be accurate, or that there will not be a change in the future in the circumstances of PSI and PSP20 that would affect this discussion. PSI and PSP20 do not plan to obtain any rulings from the Internal Revenue Service ("IRS") concerning tax issues with respect to the merger or the qualification of PSI or PSP20 as a REIT. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained if so challenged.

     BECAUSE THIS DISCUSSION DOES NOT DEAL WITH ALL ASPECTS OF FEDERAL TAXATION, AND THE TAX CONSEQUENCES WILL NOT BE THE SAME FOR ALL PSP20 SHAREHOLDERS, PSP20 SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN TAX LAWS.

THE MERGER

     The merger is intended to be a "reorganization" for federal income tax purposes, and accordingly no gain or loss will be recognized by PSP20 or PSI in connection with the merger; and no gain or loss will be recognized by PSP20 shareholders who receive solely PSI common stock in exchange for their PSP20 Common Stock in the merger (but all PSP20 shareholders will recognize ordinary income in the amount of any required distributions made to them). No rulings have been or will be requested from the IRS regarding the merger or any other aspect of the matters discussed in this proxy statement. Hogan & Hartson L.L.P., counsel to PSP20, has rendered an opinion that the merger will constitute a reorganization under Section 368(a) of the Code, based on certain factual assumptions and representations made by PSI and PSP20. Of particular importance are certain assumptions and representations relating to the "continuity of interest" requirement discussed below.

     Continuity of Interest Requirement. To qualify as a reorganization, among other requirements, the merger must satisfy a "continuity of interest" test, under which the historic PSP20 shareholders (shareholders who purchase shares in anticipation of the merger may not be included for this purpose), must continue to retain a meaningful ownership interest in PSI after the merger. Pursuant to recently issued Treasury Regulations, this test will be satisfied if a substantial part of the value of the PSP20 shareholders' proprietary interest in PSP20 is preserved in the merger. Generally, the proprietary interest in PSP20 will be preserved if (a) PSP20 shareholders receive PSI common stock in exchange for at least 50% of their PSP20 Common Stock and (b) in connection with the merger, neither PSI nor any person related to PSI (within the meaning of Treas. Reg. (S) 1.368-1(e)(3)) redeems or acquires, with consideration other than PSI stock, the PSI common stock issued to the former PSP20 shareholders in exchange for their PSP20 Common Stock. PSI has represented that (i) no more than 20% of the outstanding PSP20 Common Stock will be acquired in the merger for consideration other than PSI common stock and (ii) PSI is not aware of any plan or intention of PSI or of any person related to PSI (within the meaning of Treas. Reg. 1.368-

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

1(e)(3)) to redeem or acquire the PSI common stock given in exchange for PSP20 Common Stock in the merger that would cause the continuity of interest test not to be satisfied. Therefore, the continuity of interest requirement will be satisfied.

     Reorganization Consequences to PSI and PSP20. If the merger qualifies as a reorganization under Section 368(a) of the Code, PSI and PSP20 will not recognize gain or loss as a result of the merger. PSI also will succeed to the assets, liabilities, and tax attributes of PSP20. Accordingly, following the merger, PSI will hold the properties of PSP20 with a carryover tax basis, determined by reference to the relatively low, historic basis of those assets in the hands of PSP20. The tax basis will not be increased by any cash expended by PSI pursuant to the cash elections or to satisfy dissenters' rights, or by the amount of any gain reportable by those PSP20 shareholders who may be taxable as a result of the merger.

     Exchange of PSP20 Common Stock Solely for PSI Common Stock. If the merger qualifies as a reorganization under Section 368(a) of the Code, PSP20 shareholders who exchange their PSP20 Common Stock solely for PSI common stock pursuant to the merger (i) will recognize no gain or loss (but see "- The Merger
- Required REIT Distributions"), (ii) will have an aggregate tax basis in the PSI common stock received equal to the aggregate tax basis of the shares of PSP20 Common Stock surrendered (reduced by the amount of any tax basis allocable to a fractional share interest for which cash is received) and (iii) provided such PSP20 Common Stock is held as a capital asset at the effective time, will include the holding period of the surrendered PSP20 Common Stock in the holding period of the PSI common stock received.

     PSP20 Shareholders Receiving Only Cash. A PSP20 shareholder who exchanges PSP20 Common Stock only for cash (whether pursuant to and subject to the conditions of the cash election, or as a result of the exercise of dissenters' rights) will recognize taxable gain or loss with respect to such cash in an amount equal to the difference between such PSP20 shareholder's adjusted basis in his or her PSP20 Common Stock and the amount of cash received. Generally such gain or loss will constitute capital gain or loss if the PSP20 Common Stock is held as a capital asset.

     PSP20 Shareholders Receiving Cash and PSI Common Stock. If the merger qualifies as a reorganization, a PSP20 shareholder who, pursuant to the merger and subject to the conditions of the cash election, exchanges PSP20 Common Stock for a combination of PSI common stock and cash (i) will not recognize any loss realized on such exchange and (ii) will recognize gain only to the extent of the lesser of the amount of cash received or the excess of the fair market value of the PSI common stock and cash received over such PSP20 shareholder's tax basis in the PSP20 Common Stock surrendered. The recognized gain will be treated as capital gain (provided the PSP20 Common Stock is held as a capital asset at the effective time). The aggregate tax basis of the PSI common stock received will be the same as the aggregate tax basis of the PSP20 Common Stock surrendered for the PSI common stock, reduced by the amount of cash received and increased by the amount of gain recognized, if any. Provided the PSP20 shareholder holds the PSP20 Common Stock as a capital asset at the effective time of the merger, the holding period of the PSI common stock will include the holding period of the PSP20 Common Stock surrendered for the PSI common stock.

     Required REIT Distributions. The required distributions would not be treated as cash paid in exchange for the PSP20 Common Stock, but rather as a dividend taxable to all recipients as ordinary income.

     Cash Received in Lieu of Fractional Shares of PSI Common Stock. PSP20 shareholders that receive cash in lieu of a fractional share of PSI common stock pursuant to the merger will recognize taxable gain or loss equal to the difference between the tax basis allocable to such fractional share and the cash received in exchange therefor, provided that the PSP20 Common Stock is held as a capital asset at the effective time.

     Failure to Qualify for Reorganization Treatment. In the event that the merger does not qualify as a reorganization, the merger likely would be treated as a taxable sale by PSP20 of its assets and a contemporaneous liquidation. PSP20 would recognize gain or loss equal to the difference between PSP20's basis in its various properties and assets and the sum of the fair market value of the PSI common stock, cash (including cash attributable to fractional share interests) issued in the merger and the outstanding debt of PSP20. In computing its taxable income for the taxable year ending on the date of the merger, PSP20 would be entitled to a dividends paid deduction equal to the fair market value of the PSI common stock and cash (including cash attributable to fractional

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

share interests) deemed distributed to the PSP20 shareholders as a result of the merger and the contemporaneous deemed liquidation of PSP20. To the extent that any such gain were to exceed the fair market value of the PSI common stock and cash (including cash attributable to fractional share interests) issued in the merger, such gain would be taxable to PSP20, with the liability for the tax attributable thereto transferring to PSI. The PSP20 shareholders would recognize income or loss equal to the difference between the tax basis (with such basis increased by the amount of the dividend deemed paid by PSP20 as described above) of their PSP20 Common Stock and the sum of the fair market value of the PSI common stock and the cash received in exchange for their PSP20 Common Stock, but some of the income could be ordinary income. The PSP20 shareholders receiving PSI common stock would have a tax basis in those shares equal to the fair market value of the shares at the time of the merger, and their holding period in the PSI common stock received would not include the period during which their shares of PSP20 Common Stock were held. PSI would receive a basis in the properties acquired from PSP20 equal to their fair market value.

OPINION OF COUNSEL

     Hogan & Hartson L.L.P., counsel to PSP20, has rendered an opinion to PSP20 with respect to the merger to the effect that (i) for federal income tax purposes, the merger will constitute a reorganization under Section 368(a) of the Code, (ii) PSI continues to qualify as a REIT under Sections 856 through 860 of the Code following the PSMI Merger so long as (A) PSI continues to meet the stock ownership and gross income requirements applicable to REITs and (B) either
(i) at the time of (and giving effect to) the PSMI Merger, PSMI was not considered to have any current or accumulated earnings and profits for tax purposes or (ii) PSI made distributions prior to the end of 1995 in an amount sufficient to eliminate such earnings and profits, and (iii) the discussion under the heading "Federal Income Tax Considerations," to the extent that it describes matters of law or legal conclusions, is correct in all material respects. Hogan & Hartson L.L.P. has not opined that PSI continues to meet the stock ownership and gross income requirements applicable to REITs following the PSMI Merger or that PSMI did not have current or accumulated earnings and profits at the time of the PSMI Merger, due to the numerous factual determinations and future events that bear on those conclusions. The opinion of counsel is based upon certain extensive and detailed representations as to factual and legal matters made by PSI and PSP20 that relate both to the qualification of PSI as a REIT and to the qualification of the merger as a reorganization. The opinion of counsel also makes certain customary assumptions regarding the accuracy and completeness of documents reviewed by counsel and representations relied upon by counsel and as to the consummation of the merger in accordance with the terms of the merger agreement. The opinion of counsel states that the conclusion set forth therein could be adversely affected if any of these representations or assumptions is incorrect or incomplete at the time that the merger is consummated. The opinion of counsel only represents counsel's best judgment, based upon the underlying representations and assumptions, regarding the application of relevant provisions of the Code and interpretations thereof, as set forth in existing judicial decisions, administrative regulations and published rulings and procedures of the Internal Revenue Service. The opinion of counsel is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service would not seek to assert a contrary position. Also, there cannot be any assurance that future legislative, judicial or administrative changes (which could be retroactive in effect) will not adversely affect the conclusions reached in the opinion of counsel. Finally, the opinion of counsel is expressly limited to the specific conclusions described in the first sentence of this section and does not purport to address any other federal, state, local or foreign tax consequences that may result from the merger or any other transaction (including the tax consequences of the merger as applied to specific PSP20 shareholders (or classes of PSP20 shareholders); the tax consequences of the merger to PSI and PSP20 (including whether any entity will recognize any gain in the merger and PSI's adjusted tax basis in the assets of PSP20 acquired in the merger); the application of the "golden parachute" provisions, the alternative minimum tax provisions, and any other provisions of the Code (other than Section 368(a) of the Code) to the merger and/or participants therein; and whether PSP20 shareholders who have provided or will provide services to PSI and PSP20 will recognize compensation income, either as a result of the merger or otherwise).

GENERAL TAX TREATMENT OF PSI

     PSI elected to be taxed as a REIT beginning with its taxable year ending December 31, 1981. That election will continue in effect until it is revoked or terminated. PSI believes that it has qualified during each of the past five fiscal years, and currently qualifies, as a REIT, and PSI expects to continue to be taxed as a REIT for federal income tax purposes. While PSI intends to operate so that it will continue to qualify as a REIT, given the

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highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of PSI, no assurance can be given by PSI that PSI will so qualify for any particular year.

     So long as PSI qualifies for taxation as a REIT for federal income tax purposes, PSI generally will be entitled to deduct dividend distributions to its shareholders, thus substantially eliminating the corporate level of the "double taxation" that typically results when a corporation earns taxable income and distributes that income to shareholders in the form of taxable dividends. However, PSI will be subject to federal income tax in certain circumstances as described below under the subheading "- Applicable Federal Income Tax."

     The following is a very brief overview of certain of the technical requirements that PSI must meet on an ongoing basis in order to continue to qualify as a REIT:

     1. The capital stock must be widely-held and not more than 50% of the value of the capital stock may be held by five or fewer individuals ("5/50 Test") (determined after giving effect to various ownership attribution rules). Pursuant to the 1997 Act, for PSI's taxable years commencing on or after January 1, 1998, if PSI complies with regulatory rules pursuant to which it is required to send annual letters to holders of common stock requesting information regarding the actual ownership of the common stock, and PSI does not know, or exercising reasonable diligence would not have known, whether it failed to meet the 5/50 Test, PSI will be treated as having met the 5/50 Test. See "- Consequences of the PSMI Merger on PSI's Qualification as a REIT - Violation of Ownership Requirements."

     2.  PSI's gross income must meet three income tests:

         (a) at least 75% of the gross income must be derived from specified real estate sources;

         (b) at least 95% of the gross income must be from the real estate sources includable in the 75% income test, and/or from dividends, interest, or gains from the sale or disposition of stock or securities not held for sale in the ordinary course of business; and

         (c) for its taxable years ending on or before December 31, 1997, less than 30% of the gross income may be derived from the sale of real estate assets held for less than four years, from the sale of certain "dealer" property, or from the sale of stock or securities held for less than one year (pursuant to the 1997 Act, PSI will not have to meet the 30% test for its taxable years commencing on or after January 1,
         1998).

     Rents received by PSI will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts of sales. PSI anticipates that none of its gross annual income will be attributable to rents that are based in whole or in part on the income of any person (excluding rents based on a percentage of receipts or sales, which, as described above, are permitted). Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if PSI, or an owner of 10% or more of PSI, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). PSI does not anticipate that it will receive income from Related Party Tenants. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." PSI does not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents. Finally, for rents received to qualify as "rents from real property," PSI generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" which is adequately compensated and from whom PSI derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by PSI are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." Any services with respect to certain Properties that PSI believes may not be provided by PSI directly without jeopardizing the qualification of rent as "rents from real property" will be performed by "independent contractors."

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

     Pursuant to the 1997 Act, for PSI's taxable years commencing on or after January 1, 1998, rents received generally will qualify as rents from real property even if PSI were to provide services that are not Permissible Services so long as the amount received for such services meets a de minimis standard. The amount received for "impermissible services" with respect to a property will be de minimis so long as such amount does not exceed one percent of all amounts received, directly or indirectly, by PSI with respect to such property. In computing any such amounts, the amount that PSI would be deemed to have received for performing "impermissible services" will be the greater of the actual amount so received or 150% of the direct cost to PSI of providing such "impermissible services."

     See "- Consequences of the PSMI Merger on PSI's Qualification as a REIT Nonqualifying Income," and "- Consequences of the PSMI Merger on PSI's Qualification as a REIT - Acquisition of Affiliated Partnership Interests" for a discussion of specific aspects of the PSMI Merger that may impact upon PSI's ability to satisfy the 95% gross income test following the PSMI Merger.

     3. Generally, 75% by value of PSI's investments must be in real estate, mortgages secured by real estate, cash, or government securities (including its allocable share of real estate assets held by any partnerships in which PSI owns an interest). Not more than 25% of PSI's total assets may be represented by securities other than those in the 75% asset class. Of the investments included in the 25% asset class, the value of any one issuer's securities owned by PSI may not exceed 5% of the value of PSI's total assets, and PSI may not own more than 10% of any one issuer's outstanding voting securities. The 5% test generally must be met for any quarter in which PSI acquires securities of an issuer. PSI believes that it satisfies these tests. In this regard, however, the 10% voting stock prohibition precludes PSI from controlling the operations of the Lock/Box Company (in which PSI owns 95% of the equity in the form of non-voting stock and the Hughes family owns 5% of the equity but 100% of the voting stock), PSPUD (a subsidiary of the Lock/Box Company) or PSCC (in which PSI owns a less than 10% equity interest), and may preclude PSI from exercising its rights of first refusal with respect to the corporations owning the Canadian operations and the reinsurance business.

     See "- Recent Administration Proposal" for a discussion of a proposal that, if enacted, would limit PSI's ability to derive economic benefits from the activities of the Lock/Box Company and PSPUD.

     4. PSI must distribute to its shareholders in each taxable year an amount at least equal to 95% of PSI's "REIT Taxable Income" (which is generally equivalent to net taxable ordinary income). Under certain circumstances, PSI can rectify a failure to meet the 95% distribution test by paying dividends after the close of a particular taxable year.

     In years prior to 1990, PSI made distributions in excess of its REIT Taxable Income. During 1990, PSI reduced its distributions to the PSI shareholders. As a result, distributions paid by PSI in 1990 were less than 95% of PSI's REIT Taxable Income for 1990. PSI has satisfied the REIT distribution requirements for 1990 through 1996 by attributing distributions in 1991 through 1997 to the respective prior year, and PSI expects to satisfy the distribution requirement for 1997 by attributing distributions in 1998 to 1997. PSI may be required, over each of the next several years, to make distributions after the close of a taxable year and to attribute those distributions to the prior year. PSI shareholders, however, will be treated for federal income tax purposes as having received such distributions in the taxable years in which they were actually made except for under certain circumstances as described below under the heading "Taxation of U.S. Shareholders Holding PSI Common Stock - Distributions by PSI." The extent to which PSI will be required to attribute distributions to the prior year will depend on PSI's operating results and the level of distributions as determined by PSI's Board of Directors. Reliance on subsequent year distributions could cause PSI to be subject to certain penalty taxes. In that regard, if PSI should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such calendar year, (ii) 95% of its REIT capital gain net income for such calendar year, and
(iii) any undistributed taxable income from prior periods, PSI would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed during such calendar year (not taking into account distributions made in subsequent years but attributed to such calendar year). PSI intends to comply with this 85% distribution requirement in an effort to minimize any excise tax. Any distributions required to be made by PSI in order to eliminate any accumulated earnings and profits of PSMI would not be counted in determining whether PSI satisfies the 95% distribution test and could adversely impact upon PSI's ability to satisfy the 95% distribution test. See "- Consequences of the

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

PSMI Merger on PSI's Qualification as a REIT - Elimination of Any Accumulated Earnings and Profits Attributable to Non-REIT Years."

     For purposes of applying the income and asset tests mentioned above, a REIT is considered to own a proportionate share of the assets and to earn a proportionate share of the income of any partnership in which it holds a partnership interest. See "- Consequences of the PSMI Merger on PSI's Qualification as a REIT - Acquisition of Affiliated Partnership Interests in the PSMI Merger."

     Applicable Federal Income Tax. For years in which PSI qualifies as a REIT, PSI generally will not be subject to federal corporate income tax on its net income distributed currently to shareholders. However, PSI will be subject to federal income tax in the following circumstances. First, PSI will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, PSI may be subject to the "alternative minimum tax" on any items of tax preference. Third, if PSI has (i) net income from the sale or other disposition of certain "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if PSI has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if PSI should fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), and nonetheless should maintain its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of either the amount by which it fails the 75% gross income test or the amount by which it fails the 95% gross income test. Sixth, if PSI should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if PSI acquires or has acquired any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the acquiror's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the acquiror recognizes gain on the disposition of such asset during the 10 year period beginning on the date on which such asset was acquired by it, then to the extent of such asset's "Built-In Gain" (i.e., the excess of (a) the fair market value of such asset at the time of the acquisition by PSI over (b) the adjusted basis in such asset, determined as of the time of such acquisition), such gain will be subject to tax at the highest regular corporate rate applicable, pursuant to anticipated Treasury Regulations that have not yet been promulgated. This result with respect to the recognition of Built-In Gain assumes that PSI will make an election pursuant to IRS Notice 88-19 with respect to any such acquisition.

     PSI made an election pursuant to IRS Notice 88-19, 1988-1 C.B. 486, with respect to the PSMI Merger. Accordingly, PSI will be subject to a corporate level tax with respect to the assets acquired in the PSMI Merger only if it disposes of any of the assets acquired in the PSMI Merger at any time during the 10-year period beginning on the closing date of the PSMI Merger (the "Restriction Period"). PSI currently does not intend to dispose any material portion of the assets acquired in the PSMI Merger during the Restriction Period, but there can be no assurance that one or more such dispositions will not occur.

     Termination of REIT Election. For any taxable year that PSI fails to qualify as a REIT, it would be taxed at the usual corporate rates on all of its taxable income, whether or not it makes any distributions to its shareholders. Those taxes would reduce the amount of cash available to PSI for distribution to its shareholders. As a result, failure of PSI to qualify during any taxable year as a REIT could have a material adverse effect upon PSI and its shareholders, unless certain relief provisions are available.

     PSI's election to be treated as a REIT will terminate automatically if PSI fails to meet the qualification requirements described above. If a termination (or a voluntary revocation) occurs, unless certain relief provisions apply, PSI will not be eligible to elect REIT status again until the fifth taxable year that begins after the first year for which PSI's election was terminated (or revoked). If PSI loses its REIT status, but later qualifies and elects to be taxed as a REIT again, PSI may face significant adverse tax consequences. Immediately prior to the effectiveness of the election to return to REIT status, PSI would be treated as if it disposed of all of its assets in a taxable transaction, triggering taxable gain with respect to PSI's appreciated assets. (PSI would, however, be permitted to elect an alternative treatment under which the gains would be taken into account only as and when they actually are

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

recognized upon sales of the appreciated property occurring within the 10-year period after return to REIT status.) PSI would not receive the benefit of a dividends paid deduction to reduce any such taxable gains. Thus, any such gains on appreciated assets would be subject to double taxation, at the corporate as well as the shareholder level.

CONSEQUENCES OF THE PSMI MERGER ON PSI'S QUALIFICATION AS A REIT

     In light of the unique federal income tax requirements applicable to REITs, the PSMI Merger could have adverse consequences on PSI's continued qualification as a REIT, as discussed in greater detail below. Hogan & Hartson L.L.P. is of the opinion that PSI continues to qualify as a REIT following the PSMI Merger so long as (A) PSI has met at all times since the PSMI Merger and continues to meet the stock ownership and gross income requirements applicable to REITs and (B) either (i) at the time of (and giving effect to) such merger, PSMI was not considered to have any current or accumulated earnings and profits for tax purposes or (ii) PSI made distributions prior to the end of 1995 in an amount sufficient to eliminate such earnings and profits. See "- Nonqualifying Income," "- Violation of Ownership Requirements," and "- Elimination of Any Accumulated Earnings and Profits Attributable to Non-REIT Years." Hogan & Hartson L.L.P., however, has not opined that PSI continues to meet the stock ownership and gross income requirements applicable to REITs following the PSMI Merger or that PSMI did not have current or accumulated earnings and profits at the time of the PSMI Merger, due to the numerous factual determinations and future events that bear on those conclusions.

     Nonqualifying Income. PSI must meet several annual gross income tests to retain its REIT qualification. See "- General Tax Treatment of PSI." Under the 95% gross income test, PSI must derive at least 95% of its total gross income from specified classes of income related to real property, dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute "dealer property." Income related to real property includes: (i) proceeds from the rental of mini-warehouse facilities; (ii) interest on obligations secured by mortgages on real property; and (iii) gains from the sale or other disposition of real property (other than real property held by PSI as a dealer).

     After the PSMI Merger, PSI assumed and performs property management activities for the various partnerships and REITs in which PSI has an interest that own properties, as well as for various other entities that own mini-warehouse properties and/or business parks. PSI will receive management fees from such partnerships, REITs, and other owners in exchange for the performance of such management activities. The gross income received by PSI from these property management activities with respect to properties owned by other entities (including the REITs in which PSI has an ownership interest) is treated as income not qualifying under the 95% test ("Nonqualifying Income"). See "- Acquisition of Affiliated Partnership Interests in the PSMI Merger."

     In order to reduce the amount of Nonqualifying Income, in December 1995, certain properties pre-paid to PSI approximately $4.5 million of management fees that PSI otherwise would have been expected to receive for 1996 discounted to compensate for early payment. Pre-payment of management fees reduced the percentage of Nonqualifying Income received by PSI in taxable years subsequent to such prepayment. Hogan & Hartson L.L.P. is of the opinion that it is more likely than not that the IRS would respect the inclusion of the prepaid management fees in the gross income of PSI when they are received. Hogan & Hartson's opinion is based on numerous cases where courts have upheld the IRS's position that fees should be included in income when they are received, rather than when the services to which such fees relate are performed. There are, however, several contrary authorities where courts, over the IRS's objections, have held that prepaid amounts are not included in income in advance of performance. Because of these contrary authorities, there can be no assurance that the IRS might not assert that such management fees should be included in the gross income of PSI as the related management services are provided, rather than being included in the gross income when they are received. If the IRS were to successfully challenge the treatment of such management fees and the inclusion of such fees in PSI's gross income resulted in it failing the 95% test for a taxable year ending after the PSMI Merger, PSI's REIT status may terminate for such year and future years unless it meets the "good cause" exception described below.

     PSI and the various other owners of mini-warehouses and business parks for which PSI performs management activities (the "Owners") have entered into an agreement (the "Administrative and Cost-Sharing Agreement") with PSCC pursuant to which PSCC provides the Owners and PSI certain administrative and cost-sharing services in connection with the operation of the properties and the performance of certain administrative functions. Such services include the provisions of corporate office space and certain equipment, personnel required

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

for the operation and maintenance of the properties, and corporate or partnership administration. Each of the Owners and PSI pay the PSCC directly for services rendered by PSCC in connection with the Administrative and Cost Sharing Agreement. That payment is separate from and in addition to the compensation paid to PSI under the management agreement for the management of the properties owned by the Owners. PSI has received a private letter ruling from the IRS to the effect that the reimbursements and other payments made to PSCC by the Owners will not be treated as revenues of PSI for purposes of the 95% test.

     If PSI fails to meet the 95% test during any taxable year, its REIT status would terminate for that year and future years unless it qualifies for the "good cause" exception. In order to qualify for the "good cause" exception, PSI would have to satisfy each of the following: (i) it reported the source and nature of each item of its gross income in its federal income tax return for such year;
(ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet such test is due to a reasonable cause and not to willful neglect. PSI intends to conduct its operations and affairs so that it meets the 95% test for each taxable year. PSI also intends to operate so that, in the event it were to fail to meet the 95% test, it would satisfy the "reasonable cause" requirement of the "good cause" exception because it exercised ordinary business care and prudence in attempting to satisfy the 95% test (including by receiving opinions of counsel where appropriate). There can be no assurance, however, that if PSI were unable to satisfy the 95% test, the IRS would necessarily agree that PSI had operated in a manner that qualifies for the "good cause" exception. Furthermore, even if PSI's REIT status were not terminated because of the "good cause" exception, PSI still would be subject to an excise tax on any excess nonqualifying income. Generally, if PSI fails the 95% test but still retains its qualification as a REIT under the "good cause" exception, it would be subject to a 100% excise tax on the amount of the excess nonqualifying income multiplied by a fraction, the numerator of which would be PSI's taxable income (computed without its distribution deduction) and the denominator of which would be PSI's gross income from all sources. This excise tax would have the general effect of causing PSI to pay all net profits generated from this excess nonqualifying income to the IRS.

     Violation of Ownership Requirements. For PSI to qualify as a REIT under the Code, no more than 50% in value of its outstanding stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Following the PSMI Merger, the value of the outstanding capital stock held by the Hughes family was estimated to be approximately 45% and such percentage has been reduced to approximately 30% as of December 31, 1997. In order to assist PSI in meeting these ownership restrictions, the PSI articles of incorporation and bylaws prohibit the actual or constructive ownership of more than 2.0% of the outstanding shares of all common stock of PSI or more than 9.9% of the outstanding shares of each class or series of shares of preferred stock of PSI. (The PSI articles of incorporation and bylaws provide, however, that no person is deemed to exceed this ownership limitation solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person at the time of the PSMI Merger.) However, even with these ownership limitations, there still could be a violation of the ownership restrictions if four individuals unrelated to the Hughes family were to own the maximum amount of capital stock permitted under the PSI articles of incorporation. Therefore, to further assist PSI in meeting the ownership restrictions, the Hughes family entered into an agreement with PSI for the benefit of PSI and certain designated charitable beneficiaries restricting their acquisition of additional shares of PSI's capital stock and providing that if, at any time, for any reason, more than 50% in value of PSI's outstanding stock otherwise would be considered owned by five or fewer individuals, then a number of shares of PSI common stock owned by Wayne Hughes necessary to cure such violation will automatically and irrevocably be transferred to a designated charitable beneficiary. These provisions are modeled after certain arrangements that the IRS has ruled in private letter rulings will preclude a REIT from being considered to violate the ownership restrictions so long as such arrangements are enforceable as a matter of state law and the REIT seeks to enforce them as and when necessary. There can be no assurance, however, that the IRS might not seek to take a different position with respect to PSI (a private letter ruling is legally binding only with respect to the taxpayer to whom it was issued) or contend that PSI failed to enforce these various arrangements and, hence, there can be no assurance that these arrangements will necessarily preserve PSI's REIT status. No private letter ruling has been sought by PSI from the IRS on the effect of these arrangements.

     Elimination of Any Accumulated Earnings and Profits Attributable to Non-REIT Years. A REIT is not allowed to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such accumulated earnings and

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

profits. In a corporate reorganization qualifying as a tax free statutory merger, the acquired corporation's current and accumulated earnings and profits are carried over to the surviving corporation. Under Treasury regulations, any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of a REIT attributable to non-REIT years. Accordingly, any accumulated earnings and profits of PSMI and its predecessors (including earnings and profits resulting from transactions undertaken in contemplation of the PSMI Merger or from the PSMI Merger itself) carried over to PSI in the PSMI Merger and PSI would have been required to distribute any such accumulated earnings and profits prior to the close of 1995 (the year in which the PSMI Merger occurred). Failure to do so would result in disqualification of PSI as a REIT (unless the "deficiency dividend" procedures described below apply and PSI complies with those procedures).

     The amount of any accumulated earnings and profits of PSMI acquired by PSI was based on the consolidated earnings and profits of PSMI (including each of its predecessors) through and including the date of the PSMI Merger ("Consolidated Accumulated Earnings"). As a condition to the PSMI Merger, PSI received a study prepared by PSMI of the earnings and profits of PSMI and its subsidiaries that showed, taking into account projected income of PSMI and its affiliates to and including the time of the PSMI Merger and distributions to the PSMI shareholders made at or prior to the time of the PSMI Merger, PSMI had no Consolidated Accumulated Earnings at the time of the PSMI Merger. The determination of the accumulated earnings and profits acquired by PSI in the PSMI Merger ("Acquired Earnings") depends upon a number of factual matters related to the activities and operations of PSMI and its predecessors during their entire corporate existence and is subject to review and challenge by the IRS. There can be no assurance that the IRS will not examine the tax returns of PSMI and its predecessors for years prior to and including the PSMI Merger and propose adjustments to increase their taxable income. Because the earnings and profits study used to calculate the amount of Acquired Earnings is based on these returns, such adjustments could increase the amount of the Acquired Earnings. In this regard, the IRS can consider all taxable years of PSMI and its predecessors as open for review for purposes of determining earnings and profits.

     Although not free from doubt, it appears that pursuant to Treasury regulations PSI may be able to use certain "deficiency dividend" procedures to distribute any Acquired Earnings that were subsequently determined to exist as a result of an IRS audit. In order to use this "deficiency dividend" procedure, PSI would have to make an additional dividend distribution to its shareholders (in addition to distributions made for purposes of satisfying the normal REIT distribution requirements), in the form of cash, notes, other property, or stock in a taxable stock dividend, within 90 days of the IRS determination. In addition, PSI would have to pay to the IRS an interest charge on 50% of the Acquired Earnings that were not distributed prior to December 31, 1995, from the date on which its 1995 tax return was due to the date the IRS determination was made. The statute and Treasury regulations related to the application of the "earnings and profits distribution" requirement to a REIT that acquires a "non-REIT" in a reorganization and the availability of the "deficiency dividend" procedure in those circumstances are not entirely clear, and there can be no assurance that the IRS would not take the position either that the "deficiency dividend" procedure is not available (in which case, PSI would cease to qualify as a REIT effective for its taxable year in which the PSMI Merger occurs) or, alternatively, that even if the procedure is available, PSI cannot qualify as a REIT for the taxable year in which the merger occurs (but it could qualify as a REIT for subsequent years).

     Acquisition of Affiliated Partnership Interests. PSI has acquired interests in various partnerships that own and operate properties in the PSMI Merger and in other transactions. PSI, for purposes of satisfying its REIT asset and income tests, will be treated as if it directly owns a proportionate share of each of the assets of these partnerships. For these purposes, under current Treasury regulations PSI's interest in each of the partnerships must be determined in accordance with its "capital interest" in such partnership. The character of the various assets in the hands of the partnership and the items of gross income of the partnership will retain their same character in the hands of PSI for these purposes. Accordingly, to the extent the partnership receives real estate rentals and holds real property, a proportionate share of such qualified income and assets will be treated as qualified rental income and real estate assets of PSI for purposes of determining its REIT qualification. It is expected that substantially all of the properties of the partnerships will constitute real estate assets and generate qualified rental income for these REIT qualification purposes.

     The acquisition of these partnership interests creates several issues regarding PSI's satisfaction of the 95% gross income test. First, PSI earns property management fees from these partnerships. Existing Treasury regulations do not address the treatment of management fees derived by a REIT from a partnership in which the REIT holds a partnership interest, but the IRS has issued a number of private letter rulings holding that the portion

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

of the management fee that corresponds to the REIT interest in the partnership in effect is disregarded in applying the 95% gross income test where the REIT holds a "substantial" interest in the partnership. PSI disregards the portion of management fees derived from partnerships in which it is a partner that corresponds to its interest in these partnerships in determining the amount of its Nonqualifying Income, and PSI's prepayment of management fees set forth above was computed based upon this approach. There can be no assurance, however, that the IRS would not take a contrary position with respect to PSI, either rejecting the approach set forth in the private letter rulings mentioned above or contending that PSI's situation is distinguishable from those addressed in the private letter rulings (for example, because PSI does not have a "substantial" interest in the partnerships).

     Second, PSI acquired interests in certain of these partnerships that entitles PSI to a percentage of profits (either from operations, or upon a sale, or both) in excess of the percentage of total capital originally contributed to the partnership with respect to such interest. Existing Treasury Regulations do not specifically address this situation, and it is uncertain, based on existing authority, how PSI's "capital interest" in these partnerships should be determined. This determination is relevant because it affects both the percentage of the gross rental income of the partnership that is considered gross rental income (or qualifying income) to PSI and the percentage of the management fees paid to PSI that are disregarded in determining PSI's Nonqualifying Income. For example, if PSI takes the position that it has a 25% "capital interest" in a partnership (because it would receive 25% of the partnership's assets upon a sale and liquidation) but the IRS determines it only has a 1% "capital interest" (because the original holder of PSI's interest only contributed 1% of the total capital contributed to the partnership), PSI's share of the qualifying income from the partnership would be reduced and the portion of the management fee from the partnership that would be treated as Nonqualifying Income would be increased, thereby adversely affecting PSI's ability to satisfy the 95% gross income test. In determining its "capital interest" in the various partnerships in which PSI acquired an interest in the PSMI Merger, PSI determines the percentage of the partnership's assets that would be distributed to it if those assets were sold and distributed among the partners in accordance with the applicable provisions of the partnership agreements. There can be no assurance, however, that the IRS will agree with this methodology and not contend that another, perhaps less favorable, method must be used for purposes of determining PSI "capital interests." If that were to occur, it could adversely affect PSI's ability to satisfy the 95% gross income test following the PSMI Merger.

TAXATION OF U.S. SHAREHOLDERS HOLDING PSI COMMON STOCK

     Distributions by PSI. As used herein, the term "U.S. shareholder" means a holder of shares of PSI common stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. shareholders.
As long as PSI qualifies as a REIT, distributions made to PSI's taxable U.S. shareholders (and not designated as capital gain dividends) will generally be taxable to such shareholders as ordinary income to the extent of PSI's earnings and profits. Such distributions will not be eligible for the dividends received deductions in the case of shareholders that are corporations. Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year generally are treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

     Distributions designated by PSI as capital gain dividends generally will be taxed as long-term capital gain to shareholders (to the extent that the distributions do not exceed PSI's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. Corporate shareholders however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. As described below in "- Recent Legislation," the 1997 Act changed significantly the taxation of capital gains by taxpayers who are individuals, estates, or trusts. On November 10, 1997, the IRS issued IRS Notice 97-64, which provides generally that PSI may classify portions of its designated capital-gain dividend as (i) a 20% rate gain distribution (which would be taxed as long-term capital gain in the 20% group),
(ii) an unrecaptured Section 1250 gain distribution (which would be taxed as long-term capital gain in the 25% group), or (iii) a 28% rate gain distribution (which would be taxed as long-term

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capital gain in the 28% group). (If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate gain distribution.) IRS Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The Notice further provides that designations made by the REIT will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type.

     Shareholders may not include in their individual income tax returns any net operating losses or capital losses of PSI. Instead, such losses would be carried over by PSI for potential offset against future income (subject to certain limitations). Distributions made by PSI and gain arising from the sale or exchange by a shareholder of PSI common stock will not be treated as passive activity income, and, as a result, shareholders generally will not be able to apply any "passive losses" against such income or gain. In addition, taxable distributions from PSI will be treated as investment income for purposes of the investment interest limitations. Capital gain dividends and capital gains from the disposition of shares (including distributions treated as such), however, will be treated as investment income only if the U.S. shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. PSI will notify shareholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

     PSI may designate (by written notice to shareholders) its retained net capital gain (i.e., net capital gain that is not actually distributed as capital gain dividends, as described above) as undistributed capital gains in respect of shareholders' shares. Pursuant to such a designation by PSI with respect to retained net capital gains, a U.S. shareholder would include its proportionate share of such gain in income as capital gain, and would be treated as having paid its proportionate share of the tax paid by the REIT with respect to the gain. The U.S. shareholder's basis in its shares would be increased by its share of such gain and decreased by its share of such tax. With respect to such capital gain of a U.S. shareholder that is an individual or an estate or trust, the IRS has authority to issue regulations that could apply the special tax rate applicable generally to the portion of the long-term capital gains of an individual or an estate or trust attributable to deductions for depreciation taken with respect to depreciable real property.

     PSI may distribute cash in excess of its net taxable income. Upon distribution of such cash by PSI to shareholders (other than as a capital gain dividend), if all of PSI's current and accumulated earnings and profits have been distributed, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's capital stock. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the capital stock. A shareholder who has received a distribution in excess of current and accumulated earnings and profits of PSI may, upon the sale of the capital stock, realize a higher taxable gain or a smaller loss because the basis of PSI common stock as reduced will be used for purposes of computing the amount of the gain or loss.

     In any year in which PSI does not qualify as a REIT, distributions by PSI to shareholders will be taxable in the same manner discussed above, except that no distributions can be designated as capital gain dividends, distributions will be eligible for the corporate dividends received deduction.

     Sales of Common Stock. In general, a shareholder will realize gain or loss on the disposition of shares of PSI common stock equal to the difference between
(i) the amount of cash and the fair market value of any property received on such disposition and (ii) the shareholder's adjusted basis of such shares of PSI common stock. With respect to dispositions occurring after July 28, 1997, in the case of a shareholder who is an individual or an estate or trust, such gain or loss will be mid-term capital gain or loss if such shares have been held for more than one year but not more than 18 months and long-term capital gain or loss if such shares have been held for more than 18 months. In the case of a shareholder that is a corporation, such gain or loss will be long-term capital gain or loss if such shares have been held for more than one year. Loss upon a sale or exchange of shares of PSI common stock by a shareholder who has held such shares of PSI common stock for six months or less (after applying certain holding period rules) will be treated as either a long-term or mid-term capital loss to the extent of distributions from PSI required to be treated by such shareholder as long-term or mid-term capital gain.

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     Ownership Records.  To monitor PSI's compliance with the REIT share ownership requirements, PSI is required to demand annual written statements from the record holders of designated percentages of its capital stock disclosing the actual owners of the capital stock and to maintain permanent records showing the information it has received as to the actual ownership of such capital stock and a list of those persons failing or refusing to comply with such demand.

BACKUP WITHHOLDING

     If a shareholder is subject to "backup withholding," PSI will be required to deduct and withhold from any dividends payable to the shareholder a tax of 31%. These rules may apply when a shareholder fails to supply a correct taxpayer identification number, or when the IRS notifies PSI that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     In general, a tax exempt entity that is a shareholder is not subject to tax on distributions from PSI or gain realized on the sale of capital stock, provided that the tax exempt entity has not financed the acquisition of its capital stock with "acquisition indebtedness" within the meaning of the Code. Special rules apply to organizations exempt under Code Sections 501(c)(7),
(c)(9), (c)(17) and (c)(20), and such prospective investors are urged to consult their own tax advisors concerning the applicable "set aside" and reserve requirements. In addition, certain distributions by a REIT to a tax-exempt employee's pension trust that owns more than 10% of the REIT will, in certain circumstances, be treated as "unrelated business taxable income."

TAXATION OF NON-U.S. SHAREHOLDERS

     The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of PSI common stock by persons that are not U.S. shareholders ("Non-U.S. shareholders"). In general, Non-U.S. shareholders may be subject to special tax withholding requirements on distributions from PSI and with respect to their sale or other disposition of PSI common stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the Non-U.S. shareholder's country. A Non-U.S. shareholder who is a shareholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with PSI in order to claim such treatment. Non-U.S. shareholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of PSI common stock, including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, PSI.

RECENT LEGISLATION

     As described above, the 1997 Act contains certain changes to the REIT qualification requirements and to the taxation of REITs. The 1997 Act also contains certain changes to the taxation of capital gains of individuals, trusts and estates.

     Capital Gain Rates. Under the 1997 Act, individuals, trusts and estates that hold certain investments for more than 18 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. Individuals, trusts and estates that hold certain assets for more than one year but not more than 18 months may be taxed at a maximum mid-term capital gain rate of 28% on the sale or exchange of those investments. The 1997 Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain," and other changes to prior law. The 1997 Act allows the IRS to prescribe regulations on how the 1997 Act's new capital gain rates will apply to sales of capital assets by "pass-through entities," including REITs and to sales of interests in "pass-through entities." For a discussion of new rules under the 1997 Act that apply to the taxation of distributions by PSI to its shareholders that are designated by PSI as "capital gain dividends," see "- Taxation of U.S. Shareholders Holding PSI Common Stock - Distributions by PSI" above. Shareholders are urged to consult with their tax advisors with respect to the new rules contained in the 1997 Act.

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     REIT Provisions.  In addition to the provisions discussed above, the 1997
Act contains a number of technical provisions that either (i) reduce the risk that PSI will inadvertently cease to qualify as a REIT, or (ii) provide additional flexibility with which PSI can meet the REIT qualification requirements. These provisions are effective for PSI's taxable years commencing on or after January 1, 1998.

RECENT ADMINISTRATION PROPOSAL

     The administration's budget proposal announced on February 2, 1998 includes a proposal to amend the REIT asset tests with respect to non-qualified REIT subsidiaries, such as the Lock/Box Company. The proposal would require a REIT to own no more than 10% of the vote or value of the outstanding stock of any non-qualified REIT subsidiary. Stock interests held by a REIT in existing non-qualified REIT subsidiaries would be grandfathered, and therefore subject to the existing 10% voting securities test (see "- General Tax Treatment of PSI"), except that such grandfathered status would terminate if the non-qualified REIT subsidiary engaged in a new trade or business or acquired substantial new assets on or after the effective date of the proposal. As a result, if the legislation were enacted and the Lock/Box Company were to commence new trade or business activities or acquire substantial new assets after the effective date of the proposal, the Lock/Box Company would lose its grandfathered status and PSI would be subject to the new 10% of the vote or value limitation with respect to its ownership interest in the Lock/Box Company (which PSI does not now satisfy). Accordingly, the proposal, if enacted, could materially impede PSI's ability to expand the business activities of the Lock/Box Company and to engage in other activities through non-qualified REIT subsidiaries without jeopardizing PSI's REIT status. This would limit PSI's ability to derive economic benefit from engaging in activities which were related to PSI's businesses, but which were not qualified REIT activities.

     A second proposed provision would tax immediately the built-in gains of C corporations merging into REITs in tax-free reorganizations. Under current law, C corporations can defer a portion of this tax. Accordingly, if enacted as currently drafted, this provision could impede PSI's ability to acquire additional properties through mergers with C corporations.

                             STATE AND LOCAL TAXES

     The tax treatment of PSI and PSP20 shareholders, in states having taxing jurisdiction over them may differ from the federal income tax treatment. Accordingly, no discussion of state taxation of PSI and PSP20 shareholders, is provided nor is any representation made as to the tax status of PSI in such states. All investors should consult their own tax advisors as to the treatment of PSI under the respective state tax laws applicable to them.

                                 LEGAL OPINIONS

     David Goldberg, senior vice president and general counsel of PSI, will deliver an opinion to the effect that the shares of PSI common stock to be issued in the merger will be validly issued, fully paid and nonassessable. Mr. Goldberg owns 87,865 shares of PSI common stock, 1,000 shares of PSI convertible preferred stock and 600 shares of PSI senior preferred stock and has options to acquire an additional 150,834 shares of PSI common stock. Hogan & Hartson L.L.P., Washington, D.C., has rendered an opinion to the effect that the discussion under "Federal Income Tax Considerations" fairly summarizes the material federal income tax considerations to a PSP20 shareholder as a result of the merger, and the subsequent ownership of PSI common stock, as well as to the effect that the merger will constitute a reorganization under Section 368(a) of the Code (based on certain factual assumptions and representations made by PSI, PSP20, and certain PSP20 shareholders). Hogan & Hartson L.L.P. has performed certain legal services on behalf of PSI, including the representation of PSI in the PSMI Merger.

                                    EXPERTS

     The consolidated financial statements of PSI as at December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 which are included in PSI's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report with respect thereto and incorporated herein by reference.

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

     The financial statements of PSP20 as at December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 appearing herein and in the Annual Report on Form 10-K of PSP20 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included herein. Such financial statements are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              INDEPENDENT AUDITORS

     It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors of PSI and PSP20 since its organization, will be in attendance at the special meeting of PSP20 shareholders with the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of PSP20 shareholders or their representatives.

                             SHAREHOLDER PROPOSALS

     Any proposal that a PSP20 shareholder wishes to submit for consideration for inclusion in the proxy statement for the next annual meeting of shareholders must have been received by PSP20 no later than March 1, 1998.

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

                                    GLOSSARY

     The following are definitions of certain terms used in this proxy statement:

     "Merger."  The merger of PSP20 with and into PSI.

     "PSP20." Public Storage Properties XX Inc., a REIT organized as a California corporation.

     "PSP20 Common Stock." Shares of Common Stock Series A, par value $.01 per share, of PSP20.

     "PSP20 Partnership." Public Storage Properties XX Ltd., a California Limited Partnership, the predecessor to PSP20.

     "PSP20 shareholder."  A holder of shares of PSP20 Common Stock.

     "PSI." Public Storage, Inc., a REIT organized as a California corporation (formerly Storage Equities, Inc.).

     "PSI common stock." Shares of Common Stock, par value $.10 per share, of PSI.

     "PSI shareholder."  A holder of shares of PSI common stock.

     "PSMI." Public Storage Management, Inc., a California corporation, which, together with its affiliates, was merged into Storage Equities, Inc. on November 16, 1995.

     "REIT."  A real estate investment trust.

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                                                                      Appendix A

                      AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of this 13th day of February, 1998, by and among PUBLIC STORAGE, INC., a California corporation ("PSI") and PUBLIC STORAGE PROPERTIES XX, INC., a California corporation ("PSP20").

     A. The parties intend that this Agreement shall constitute a Plan of Reorganization for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Plan of Reorganization provides for the merger of PSP20 with and into PSI in accordance with the applicable provisions of the General Corporation Law of California (the "GCLC") and the Agreement of Merger substantially in the form attached hereto as Exhibit A ("Merger Agreement").

     B. The Boards of Directors of PSI and PSP20 believe that it is in the best interests of such corporations and their respective shareholders to enter into and complete this Agreement and they have approved this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, the parties agree as follows:

     1. ADOPTION OF PLAN. The parties hereby adopt the Plan of Reorganization hereinafter set forth.

     2.  THE MERGER.

         2.1 COMPLETION OF THE MERGER. At the Effective Time (as defined below), PSP20 will be merged with and into PSI (the "Merger") in accordance with the terms, conditions and provisions of this Agreement and the Merger Agreement. The Merger shall become effective at the time at which the Merger Agreement, together with the requisite Officers' Certificates of PSI and PSP20 are filed with the California Secretary of State in accordance with the GCLC (the "Effective Time"). PSI and PSP20 are sometimes collectively referred to herein as the "Constituent Corporations" and PSI, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

         2.2  EFFECT OF THE MERGER.  At the Effective Time:

              2.2.1 CONSTITUENT CORPORATIONS. The separate corporate existence of PSP20 shall cease and the Surviving Corporation shall thereupon succeed, without other transfer, to all the rights and property of PSP20 and shall be subject to all the debts and liabilities of PSP20 in the same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of PSP20 shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against PSP20 may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

              2.2.2 ARTICLES AND BYLAWS. The Articles of Incorporation and the Bylaws of PSI, as then amended, shall continue to be the Articles of Incorporation and the Bylaws of the Surviving Corporation until changed as provided by law and their respective provisions.

              2.2.3 OFFICERS AND DIRECTORS. The officers and directors of PSI shall continue as officers and directors of the Surviving Corporation until their successors are elected and qualified as provided by law and in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

         2.3 CONVERSION OF COMMON STOCK SERIES A. The manner of converting the outstanding shares of Common Stock Series A ($.01 par value) of PSP20 (the "PSP20 Shares") into cash and/or shares of Common Stock ($.10 par value) of PSI (the "PSI Shares") shall be as follows:

              2.3.1  CASH ELECTION.  At the Effective Time, subject to Sections
2.6 and 6.8 hereof, each PSP20 Share as to which a cash election has been made in accordance with the provisions of Section 2.5 hereof and has not been revoked, relinquished or lost pursuant to Section 2.5 hereof (the "Cash Election Shares") shall be converted into and shall represent the right to receive $22.57 in cash (the "Cash Election Price"). As soon as practicable after the Effective Time, the registered holders of Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Shares.

              2.3.2 SHARE EXCHANGE. At the Effective Time, subject to Sections 2.4, 2.5, 2.7 and 6.8 hereof, each PSP20 Share (other than Cash Election Shares and PSP20 Shares owned by PSI) shall be converted into that number of PSI Shares equal to, rounded to the nearest thousandth, the quotient (the "Conversion Number") derived by dividing $22.57 by the average of the per share closing prices on the New York Stock Exchange, Inc. (the "NYSE") of PSI Shares during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of shareholders of PSP20 provided for in Section 6.2 hereof. If, prior to the Effective Time, PSI should split or combine the PSI Shares, or pay a stock dividend, the Conversion Number will be appropriately adjusted to reflect such action.

         2.4 NO FRACTIONAL SHARES. Notwithstanding any other term or provision of this Agreement, no fractional PSI Shares and no certificates or script therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu of any such fractional share interests, each holder of PSP20 Shares who would otherwise be entitled to such fractional share will, upon surrender of the certificate representing such PSP20 Shares, receive a whole PSI Share if such fractional share to which such holder would otherwise have been entitled is .5 of an PSI Share or more, and such fractional share shall be disregarded if it represents less than .5 of an PSI Share; provided, however, that, such fractional share shall not be disregarded if such fractional share to which such holder would otherwise have been entitled represents .5 of 1% or more of the total number of PSI Shares such holder is entitled to receive in the Merger. In such event, such holder shall be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (i) the per share closing price on the NYSE of the PSI Shares at the Effective Time by (ii) the fractional interest.

         2.5 PROCEDURE FOR CASH ELECTION. At the time of the mailing of the Proxy Statement and Prospectus provided for in Section 6.5 hereof, PSI will send to each holder of record of PSP20 Shares at the record date for PSP20 meetings of shareholders referred to in Section 6.2 hereof a cash election form (the "Form of Election") providing such holder with the option to elect to receive the Cash Election Price with respect to all or any portion of such holder's PSP20 Shares. Any such election to receive the cash payment contemplated by
Section 2.3.1 hereof shall have been properly made only if American Stock Transfer & Trust Company (the "Depositary") shall have received at its designated office, by 5:00 p.m., New York time, on the last business day preceding the day of such meeting of shareholders, a Form of Election properly completed and accompanied by certificates for the shares to which such Form of Election relates (or an appropriate guarantee of delivery in a form and on terms satisfactory to PSI), as set forth in such Form of Election. Any Form of Election may be revoked by the person submitting the same to the Depositary only by written notice received by the Depositary prior to 5:00 p.m., New York time, on the last business day before the day of the meeting of shareholders referred to in Section 6.2 hereof. In addition, all Forms of Election shall automatically be revoked if the Depositary is notified in writing by the parties hereto that the Merger have been abandoned. If a Form of Election is revoked pursuant to this Section 2.5, the certificate or certificates or any guarantee of delivery in respect of the PSP20 Shares to which such Form of Election relates shall be promptly returned to the person submitting the same to the Depositary. The Depositary may determine whether or not elections to receive cash have been properly made or revoked pursuant to this Section 2.5, and any such determination shall be conclusive and binding. If the Depositary determines that any election to receive cash was not properly or timely made, the PSP20 Shares covered thereby shall not be treated as Cash Election Shares, and shall be converted in the Merger as provided in Section 2.3.2 hereof. The Depositary may, with the agreement of PSI and PSP20, establish such procedures, not inconsistent with this Section 2.5, as may be necessary or desirable to implement this Section 2.5.

         2.6  PROCEDURE FOR PRORATION.

              2.6.1 NO PRORATION OF PSP20 SHARES. If the aggregate number of Cash Election Shares and Dissenting Shares (as defined below) of PSP20 is 20% or less than the number of PSP20 Shares outstanding as of the record date for the meeting of shareholders of PSP20 referred to in Section 6.2, then each Cash Election Share of PSP20 shall be converted in the Merger into the right to receive the Cash Election Price for PSP20 Shares.

              2.6.2  PRORATION OF PSP20 SHARES.  If the aggregate number of
Cash Election Shares and Dissenting Shares of PSP20 exceeds 20%, then each Cash Election Share of PSP20 shall be converted in the Merger into the right to receive cash or into PSI Shares as follows: the number of Cash Election Shares of PSP20 owned by a holder of PSP20 Shares that shall be converted into the right to receive the Cash Election Price for PSP20 Shares shall equal the number obtained by multiplying (i) (A) 20% of outstanding PSP20 Shares less (B) the number of Dissenting Shares (as hereinafter defined) of PSP20, if any, by (ii) a fraction of which the numerator shall be the number of Cash Election Shares owned by such holder and the denominator shall be the aggregate number of Cash Election Shares of PSP20. The balance of such Cash Election Shares shall be converted into PSI Shares in accordance with the provisions of Section 2.3.2 hereof. Notwithstanding the foregoing, PSI, in its sole discretion, may allow Cash Election Shares of PSP20 to receive the Cash Election Price for PSP20 Shares even if the aggregate number of Cash Election Shares and Dissenting Shares of PSP20 exceeds 20% of the number of PSP20 Shares outstanding as of the record date for the meeting of shareholders of PSP20 referred to in Section 6.2, provided that in no event shall the number of Cash Election Shares exceed 50% of the outstanding PSP20 Shares.

         2.7 DISSENTING SHARES. PSP20 Shares held by a holder who has demanded and perfected his right to an appraisal of such shares in accordance with
Section 1300 et seq. of the GCLC and who has not effectively withdrawn or lost his right to appraisal ("Dissenting Shares") shall not be converted into or represent the right to receive cash and/or PSI Shares, but the holder thereof shall be entitled only to such rights as are granted by Section 1300 et seq. of the GCLC. Each holder of Dissenting Shares who becomes entitled to payment for PSP20 Shares pursuant to these provisions of the GCLC shall receive payment therefor from the Surviving Corporation in accordance therewith. If any holder of PSP20 Shares who demands appraisal in accordance with Section 1300 et seq. of the GCLC shall effectively withdraw with the consent of the Surviving Corporation or lose (through failure to perfect or otherwise) his right to appraisal with respect to PSP20 Shares, such PSP20 Shares shall automatically be converted into the right to receive PSI Shares pursuant to Section 2.3.2 hereof.

         2.8 PSI SHARES UNAFFECTED. The Merger shall effect no change in any of the outstanding PSI Shares and no outstanding PSI Shares shall be converted or exchanged as a result of the Merger, and no cash shall be exchangeable, and no securities shall be issuable, with respect thereto.

         2.9 CANCELLATION OF SHARES HELD OR OWNED BY PARTIES. At the Effective Time, any PSP20 Shares owned by PSI shall be cancelled and retired and no shares shall be issuable, and no cash shall be exchangeable, with respect thereto.

         2.10 EXCHANGE OF CERTIFICATES. After the Effective Time, each holder of a certificate theretofore evidencing outstanding PSP20 Shares which were converted into PSI Shares pursuant hereto, upon surrender of such certificate to BankBoston N.A. (the "Exchange Agent") or such other agent or agents as shall be appointed by the Surviving Corporation, shall be entitled to receive a certificate representing the number of whole PSI Shares into which the PSP20 Shares theretofore represented by the certificate so surrendered shall have been converted as provided in Section 2.3.2 hereof and cash payment in lieu of fractional share interests, if any, as provided in Section 2.4 hereof. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and a transmittal form to each holder of PSP20 Shares of record at the Effective Time whose stock shall have been converted into PSI Shares, advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent certificates evidencing PSP20 Shares in exchange for certificates evidencing PSI Shares.

         2.11  STATUS UNTIL SURRENDERED.  Until surrendered as provided in
Section 2.10 hereof, each outstanding certificate which, prior to the Effective Time, represented PSP20 Shares (other than Cash Election Shares and Dissenting Shares, if any) will be deemed for all corporate purposes to evidence ownership of the number of whole

PSI Shares into which the PSP20 Shares evidenced thereby were converted. However, until such outstanding certificates formerly evidencing PSP20 Shares are so surrendered, no dividend payable to holders of record of PSI Shares shall be paid to the holders of such outstanding certificates in respect of PSP20 Shares, but upon surrender of such certificates by such holders there shall be paid to such holders the amount of any dividends (without interest) theretofore paid with respect to such whole PSI Shares as of any record date on or subsequent to the Effective Time and the amount of any cash (without interest) payable to such holder in lieu of fractional share interests pursuant to Section
2.4 hereof.

         2.12 TRANSFER OF SHARES. After the Effective Time, there shall be no further registration of transfers of PSP20 Shares on the records of PSP20 and, if certificates formerly evidencing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates evidencing PSI Shares and cash in lieu of fractional share interests as herein provided.

         2.13 CONVERSION OF COMMON STOCK SERIES B AND C. At the Effective Time, subject to Section 6.8 hereof, each share of Common Stock Series B and C ($.01 par value) of PSP20 (other than shares owned by PSI) shall be converted (or deemed to be converted) into that number of PSI Shares equal to, rounded to the nearest thousandth, the quotient derived by dividing $10.90 by the average per share closing prices on the NYSE of PSI Shares during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of shareholders of PSP20 provided for in Section 6.2 hereof. If, prior to the Effective Time, PSI should split or combine the PSI Shares, or pay a stock dividend, such conversion number will be appropriately adjusted to reflect such action. At the Effective Time, any Common Stock Series B and C of PSP20 owned by PSI shall be cancelled and retired and no shares shall be issuable with respect thereto.

     3.  CLOSING.

         3.1 TIME AND PLACE OF CLOSING. If this Agreement is approved by the shareholders of PSP20, a meeting (the "Closing") shall take place as promptly as practicable thereafter at which the applicable parties will exchange certificates and other documents as required by this Agreement. Such Closing shall take place at such time and place as PSI may designate. The date of the Closing shall be referred to as the "Closing Date."

         3.2 EXECUTION AND FILING OF MERGER AGREEMENT. At or before the Closing and after shareholder approval of PSP20, the applicable parties shall execute and deliver the Merger Agreement, together with the requisite Officers' Certificates, for filing with the California Secretary of State. The Merger Agreement, together with the requisite Officers' Certificates, shall be duly filed with the California Secretary of State in accordance with the GCLC as soon as practicable following the Closing.

     4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PSP20. PSP20 represents, warrants and agrees with PSI that:

         4.1 AUTHORIZATION. Subject to approval of this Agreement by the shareholders of PSP20, (i) the execution, delivery and performance of this Agreement by PSP20 has been duly authorized and approved by all necessary corporate action of PSP20, and (ii) PSP20 has necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

         4.2 ORGANIZATION AND RELATED MATTERS. PSP20 is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSP20. PSP20 has no direct or indirect equitable or beneficial interest in any other corporation other than PSCC, Inc.

         4.3 CAPITAL STOCK. The authorized capital stock of PSP20 consists solely of (i) 1,393,709 shares of Common Stock Series A ($.01 par value), 860,734 of which were issued and outstanding as of December 31, 1997, (ii) 90,859 shares of Common Stock Series B ($.01 par value), all of which were issued and outstanding as of December 31, 1997 and (iii) 257,432 shares of Common Stock Series C ($.01 par value), all of which were issued and outstanding as of December 31, 1997. All of the issued and outstanding shares of Common Stock Series A, B and C of PSP20 have been duly and validly authorized and issued, and are fully paid and nonassessable. There are no options or agreements to which PSP20 is a party or by which it is bound calling for or requiring the issuance of any of PSP20's capital stock, except that the shares of Common Stock Series B and C are convertible into shares of Common Stock Series A in accordance with PSP20's Articles of Incorporation.

         4.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming approval of the Merger and of this Agreement by the shareholders of PSP20, neither the execution and delivery of this Agreement nor the consummation by PSP20 of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreement and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which PSP20 is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of PSP20's real property, (E) as may be required by any applicable state securities or takeover laws, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSP20 or adversely affect the ability of PSP20 to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSP20 is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSP20 or adversely affect the ability of PSP20 to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSP20 or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSP20 or adversely affect the ability of PSP20 to consummate the transactions contemplated hereby.

         4.5 LITIGATION. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSP20, threatened against PSP20 or involving any of its properties or assets.

         4.6 SEC REPORTS. Since January 1, 1994, PSP20 has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSP20 SEC Reports"). None of the PSP20 SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.7 FINANCIAL STATEMENTS. The financial statements included in the PSP20 SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSP20 as of their respective dates, and the results of operations of PSP20 for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1997, the business of PSP20 has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

         4.9 S-4 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information supplied or to be supplied by PSP20 for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement and Prospectus (as such terms are defined in Section 6.5 hereof) will
(i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement and Prospectus, at the time of the mailing of the Proxy Statement and Prospectus and at the time of the meetings of the shareholders of PSP20, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.10 INSURANCE. All material insurance of PSP20 is currently in full force and effect and PSP20 has reported all claims and occurrences to the extent required by such insurance.

         4.11 DISCLOSURE. The representations and warranties by PSP20 in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PSI. PSI hereby represents, warrants and agrees with PSP20 that:

         5.1 AUTHORIZATION. The execution, delivery and performance of this Agreement by PSI have been duly authorized and approved by all necessary corporate action of PSI, and PSI has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

         5.2 ORGANIZATION AND RELATED MATTERS. PSI is a corporation duly organized, existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSI.

         5.3 CAPITAL STOCK. The authorized capital stock of PSI consists solely of (i) 200,000,000 shares of Common Stock ($.10 par value), 105,102,145 of which were issued and outstanding as of December 31, 1997, (ii) 7,000,000 shares of Class B Common Stock ($.10 par value), all of which were issued and outstanding as of December 31, 1997, (iii) 50,000,000 shares of Preferred Stock ($.10 par value), 13,261,884 of which were issued and outstanding as of December 31, 1997 and (iv) 200,000,000 shares of Equity Stock ($.01 par value), 225,000 of which were issued and outstanding at December 31, 1997. All of the issued and outstanding shares of Common Stock, Class B Common Stock, Preferred Stock and Equity Stock of PSI have been duly and validly authorized and issued, and are fully paid and nonassessable. The issuance of the PSI Shares in the Merger has been duly and validly autho rized and, when issued and delivered as provided in this Agreement, the PSI Shares will have been duly and validly issued, fully paid and nonassessable; and the shareholders of PSI have no preemptive rights with respect to any shares of capital stock of PSI.

         5.4 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation by PSI of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreement and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which PSI is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of the real property of PSP20,
(E) as may be required by any applicable state securities or takeover laws, or
(F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSI is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSI or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby.

         5.5 LITIGATION. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSI, threatened against PSI or involving any of its properties or assets.

         5.6 SEC REPORTS. Since January 1, 1994, PSI has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSI SEC Reports"). None of the PSI SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.7 FINANCIAL STATEMENTS. The financial statements included in PSI's SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSI as of their respective dates, and the results of operations of PSI for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1997, the business of PSI has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

         5.9 S-4 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information supplied or to be supplied by PSI for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement and Prospectus (as those terms are defined in Section 6.5 hereof) will
(i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement and Prospectus, at the time of the mailing of the Proxy Statement and Prospectus and at the time of the meetings of the shareholders of PSP20, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.10 INSURANCE. All material insurance of PSI is currently in full force and effect and PSI has reported all claims and occurrences to the extent required by such insurance.

         5.11 DISCLOSURE. The representations and warranties by PSI in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     6.  COVENANTS AND AGREEMENTS.

         6.1 ORDINARY COURSE. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of PSI and PSP20 will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to: (a) preserve intact its present business, organization and goodwill, (b) maintain all permits, licenses and authorizations required by applicable laws, and (c) keep available the services of its present employees and preserve its relationships with customers, suppliers, lenders, lessors, governmental entities and others having business or regulatory dealings with it. PSP20 will not issue any capital stock or debt securities convertible into capital stock. PSI and PSP20 will promptly notify the others of any event or occurrence not in the ordinary and usual course of business or which may have a material adverse effect on the properties or financial condition of such party.

         6.2 MEETINGS OF SHAREHOLDERS. PSP20 will take all action necessary in accordance with applicable law to convene a meeting of its shareholders as promptly as practicable to consider and vote upon approval of this Agreement, it being understood that the principal terms of the Agreement must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock Series A, B and C of PSP20, counted together as a single class with the shares of Common Stock Series B and C voted with the holders of a majority of the unaffiliated shares of Common Stock Series A.

         6.3 TAX REPORTING. Each of PSI and PSP20 agrees to report the Merger for federal and state income tax purposes, as a reorganization of the type described in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

         6.4 ACQUISITION PROPOSALS. PSP20 will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or similar transaction involving PSP20, or any purchase of all or any significant portion of either of their assets, or any equity interest in either of them, other than the transactions contemplated hereby (an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that the Board of Directors of PSP20 may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives with persons who have sought the same if the failure to provide such information or participate in such negotiations and discussions might cause the members of the Board of Directors of PSP20 to breach their fiduciary duty to the shareholders of PSP20 under applicable law as advised by counsel. PSP20 will notify PSI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with PSP20, and will keep PSI informed of the status and terms of any such proposals and any such negotiations or discussions.

         6.5 REGISTRATION AND PROXY STATEMENTS. PSP20 will promptly prepare and file with the SEC a preliminary proxy statement in connection with the vote of shareholders of PSP20 with respect to the Merger. PSI will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a combined proxy statement/prospectus, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the PSI Shares to be issued to holders of PSP20 Shares in the Merger (such combined proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms to be mailed to the shareholders of PSP20, being herein called the "Proxy Statement and Prospectus"). PSI and PSP20 will use their best efforts to have or cause the S-4 Registration Statement to be declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and PSP20 will use its best efforts to cause the Proxy Statement and Prospectus to be mailed to its shareholders at the earliest practicable date. PSP20 agrees that if at any time prior to the Effective Time any event with respect to PSP20 should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement and Prospectus or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of PSP20 and (ii) the Proxy Statement and Prospectus will (with respect to PSP20) comply as to form in all material respects with the requirements of the federal securities laws. PSI agrees that
(i) if at any time prior to the Effective Time any event with respect to PSI should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement and Prospectus or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of PSP20 and (ii) the Proxy Statement and Prospectus will (with respect to PSI) comply as to form in all material respects with the requirements of the federal securities laws.

         6.6 BEST EFFORTS. Each of PSI and PSP20 shall: (i) promptly make its respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (ii) use its best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

         6.7 REGISTRATION AND LISTING OF PSI SHARES. PSI will use its best efforts to register the PSI Shares under the applicable provisions of the Securities Act and to cause the PSI Shares to be listed for trading on the NYSE upon official notice of issuance.

         6.8 DISTRIBUTIONS. PSP20 will not, at any time prior to the Effective Time, declare or pay any cash distribution on its capital stock or make any other distribution of assets to its shareholders, except (i) regular quarterly dividends on its Common Stock at a quarterly rate not in excess of $.28 per share, (ii) distributions to shareholders of record immediately prior to the Effective Time in an aggregate amount equal to the amount by which the estimated Net Asset Value of PSP20 (as defined below) allocable to the shareholders as of the Effective Time exceeds $22.57 per share in the case of the PSP20 Shares and $10.90 per share in the case of the PSP20 Common Stock Series B and C and (iii) pre-Merger cash distributions required to satisfy PSP20's REIT distribution requirements (the number of PSI Shares issued in the Merger and the amount receivable upon Cash Elections would be reduced on a pro rata basis in an aggregate amount equal to such additional distributions). For this purpose, the Net Asset Value of PSP20 is the sum of (a) the fair market value of PSP20's real estate assets as determined by appraisal by The Nicholson Group, Ltd. as of October 31, 1997, and (b) the book value of PSP20's non-real estate assets as of the date of determination, and less (c) PSP20's liabilities as of the date of determination. The determination of book value and liabilities shall be from PSP20's financial statements prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods.

     7.  CONDITIONS.

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part, to the extent permitted by applicable law:

          7.1.1 PSP20 SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been duly approved by the shareholders of PSP20 as contemplated by Section 6.2.

          7.1.2 GOVERNMENTAL AND REGULATORY CONSENTS. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the expiration of the waiting period requirements of the HSR Act) shall have been made or obtained (as the case may be) without material restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a material adverse effect on PSI, PSP20.

          7.1.3 LITIGATION. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action which prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the party invoking this condition shall use its best efforts to have any such judgment, decree, injunction or other order vacated.

          7.1.4 REGISTRATION STATEMENT. The S-4 Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under federal and state securities laws relating to the issuance or trading of the PSI Shares shall have been received.

          7.1.5 LISTING OF PSI SHARES ON NYSE. The PSI Shares shall have been approved for listing on the NYSE upon official notice of issuance.

          7.1.6 FAIRNESS OPINION. The Boards of Directors of PSP20 shall have received the opinion of Robert A. Stanger & Co., Inc. in form and substance satisfactory to them to the effect that the consideration to be received by the shareholders of PSP20 in the Merger is fair to such shareholders from a financial point of view, and such opinion shall not have been withdrawn or revoked.

          7.1.7 TAX OPINION. The Boards of Directors of PSI and PSP20 shall have received a legal opinion of Hogan & Hartson L.L.P. that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

          7.1.8 PSI BOARD APPROVAL. This Agreement and the transactions contemplated hereby shall have been duly approved by the Board of Directors of PSI.

     7.2 CONDITIONS TO OBLIGATIONS OF PSI. The obligations of PSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSI to the extent permitted by applicable law:

          7.2.1  ACCURACY OF REPRESENTATIONS; PERFORMANCE OF AGREEMENTS.
Each of the representations and warranties of PSP20 contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSP20 shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

          7.2.2 CERTIFICATE OF OFFICERS. PSI shall have received such certificates of officers of PSP20 as PSI may reasonably request in connection with the Closing, including upon request a certificate satisfactory to it of the Chief Executive Officer and the Chief Financial Officer of PSP20, to the effect that, to the best of their knowledge, all representations and warranties of PSP20 contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSP20 have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

          7.2.3 TITLE TO PROPERTIES; ENVIRONMENTAL AUDITS. PSI in its sole discretion shall be satisfied as to the status of title to (including the existence and effect of liens and encumbrances), and the results of an environmental audit of, each of the real properties owned by PSP20.

          7.2.4 TRADING PRICE OF PSI SHARES. The average of the per share closing prices of the PSI Shares on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of shareholders of PSP20 provided for in Section 6.2 hereof (the "Average PSI Share Price") shall be not less than $28.

          7.2.5 DISSENTING SHARES. The number of Dissenting Shares shall be less than 5% of the outstanding PSP20 Shares.

     7.3 CONDITIONS TO OBLIGATIONS OF PSP20. The obligations of PSP20 to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSP20 to the extent permitted by applicable law.

          7.3.1  ACCURACY OF REPRESENTATIONS; PERFORMANCE OF AGREEMENTS.
Each of the representations and warranties of PSI contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

          7.3.2 CERTIFICATE OF OFFICERS. PSP20 shall have received such certificates of officers of PSI as PSP20 may reasonably request in connection with the Closing, including upon request a certificate satisfactory to them of the Chief Executive Officer and the Chief Financial Officer of PSI, to the effect that, to the best of their knowledge, all representations and warranties of PSI contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSI has performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

     8.  TERMINATION.

         8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after shareholder approval, by the mutual written consent of PSI, PSP20.

         8.2 TERMINATION BY PSI, PSP20. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of PSI, PSP20 if
(i) the Merger shall not have been consummated by December 31, 1998 (provided that the right to terminate this Agreement under this Section 8.2(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or
(iii) the shareholders of PSP20 shall have failed to approve this Agreement and the transactions contemplated hereby at its meeting of shareholders.

         8.3 TERMINATION BY PSI. This Agreement may be terminated by PSI, and the Merger may be abandoned at any time prior to the Effective Time, as to the defaulting party if (i) PSP20 shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to such party of such failure to comply, or (ii) any representation or warranty of PSP20 contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to such party of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

         8.4 TERMINATION BY PSP20. This Agreement may be terminated by PSP20 and the Merger may be abandoned at any time prior to the Effective Time, before or after shareholder approval, if (i) PSI shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSI at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to PSI of such failure to comply, or (ii) any representation or warranty of PSI contained in this Agreement shall not be true in all material respects when made, which inaccuracy or beach (if capable of cure) has not been cured within five business days following notice to PSI of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

         8.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Section 8, no party (or any directors, officers, employees, agents or representatives of any party) shall have any liability or further obligation to any other party or any person who controls a party within the meaning of the Securities Act, except as provided in Section 9.1 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

     9.  MISCELLANEOUS.

         9.1 PAYMENT OF EXPENSES. If the Merger are consummated, the Surviving Corporation shall pay all the expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If the Merger are not consummated, each of PSI and PSP20 shall pay its own expenses, except that any expenses incurred in connection with the printing of the S-4 Registration Statement and the Proxy Statement and Prospectus, the real estate appraisals and environmental audits of the properties of PSP20 and preparation for real estate closings, and any filing fees under the HSR Act, the Securities Act and the Securities Exchange Act of 1934, as amended shall be paid 50% by PSI and 50% by PSP20.

         9.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations and warranties of PSI and PSP20 contained herein or in any certificate or document delivered pursuant hereto shall expire with and be terminated and extinguished by the effectiveness of the Merger and shall not survive the Effective Time. The sole right and remedy arising from a misrepresentation or breach of warranty, or from the failure of any of the conditions to be met, shall be the termination of this Agreement by the other party. This Section 9.2 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.

         9.3 MODIFICATION OR AMENDMENT. The parties may modify or amend this Agreement by written agreement authorized by the Boards of Directors and executed and delivered by officers of the respective parties; provided, however, that after approval of this Agreement by the shareholders of a party, no amendment shall be made which changes any of the principal terms of the Merger or this Agreement, without the approval of such shareholders.

         9.4 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

         9.6 INTERPRETATION. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. Each of the capitalized terms defined in this Agreement shall, for all purposes of this Agreement (and whether defined in the plural and used in the singular, or vice versa), have the respective meaning assigned to such term in the Section in which such meaning is set forth. References in this Agreement to "parties" or a "party" refer to parties to this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. "Including" means "including without limitation."

         9.7 HEADINGS. The descriptive headings contained in the Sections and subsections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.8 PARTIES IN INTEREST. This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, and shall confer no right, benefit or interest upon any other person, including shareholders of the respective parties.

         9.9 NOTICES. All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by U.S. mail, postage prepaid, addressed as follows or such other address as the party to be notified has furnished in writing by a notice given in accordance with this Section 9.9:

             If to PSI:

             Public Storage, Inc.
             701 Western Avenue, Suite 200
             Glendale, California 91201-2397
             Attention:  Harvey Lenkin
                         President

             If to PSP20:

             Public Storage Properties XX, Inc.
             701 Western Avenue, Suite 200
             Glendale, California 91201-2397
             Attention:  B. Wayne Hughes
                         Chief Executive Officer

Any such notice or communication shall be deemed given as of the date of delivery, if delivered personally, or on the second day after deposit with the U.S. Postal Service, if sent by U.S. mail.

         9.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

         9.11 ASSIGNMENT. No rights, interests or obligations of either party under this Agreement may be assigned or delegated without the prior written consent of the other party.

         9.12 ENTIRE AGREEMENT. This Agreement, including the Merger Agreement, embodies the entire agreement and understanding between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether written or oral.

         9.13 SEVERABLE PROVISIONS. If any of the provisions of this Agreement may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

         9.14 FURTHER ACTION. If at any time after the Effective Time, the Surviving Corporation shall determine that any assignments, transfers, deeds or other assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of PSP20, the officers of any Constituent Corporation are fully authorized in the name of PSP20 or otherwise to execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                        PUBLIC STORAGE, INC.


                                        By:    /s/ HARVEY LENKIN
                                               ---------------------------
                                               Harvey Lenkin
                                               President

                                        PUBLIC STORAGE PROPERTIES XX, INC.


                                        By:    /s/ B. WAYNE HUGHES
                                               ---------------------------
                                               B. Wayne Hughes
                                               Chief Executive Officer

                                                                    Exhibit A to
                                                                      Appendix A
                                                                      ----------

                              AGREEMENT OF MERGER



          THIS AGREEMENT OF MERGER ("Agreement") is entered into as of this _____ day of _______________, 1998, by and between PUBLIC STORAGE, INC., a California corporation ("PSI"), and PUBLIC STORAGE PROPERTIES XX, INC., a California corporation ("PSP20"), with reference to the following:

          A. PSI was incorporated in 1980 under the laws of California, and on the date hereof its authorized capital stock consists of 200,000,000 shares of Common Stock, $.10 par value (the "PSI Shares"), ___________ of which are issued and outstanding, 7,000,000 shares of Class B Common Stock, $.10 par value, all of which are issued and outstanding, 50,000,000 shares of Preferred Stock, $.01 par value, ___________ of which are issued and outstanding and 200,000,000 shares of Equity Stock, $.01 par value, _______________ of which are issued and outstanding.

          B. PSP20 was incorporated in 1990 under the laws of California, and on the date hereof has outstanding __________ shares of Common Stock Series A, $.01 par value (the "PSP20 Shares"), _________ shares of Common Stock Series B and _________ shares of Common Stock Series C.

          C. PSI and PSP20 have entered into an Agreement and Plan of Reorganization dated as of February 13, 1998 (the "Plan"), setting forth certain representations, warranties, conditions and agreements pertaining to the Merger (as defined below).

          D. The Boards of Directors of PSI and PSP20 have approved the Plan and this Agreement of Merger, and the requisite shareholder approval has been obtained.

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                   ---------

          1.1 THE MERGER. At the Effective Time (as defined below), PSP20 will be merged with and into PSI (the "Merger") and PSI shall be the surviving corporation. PSI and PSP20 are sometimes collectively referred to herein as the "Constituent Corporations" and PSI, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

          1.2 EFFECTIVE TIME. The Merger shall become effective at the time at which this Agreement, together with the requisite Officers' Certificates of PSI and PSP20, are filed with the California Secretary of State (the "Effective Time").

          1.3  EFFECT OF THE MERGER.  At the Effective Time:

               (a) The separate corporate existence of PSP20 shall cease and the Surviving Corporation shall thereupon succeed, without other transfer, to all the rights and property of PSP20 and shall be subject to all the debts and liabilities of PSP20 in the same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of PSP20 shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against PSP20 may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

                                     E.A-1

                  (b) The Articles of Incorporation and the Bylaws of PSI, as then amended, shall continue to be the Articles of Incorporation and the Bylaws of the Surviving Corporation until changed as provided by law and their respective provisions.

                  (c) The directors of PSI shall continue as directors of the Surviving Corporation until their successors are elected and qualified as provided by law and in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE II
                                   ----------

          2.1 CONVERSION OF PSP20 SHARES. The manner of converting the outstanding PSP20 Shares into cash and/or PSI Shares shall be as follows:

                  (a) At the Effective Time, subject to Section 2.6 of the Plan, each PSP20 Share as to which a cash election has been made in accordance with the provisions of Section 2.5 of the Plan and has not been revoked, relinquished or lost pursuant to Section 2.5 of the Plan (the "Cash Election Shares") shall be converted into and shall represent the right to receive $_______ in cash (the "Cash Election Price"). As soon as practicable after the Effective Time, the registered holders of Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Shares.

                  (b) At the Effective Time, subject to Sections 2.4, 2.5 and
2.7 of the Plan, each PSP20 Share (other than Cash Election Shares and PSP20 Shares owned by PSI) shall be converted into ______ PSI Shares.

          2.2 NO FRACTIONAL SHARES. Notwithstanding any other term or provision of this Agreement or the Plan, no fractional PSI Shares and no certificates or script therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu of any such fractional share interests, each holder of PSP20 Shares who would otherwise be entitled to such fractional share will, upon surrender of the certificate representing such PSP20 Shares, receive a whole PSI Share if such fractional share to which such holder would otherwise have been entitled is .5 of an PSI Share or more, and such fractional share shall be disregarded if it represents less than .5 of an PSI Share; provided, however, that, such fractional share shall not be disregarded if such fractional share to which such holder would otherwise have been entitled represents .5 of 1% or more of the total number of PSI Shares such holder is entitled to receive in the Merger. In such event, such holder shall be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. of the PSI Shares at the Effective Time by (ii) the fractional interest.

          2.3 DISSENTING SHARES. PSP20 Shares held by a holder who has demanded and perfected his right to an appraisal of such shares in accordance with Section 1300 et seq. of the General Corporation Law of California (the "GCLC") and who has not effectively withdrawn or lost his right to appraisal ("Dissenting Shares") shall not be converted into or represent the right to receive cash and/or PSI Shares, but the holder thereof shall be entitled only to such rights as are granted by Section 1300 et seq. of the GCLC. Each holder of Dissenting Shares who becomes entitled to payment for PSP20 Shares pursuant to these provisions of the GCLC shall receive payment therefor from the Surviving Corporation in accordance therewith. If any holder of PSP20 Shares who demands appraisal in accordance with Section 1300 et seq. of the GCLC shall effectively withdraw with the consent of the Surviving Corporation or lose (through failure to perfect or otherwise) his right to appraisal with respect to PSP20 Shares, such PSP20 Shares shall automatically be converted into the right to receive PSI Shares pursuant to Section 2.1(b) hereof.

          2.4 PSI SHARES UNAFFECTED. The Merger shall effect no change in any of the outstanding PSI Shares and no outstanding PSI Shares shall be converted or exchanged as a result of the Merger, and no cash shall be exchangeable and no securities shall be issuable, with respect thereto.

          2.5 CANCELLATION OF SHARES HELD OR OWNED BY PARTIES. At the Effective Time, any PSP20 Shares owned by PSI shall be cancelled and retired and no shares shall be issuable, and no cash shall be exchangeable, with respect thereto.

                                     E.A-2

          2.6 EXCHANGE OF CERTIFICATES. After the Effective Time, each holder of a certificate theretofore evidencing outstanding PSP20 Shares which were converted into PSI Shares pursuant hereto, upon surrender of such certificate to BankBoston N.A. (the "Exchange Agent") or such other agent or agents as shall be appointed by the Surviving Corporation, shall be entitled to receive a certificate representing the number of whole PSI Shares into which the PSP20 Shares theretofore represented by the certificate so surrendered shall have been converted and cash payment in lieu of fractional share interests, if any. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and a transmittal form to each holder of PSP20 Shares of record at the Effective Time whose stock shall have been converted into PSI Shares, advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent certificates evidencing PSP20 Shares in exchange for certificates evidencing PSI Shares.

          2.7       STATUS UNTIL SURRENDERED. Until surrendered as provided in
Section 2.6 hereof, each outstanding certificate which, prior to the Effective Time, represented PSP20 Shares (other than Cash Election Shares and Dissenting Shares, if any) will be deemed for all corporate purposes to evidence ownership of the number of whole PSI Shares into which the PSP20 Shares evidenced thereby were converted. However, until such outstanding certificates formerly evidencing PSP20 Shares are so surrendered, no dividend payable to holders of record of PSI Shares shall be paid to the holders of such outstanding certificates in respect of PSP20 Shares, but upon surrender of such certificates by such holders there shall be paid to such holders the amount of any dividends (without interest) theretofore paid with respect to such whole PSI Shares as of any record date on or subsequent to the Effective Time and the amount of any cash (without interest) payable to such holder in lieu of fractional share interests.

          2.8 TRANSFER OF SHARES. After the Effective Time, there shall be no further registration of transfers of PSP20 Shares on the records of PSP20 and, if certificates formerly evidencing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates evidencing PSI Shares and cash in lieu of fractional share interests as herein provided.

          2.9 CONVERSION OF COMMON STOCK SERIES B AND C. At the Effective Time, each share of Common Stock Series B (other than shares owned by PSI) shall be converted into ______ PSI Shares and each share of Common Stock Series C (other than shares owned by PSI) shall be converted into ______ PSI Shares.

                                  ARTICLE III
                                  -----------

          3.1 HEADINGS. The descriptive headings contained in the Sections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          3.2 PARTIES IN INTEREST. This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

          3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

          3.4 FURTHER ACTION. If at any time after the Effective Time, the Surviving Corporation shall determine that any assignments, transfers, deeds or other assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of PSP20, the officers of either Constituent Corporation are fully authorized in the name of PSP20 or otherwise to execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation.

          3.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

          3.6 ABANDONMENT OF MERGER. The Constituent Corporations have the power to abandon the Merger by mutual written consent prior to the filing of this Agreement with the California Secretary of State.

                                     E.A-3

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


                                     PUBLIC STORAGE, INC.

                                     By:  ________________________________
                                            Harvey Lenkin
                                            President



                                     By:  ________________________________
                                            Obren B. Gerich
                                            Assistant Secretary


                                     PUBLIC STORAGE PROPERTIES XX, INC.



                                     By:  ________________________________
                                            Harvey Lenkin
                                            President



                                     By:  ________________________________
                                            Obren B. Gerich
                                            Secretary

                                     E.A-4

                   [LETTERHEAD OF THE NICHOLSON GROUP, LTD.]

                                                                      APPENDIX B
                                                                      __________
                                         555 Industrial Drive
                                         Suite 207
                                         Hartland, Wisconsin 53029
                                         Phone (414) 369-5400 Fax (414) 369-5401

________________________________________________________________________________

February 9, 1998


PUBLIC STORAGE PROPERTIES XX, INC.
701 Western Avenue
Glendale, California  91201

Subject:  PUBLIC STORAGE PROPERTIES XX, INC.: A SEVEN PROPERTY PORTFOLIO


  02001   2250 W. 117th Street              Cleveland       OH
  02002   5570 Airdrome Street              Los Angeles     CA
  02003   945 N. Farnsworth                 Aurora          IL
  02004   914 Hopper Avenue                 Santa Rosa      CA
  02005   2300 Winnetka                     Golden Valley   MN
  02006   11837 Benham Road                 St. Louis       MO
  02007   8484 S. South Chicago Avenue      Chicago         IL


Gentlemen:

We have completed a limited appraisal of the real estate identified above and submit our findings in this Restricted Appraisal Report. We understand that our valuation opinion will be utilized in conjunction with the proposed merger of Public Storage Properties XX, Inc. into Public Storage, Inc. and may be included or referred to in solicitation materials filed with the Securities and Exchange Commission and distributed to shareholders of Public Storage Properties XX, Inc. and Public Storage, Inc.

This report is a Restricted Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(c) of the Uniform Standards of Professional Appraisal Practice for a Restricted Appraisal Report. As such, it does not include discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated above. The appraiser is not responsible for unauthorized use of this report.

                                              Public Storage Properties XX, Inc.
                                                                          Page 2

________________________________________________________________________________

Furthermore, as agreed, this report is the result of a limited appraisal process in that certain allowable departures from specific guidelines of the Uniform Standards of Appraisal Practice were invoked. The valuation analysis has considered all appropriate approaches to value: the Cost, Income Capitalization and Sales Comparison approaches. Our appraisal is limited in that we physically inspected the subject properties, conducted some investigative market due diligence, and have relied primarily on the Income Capitalization Approach to value; the results were then compared to the indicated value by the Sales Comparison Approach which used a regression analysis of sales of self-storage facilities located throughout the nation. The Cost Approach was not considered appropriate since today's investors do not rely upon the Cost Approach in making investment decisions. Given the income-producing nature of the subject properties, the Income Capitalization Approach is considered the most applicable approach to value. Utilizing this methodology, in our opinion, we have performed all actions necessary to ensure a fair valuation of the portfolio.

The general analytical process that was undertaken included a review of the each property's unit mix, rental rates and historical financial statements.
Following these reviews a stabilized level of operating income was projected for each property. The value estimate by the Income Capitalization Approach was then made using direct capitalization and a discounted cash flow analysis. As additional support for the indicated value for the self-storage properties, we prepared a regression analysis on sales of self-storage properties that have occurred throughout the nation in 1996 and 1997. Based upon a correlation of these methodologies, we arrived at an opinion of value for the portfolio of properties. Lastly, as a reasonableness check, the resultant property and portfolio level capitalization rates were compared to reported capitalization rates of recent and pending transactions of self-storage property portfolios, some of which involved Public Storage, Inc., as a party to the transaction.

Historical operating statements, unit mix, net rentable area, rental rates and other property-specific data for the properties appraised were furnished by Public Storage, Inc. These financial operating statements and other information have been accepted as correctly representing operations and conditions of the subject properties.

Assets included within the scope of our valuation include land, land improvements, building improvements, and all fixed service equipment. Assets excluded are furniture, fixtures, machinery or equipment, personal property, supplies, materials on hand, inventories, company records, and any current or intangible assets that may exist.

We have made no investigations of, nor assume any responsibility for the existence or impact of any hazardous substance, which may or may not be present on the properties, in the development of our limited appraisal opinion.

                                              Public Storage Properties XX, Inc.
                                                                          Page 3

________________________________________________________________________________

Market value is generally defined as:

 "the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

 1. Buyer and seller are typically motivated;

 2. Both parties are well informed or well advised and acting in what they consider their own best interests;

 3. A reasonable time is allowed for exposure in the open market;

 4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

 5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

Fee Simple Interest (Estate) is defined as:

  "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."

The market value estimate set forth herein assumes that the portfolio of properties would be disposed of in an orderly manner, allowing sufficient time for exposure on the open market.

Based upon the analyses as described, it is our opinion, as of October 1, 1997, that the market value of the fee simple interest in the Public Storage Properties XX, Inc., seven property portfolio, is:

                TWENTY TWO MILLION TWO HUNDRED THOUSAND DOLLARS
                                 ($22,200,000)

Our compensation was not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, the occurrence of a subsequent event, or the approval of a loan.

                                              Public Storage Properties XX, Inc.
                                                                          Page 4

________________________________________________________________________________

Attached to this letter report please find the following exhibits:

    Exhibit  A  -   Assumptions and Limiting Conditions
             B  -   Appraisal Certification


The undersigned certifies that he has the professional qualifications and competency necessary to complete this appraisal assignment in an appropriate manner.

No investigation was made of the title to, or any liabilities against the property appraised.

Respectfully submitted,
THE NICHOLSON GROUP, LTD.

/s/ Lawrence R. Nicholson

Lawrence R. Nicholson, MAI

Professional Assistance By:
Michael J. Tompkins
Ann M. Donohoo

attachments
97060

                                              Public Storage Properties XX, Inc.
                                                                          Page 5

________________________________________________________________________________


                                   EXHIBIT A

                      ASSUMPTIONS AND LIMITING CONDITIONS


As agreed upon with the clients prior to the preparation of this appraisal, this is a Limited Appraisal; it invokes the Departure Provision of the Uniform Standards of Professional Appraisal Practice. The intended user of this report is warned that the reliability of the value conclusion provided may be impacted to the degree there is a departure from specific guidelines of USPAP. Although the Departure Provision has been invoked, it is our opinion that we have performed actions necessary to develop an opinion as to the market value of the portfolio.


This is a Restricted Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(c) of the Uniform Standards of Professional Appraisal Practice for a Restricted Appraisal Report. As such, it does not include discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated above. The appraiser is not responsible for unauthorized use of this report.


No responsibility is assumed for matters legal in nature. No investigation has been made of the title to or any liabilities against the property appraised.
The appraisal presumes, unless otherwise noted, that the owner's claim is valid, the property rights are good and marketable, and there are no encumbrances which cannot be cleared through normal processes.


To the best of our knowledge, all data set forth in this report are true and accurate. Although gathered from reliable sources, no guarantee is made nor liability assumed for the accuracy of any data, opinions, or estimates identified as being furnished by others which have been used in formulating this analysis.


No soil analysis or geological studies were ordered or made in conjunction with this report, nor were any water, oil, gas, coal, or other subsurface mineral and use rights or conditions investigated.


Substances such as asbestos, urea-formaldehyde foam insulation, other chemicals, toxic wastes, or other potentially hazardous materials could, if present, adversely affect the value of the property. Unless otherwise stated in this report, the existence of hazardous substance, which may or may not be present on or in the property, was not considered by the appraiser in the development of the conclusion of value. The stated value estimate is predicated on the assumption that there is no material on or in the property that would cause such a loss in value. No responsibility is assumed for any such conditions, and the client has been advised that the appraiser is not qualified to detect such substances, quantify the impact on values, or develop the remediation cost.

                                              Public Storage Properties XX, Inc.
                                                                          Page 6

________________________________________________________________________________


ASSUMPTIONS AND LIMITING CONDITIONS, CONTINUED

No environmental impact study has been ordered or made. Full compliance with applicable federal, state, and local environmental regulations and laws is assumed unless otherwise stated, defined, and considered in the report. It is also assumed that all required licenses, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization either have been or can be obtained or renewed for any use which the report covers.

It is assumed that all applicable zoning and use regulations and restrictions have been complied with unless a nonconformity has been stated, defined, and considered in the appraisal report. Further, it is assumed that the utilization of the land and improvements is within the boundaries of the property described and that no encroachment or trespass exists unless noted in the report.

The value or values presented in this report are based upon the premises outlined herein and are valid only for the purpose or purposes stated.

The date of value to which the conclusions and opinions expressed apply is set forth in this report. Unless otherwise noted, this date represents the last date of our physical inspection of the property. The value opinion herein rendered is based on the status of the national business economy and the purchasing power of the U.S. dollar as of that date.

Testimony or attendance in court or at any other hearing is not required by reason of this appraisal unless arrangements are previously made within a reasonable time in advance therefor.

One or more of the signatories of this appraisal report is a member or candidate of the Appraisal Institute. The Bylaws and Regulations of the Institute require each member and candidate to control the use and distribution of each appraisal report signed by them.

Except as specifically presented in the letter of transmittal, possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report (especially any conclusion of value, the identity of the appraiser or the firm with which he/she is connected, or any reference to the Appraisal Institute or the designations awarded by this organization) shall be disseminated to the public through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of The Nicholson Group, Ltd.

                                              Public Storage Properties XX, Inc.
                                                                          Page 7

________________________________________________________________________________


                                   EXHIBIT B

                            APPRAISAL CERTIFICATION


I certify that, to the best of my knowledge and belief:


 .  the statements of fact contained in this report are true and accurate.


 . the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.


 . I have no present or prospective interest in the properties that are the subject of this report, and I have no personal interest or bias with respect to the parties involved.


 . my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.


 . my analyses, opinions, and conclusions were developed, and this report has been prepared in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute and in conformance with the Uniform Standards of Professional Appraisal Practice.


 . I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized individuals.


 .  Each of the properties was inspected by a representative of The Nicholson
   Group, Ltd., however, I have not made a personal inspection of the properties that are the subject of this report.


 . unless noted in this report, no one else has provided significant professional assistance to the person signing this report.


 . I certify that as of the date of this report, I have completed the requirements under the continuing education program of the Appraisal Institute.


 . this appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.


   /s/ Lawrence R. Nicholson


   Lawrence R. Nicholson, MAI

                                                                      APPENDIX C



                 [LETTERHEAD OF ROBERT A. STANGER & CO., INC.]





The Special Committee of
 The Board of Directors of
Public Storage Properties XX, Inc.
701 Western Avenue, Suite 200
Glendale, CA  91201

Gentlemen:


     We have been advised that Public Storage Properties XX, Inc. ("PSP20") is entering into a transaction (the "Transaction") in which PSP20 will be merged with Public Storage, Inc. ("PSI"), an affiliated, publicly traded real estate investment trust. In the Transaction, the shareholders of PSP20 will be asked to approve the merger of PSP20 into PSI and the conversion of outstanding shares of PSP20 Common Stock Series A, other than shares held by Series A shareholders of PSP20 who have properly exercised dissenters rights under California law ("Dissenting Shares"), Series B and Series C into newly issued shares of PSI Common Stock or, at the option of the PSP20 shareholders with respect to up to 20% of the outstanding PSP20 Common Stock Series A less any Dissenting Shares, cash (collectively, the "Consideration"). We have been further advised that each share of PSP20 Common Stock Series A, other than Dissenting Shares held by PSP20 shareholders, will be converted into $22.57 (the net asset value per Series A share of PSP20 Common Stock based on an independent appraisal of PSP20's properties) in cash or shares of PSI Common Stock with an equivalent market value based on average closing prices on the New York Stock Exchange of PSI Common Stock during the twenty consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of PSP20. We also have been advised that (i) additional distributions will be made to the shareholders of PSP20 prior to the consummation of the Transaction to the extent required to cause PSP20's net asset value as of the date of the Transaction to be substantially equivalent to the estimate of PSP20's net asset value as of April 30, 1998 contained in the Proxy Statement and Prospectus filed with the Securities and Exchange Commission dated April 2, 1998, and (ii) if additional cash distributions are required to satisfy PSP20's REIT distribution requirements and are paid to PSP20 shareholders prior to the consummation of the Transaction, the Consideration would be reduced to reflect such additional cash distributions.



     PSP20 has formed a Special Committee of the Board of Directors to consider certain matters relating to the Transaction, and the Special Committee has requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to the fairness to the public shareholders of PSP20 (excluding PSI or its affiliates), from a financial point of view, of the Consideration to be received in the Transaction.

     In the course of our review to render this opinion, we have, among other things:



     o Reviewed the Combined Proxy Statement and Prospectus related to the Transaction and filed with the Securities and Exchange Commission (the "SEC") on April 2, 1998;



     o Reviewed PSP20's and PSI's annual reports to shareholders filed with the SEC on Form 10-K for the three fiscal years ending December 31, 1995, 1996 and 1997, which reports PSP20's management and PSI's management have indicated to be the most current financial statements available;



     o Reviewed the MAI-certified portfolio appraisal of the properties owned by PSP20 dated October 1, 1997 performed by The Nicholson Group, Ltd. (the "Appraisal"), and discussed with management of PSP20 and the appraiser the methodologies and procedures employed in preparing the Appraisal;



     o Reviewed information regarding purchases and sales of self-storage properties by PSI or any affiliated entities during the prior 24-month period and other information available relating to acquisition criteria for self-storage properties;



     o Reviewed internal financial analyses and forecasts prepared by PSP20, and based in part on the Appraisal, of the current net liquidation value per common share of PSP20's assets and projections of cash flow from operations, dividend distributions and going-concern values for PSP20, and the calculation of the allocation of such values among the PSP20 Shareholders and the holders of PSP20 Common Stock Series B and C;



     o Discussed with members of senior management of PSP20 and PSI conditions in self-storage property markets, conditions in the market for sales/acquisitions of properties similar to those owned by PSP20, current and projected operations and performance, financial condition and future prospects of PSP20 and PSI;



     o Reviewed historical market prices, trading volume and dividends for PSP20 and PSI Common Stock; and



     o Conducted other studies, analyses, inquiries and investigations as we deemed appropriate.



     In rendering this fairness opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Combined Proxy Statement and Prospectus or that was furnished or otherwise communicated to us by PSP20 and PSI. We have not performed an independent appraisal of the assets and liabilities of PSP20 or PSI and have relied upon and assumed the accuracy of the appraisals performed by The Nicholson Group, Ltd. We have also relied on the assurance of PSP20 and PSI that any pro forma financial statements, projections, budgets, estimates of environmental liability, or value estimates contained in the Combined Proxy Statement and Prospectus or otherwise provided to us, were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that the allocation of Consideration between the Series A, Series B and Series C shareholders has been determined by PSP20 in accordance with the provisions of the Articles of Incorporation of PSP20; that no material changes have occurred in the appraised value of the properties or the information reviewed between the date of the Appraisal or the date of the other information provided and the date of this letter; and that PSP20 and PSI are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.

     We have not been requested to, and therefore did not: (i) select the method of determining the Consideration offered in the Transaction; (ii) make any recommendation to the shareholders of PSP20 or PSI with respect to whether to approve or reject the Transaction or whether to select the cash or Common Stock option in the Transaction; or (iii) express any opinion as to the business decision to effect the Transaction, alternatives to the Transaction, the impact of any possible transfer by PSI of its business park properties to a separate entity, or tax factors resulting from the PSMI Merger or relating to PSI's continued qualification as a REIT. Our opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of our analysis and addresses the Transaction in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Consideration to be received in the Transaction is fair to the public shareholders of PSP20 from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Board of Directors of PSP20 that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and facts, could create an incomplete view of the evaluation process underlying this opinion.


Yours truly,

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.
Shrewsbury, NJ
April 2, 1998

                                                                      Appendix D

                     GENERAL CORPORATION LAW OF CALIFORNIA

                                   CHAPTER 13

                               DISSENTERS' RIGHTS


(S) 1300.  RIGHT TO REQUIRE PURCHASE - "DISSENTING SHARES" AND "DISSENTING
           SHAREHOLDER" DEFINED.

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value of the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

            (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
         Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

            (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by
         Section 1201 is sought by written consent rather than at a meeting.

            (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with
         Section 1301.

            (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

(S) 1301.  DEMAND FOR PURCHASE.

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302.  ENDORSEMENT OF SHARES.

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303.  AGREED PRICE -- TIME FOR PAYMENT.

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305.  APPRAISERS' REPORT -- PAYMENT COSTS.

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

(S) 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

(S) 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311.  EXEMPT SHARES.

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.


(S) 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10-days prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                      Appendix E

                      PROPOSED AMENDMENT TO PSP20'S BYLAWS

     Add a new subsection (f) to Article IX, Section 8 of the Bylaws of PSP20 so that Section 8 would read in its entirety as follows:

          Section 8.  Restrictions on Transactions with Affiliates.
                      --------------------------------------------

          (a) The corporation shall not purchase or lease property in which PSI or any of its affiliates have an interest except as permitted in Section 2(f) of Article X. The provisions of this Section 8(a) notwithstanding, PSI or its affiliates may purchase property in their own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, for the corporation, provided that such property is purchased by the corporation for a price no greater than the cost of such property to PSI or its affiliates, including development costs actually incurred by PSI or its affiliates, and provided further that there is no difference in interest rates of any loans secured by the property at the time acquired by PSI or its affiliates and the time acquired by the corporation, nor any other benefit to PSI or its affiliates arising out of such transaction other than the compensation permitted in these bylaws.

          (b) The corporation shall not sell or lease property to PSI or its affiliates, other than as permitted in Section 2(f) of Article X, except that the corporation may lease space to PSI or its affiliates for their use, provided that (i) the terms of any such lease are competitive with those contained in leases with persons who are not affiliated with PSI or its affiliates, (ii) the aggregate amount of space rented pursuant to such leases does not exceed 2% of the aggregate net rentable area of the corporation's properties, (iii) neither PSI nor its affiliates receive any property management fees in connection with such leases and (iv) the corporation recoups any profit in connection with subleases or assignments of such leases.

          (c) No loans may be made by the corporation to PSI or any of its affiliates.

          (d) Except as permitted by Section 8(a) of this Article IX or Section 2(f) of Article X, the corporation shall not acquire property from any of the following persons or entities in which PSI or any of its affiliates has an interest: a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest or interests in real property.

          (e) The compensation paid to the General Partners or their affiliates for insurance services, property management services and real estate brokerage services shall be competitive in price and terms with persons who are not affiliated with the General Partners or their affiliates rendering comparable services which could reasonably be made available to the corporation.

          (f) Notwithstanding anything in the Bylaws to the contrary, the corporation may merge with Public Storage, Inc. or a subsidiary, provided that such merger is approved by the vote or written consent of holders of a majority of the outstanding shares of the corporation entitled to vote.

                                                                      APPENDIX F
                                                                      ----------


                       PUBLIC STORAGE PROPERTIES XX, INC.

                              FINANCIAL STATEMENTS

                                                                                Page
                                                                             References
                                                                             ----------
Report of Independent Auditors                                                      F-1

Financial Statements and Schedule:

Balance Sheets as of December 31, 1997 and 1996                                     F-2

For each of the three years in the period ended December 31, 1997:
  Statements of Income                                                              F-3

  Statements of Shareholders' Equity                                                F-4

  Statements of Cash Flows                                                          F-5

Notes to Financial Statements                                                 F-6 - F-10

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Public Storage Properties XX, Inc.


We have audited the accompanying balance sheets of Public Storage Properties XX, Inc. as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the schedule listed in the index at item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Storage Properties XX, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                     ERNST & YOUNG LLP

February 18, 1998
Los Angeles, California

                       PUBLIC STORAGE PROPERTIES XX, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                                  1997                    1996
                                                                              ------------           -------------
                                                      ASSETS
                                                      ------


Cash and cash equivalents                                                     $  1,252,000            $    881,000
Marketable securities of affiliate,
  at market value (cost of $148,000)                                               294,000                 310,000
Rent and other receivables                                                          43,000                  40,000
Prepaid expenses                                                                    57,000                  46,000

Real estate facilities at cost:
  Building, land improvements and equipment                                     11,927,000              11,795,000
  Land                                                                           5,824,000               5,824,000
                                                                              ------------            ------------
                                                                                17,751,000              17,619,000

  Less accumulated depreciation                                                 (3,645,000)             (3,170,000)
                                                                              ------------            ------------
                                                                                14,106,000              14,449,000
                                                                              ------------            ------------

Total assets                                                                  $ 15,752,000            $ 15,726,000
                                                                              ============            ============

                     LIABILITIES AND SHAREHOLDERS' EQUITY
                     ------------------------------------

Accounts payable                                                              $    419,000            $    383,000
Dividends payable                                                                  647,000                 714,000
Note payable to bank                                                                     -                       -
Advance payments from renters                                                       91,000                  81,000

Shareholders' equity:
  Series A common, $.01 par value,
     1,393,165 shares authorized,
     860,734 shares issued and outstanding                                           8,000                   8,000

  Convertible Series B common, $.01 par
     value, 90,859 shares authorized,
     issued and outstanding                                                          1,000                   1,000
  Convertible Series C common, $.01 par
     value, 257,432 shares authorized,
     issued and outstanding                                                          3,000                   3,000

  Paid-in-capital                                                               15,634,000              15,634,000
  Cumulative net income                                                          6,679,000               5,170,000
  Cumulative distributions                                                      (7,876,000)             (6,430,000)
  Unrealized gain in marketable securities                                         146,000                 162,000
                                                                              ------------            ------------

  Total shareholders' equity                                                    14,595,000              14,548,000
                                                                              ------------            ------------

Total liabilities and shareholders' equity                                    $ 15,752,000            $ 15,726,000
                                                                              ============            ============

                            See accompanying notes.

                       PUBLIC STORAGE PROPERTIES XX, INC.
                              STATEMENTS OF INCOME
                       FOR EACH OF THE THREE YEARS IN THE
                         PERIOD ENDED DECEMBER 31, 1997

                                                                     1997                1996                1995
                                                                  -----------         -----------         -----------
REVENUES:

Rental income                                                     $ 3,420,000         $ 3,192,000         $ 2,913,000
Dividends from marketable securities of affiliate                       9,000               9,000               9,000
Interest income                                                        37,000              25,000              34,000
                                                                  -----------         -----------         -----------
                                                                    3,466,000           3,226,000           2,956,000
                                                                  -----------         -----------         -----------


COSTS AND EXPENSES:

Cost of operations                                                  1,165,000           1,045,000             969,000
Management fees paid to affiliate                                     205,000             169,000             175,000
Depreciation                                                          475,000             469,000             471,000
Administrative                                                        112,000             102,000             100,000
Interest expense                                                            -               2,000                   -
Environmental cost                                                          -                   -             156,000
                                                                  -----------         -----------         -----------

                                                                    1,957,000           1,787,000           1,871,000
                                                                  -----------         -----------         -----------
NET INCOME                                                        $ 1,509,000         $ 1,439,000         $ 1,085,000
                                                                  ===========         ===========         ===========

Basic earnings per share-Series A                                 $      1.59         $      1.49         $      1.06
                                                                  ===========         ===========         ===========

Diluted earnings per share-Series A                               $      1.25         $      1.18         $      0.85
                                                                  ===========         ===========         ===========

Dividends declared per share:
  Series A                                                        $      1.52         $      1.59         $      1.40
                                                                  ===========         ===========         ===========
  Series B                                                        $      1.52         $      1.59         $      1.40
                                                                  ===========         ===========         ===========

Weighted average Common shares outstanding:
  Basic- Series A                                                     860,734             867,309             898,001
                                                                  ===========         ===========         ===========
  Diluted- Series A                                                 1,209,025           1,215,600           1,246,292
                                                                  ===========         ===========         ===========

                            See accompanying notes.

                      PUBLIC STORAGE PROPERTIES XX, INC.
                      STATEMENTS OF SHAREHOLDERS' EQUITY
                FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED
                               DECEMBER 31, 1997

                                                                       Convertible            Convertible
                                              Series A                  Series B                Series C             Paid-in
                                        Shares      Amount         Shares         Amount    Shares       Amount      Capital
                                       --------    --------       --------       --------  --------     --------   -----------
Balances at December 31, 1994           945,534     $ 9,000         90,859        $ 1,000   257,432      $ 3,000   $ 16,969,000

Net income
Repurchase of shares                    (74,800)     (1,000)                                                         (1,146,000)
Unrealized gain
 in marketable securities

Cash distributions declared:
$1.40 per share-Series A
$1.40 per share-Series B
                                    --------------------------------------------------------------------------------------------
Balances at December 31, 1995           870,734       8,000         90,859          1,000   257,432        3,000      15,823,000

Net income
Repurchase of shares                    (10,000)          -                                                            (189,000)
Unrealized gain
 in marketable securities

Cash distributions declared:
$1.59 per share-Series A
$1.59 per share-Series B
                                    --------------------------------------------------------------------------------------------
Balances at December 31, 1996           860,734       8,000         90,859          1,000   257,432        3,000      15,634,000

Net income
Repurchase of shares
Unrealized loss
 in marketable securities

Cash distributions declared:
$1.52 per share-Series A
$1.52 per share-Series B            --------------------------------------------------------------------------------------------
Balances at December 31, 1997           860,734     $ 8,000         90,859        $ 1,000   257,432      $ 3,000    $ 15,634,000
                                    ============================================================================================



                                                                     Unrealized
                                      Cumulative                     gain (loss)       Total
                                         net         Cumulative     in marketable   shareholders'
                                       income       distributions    securities       equity
                                     -----------    -------------    ----------     ------------
Balances at December 31, 1994        $ 2,646,000     $ (3,539,000)    $  (4,000)    $ 16,085,000

Net income                             1,085,000                                       1,085,000
Repurchase of shares                                                                  (1,147,000)
Unrealized gain
 in marketable securities                                                46,000           46,000

Cash distributions declared:
$1.40 per share-Series A                               (1,243,000)                    (1,243,000)
$1.40 per share-Series B                                 (129,000)                      (129,000)
                                  --------------------------------------------------------------
Balances at December 31, 1995          3,731,000       (4,911,000)       42,000       14,697,000

Net income                             1,439,000                                       1,439,000
Repurchase of shares                                                                    (189,000)
Unrealized gain
 in marketable securities                                               120,000          120,000

Cash distributions declared:
$1.59 per share-Series A                               (1,373,000)                    (1,373,000)
$1.59 per share-Series B                                 (146,000)                      (146,000)
                                  --------------------------------------------------------------
Balances at December 31, 1996          5,170,000       (6,430,000)      162,000       14,548,000

Net income                             1,509,000                                       1,509,000
Repurchase of shares
Unrealized loss
 in marketable securities                                               (16,000)         (16,000)

Cash distributions declared:
$1.52 per share-Series A                               (1,306,000)                    (1,306,000)
$1.52 per share-Series B                                 (140,000)                      (140,000)
                                  --------------------------------------------------------------
Balances at December 31, 1997        $ 6,679,000     $ (7,876,000)    $ 146,000     $ 14,595,000
                                  ==============================================================

                            See accompanying notes.

                      PUBLIC STORAGE PROPERTIES XX, INC.
                           STATEMENTS OF CASH FLOWS
                      FOR EACH OF THE THREE YEARS IN THE
                        PERIOD ENDED DECEMBER 31, 1997

                                                                     1997                 1996                 1995
                                                                  -----------          -----------          ----------
Cash flows from operating activities:

  Net income                                                      $ 1,509,000          $ 1,439,000          $ 1,085,000

  Adjustments to reconcile net income to net cash provided by operating activities:

  Depreciation                                                        475,000              469,000              471,000
  Increase in rent and other receivables                               (3,000)             (12,000)              (9,000)
  Increase in prepaid expenses                                        (11,000)             (19,000)              (2,000)
  Amortization (payment) of prepaid management fees                         -              102,000             (102,000)
  Increase (decrease) in accounts payable                              36,000              (13,000)             182,000
  Increase (decrease) in advance payments from renters                 10,000               (7,000)               4,000
                                                                  -----------          -----------          -----------

     Total adjustments                                                507,000              520,000              544,000
                                                                  -----------          -----------          -----------

     Net cash provided by operating activities                      2,016,000            1,959,000            1,629,000
                                                                  -----------          -----------          -----------

Cash flows from investing activities:

  Additions to real estate facilities                                (132,000)             (64,000)             (41,000)
                                                                  -----------          -----------          -----------

     Net cash used in investing activities                           (132,000)             (64,000)             (41,000)
                                                                  -----------          -----------          -----------

Cash flows from financing activities:

  Distributions paid to shareholders                               (1,513,000)          (1,363,000)          (1,250,000)
  Borrowing on credit facility                                              -              150,000                    -
  Repayment of borrowing on credit facility                                 -             (150,000)                   -
  Purchase of Company Series A common stock                                 -             (189,000)          (1,147,000)
                                                                  -----------          -----------          -----------

     Net cash used in financing activities                         (1,513,000)          (1,552,000)          (2,397,000)
                                                                  -----------          -----------          -----------

Net increase (decrease) in cash and cash equivalents                  371,000              343,000             (809,000)

Cash and cash equivalents at the beginning of the year                881,000              538,000            1,347,000
                                                                  -----------          -----------          -----------

Cash and cash equivalents at the end of the year                  $ 1,252,000          $   881,000          $   538,000
                                                                  ===========          ===========          ===========

Supplemental schedule of non-cash
  investing and financing activities:

  Decrease (increase) in fair value of
     marketable securities of affiliate                           $    16,000          $  (120,000)         $   (46,000)
                                                                  ===========          ===========          ===========
  Unrealized (loss) gain on
     marketable securities of affiliate                           $   (16,000)         $   120,000          $    46,000
                                                                  ===========          ===========          ===========

                            See accompanying notes.

                      PUBLIC STORAGE PROPERTIES XX, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


1.   DESCRIPTION OF BUSINESS

          Public Storage Properties XX, Inc. (the "Company") is a California corporation which has elected to qualify as a real estate investment trust ("REIT") for Federal income tax purposes. The Company succeeded to the business of Public Storage Properties XX, Ltd. (the "Partnership") in a reorganization transaction which was effective August 27, 1991 (the "Reorganization").

          The Company owns and operates seven self-storage facilities located in five states.

          The term of the Company is until all properties have been sold and, in any event, not later than December 31, 2038. The bylaws of the Company provide that, during 1999, unless shareholders have previously approved such a proposal, the shareholders will be presented with a proposal to approve or disapprove (a) the sale or financing of all or substantially all of the properties and (b) the distribution of the proceeds from such transaction and, in the case of a sale, the liquidation of the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Income Taxes:

          The Company has and intends to continue to qualify as a REIT, as defined in Section 856 of the Internal Revenue Code (the Code). As a REIT, the Company is not taxed on that portion of its taxable income which is distributed to its shareholders provided that the Company meets the requirements of the Code. The Company believes it is in compliance with these requirements and, accordingly, no provision for income taxes has been made.

     Statements of Cash Flows:

          For purposes of financial statement presentation, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Real Estate Facilities:

          Cost of land includes appraisal and legal fees related to acquisition and closing costs. Buildings, land improvements and equipment reflect costs incurred through December 31, 1997 and 1996 to develop mini-warehouse facilities. The mini-warehouse facilities provide self-service storage spaces for lease, usually on a month-to-month basis, to the general public. The buildings and equipment are depreciated on the straight-line basis over estimated useful lives of 25 and 5 years, respectively.

          In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("Statement 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Statement 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 in 1996 and based on current circumstances, such adoption did not have any effect on the financial statements.

          At December 31, 1997, the basis of real estate facilities (excluding land) for Federal income tax purposes (after adjustment for accumulated depreciation of $2,562,000) is $9,344,000.

     Revenue Recognition:

          Property rents are recognized as earned.

     Investment in Affiliate:

          In February 1994, the Company purchased 10,000 common shares of Public Storage, Inc. (PSI), a publicly traded REIT and an affiliate of the Company, for $148,000. The Company has designated its portfolio of marketable securities as being available for sale. Accordingly, at December 31, 1997 and 1996, the Company has recorded the marketable securities at fair value, based upon the closing quoted price of the securities at December 31, 1997 and 1996, and has recorded a corresponding unrealized loss, gain totaling $16,000 and $120,000, respectively, in shareholders' equity. The Company recognized $9,000 in dividends in 1997, 1996 and 1995.

     Net Income Per Share:

          In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share exclude any dilutive effects of convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, to conform to the Statement 128 requirements.

          Net income per share is presented on a basic and diluted basis. Basic earnings per share represents the Series A shareholders' rights to distributions out of the respective period's net income, which is calculated by dividing net income after reduction for distributions to the Convertible Series B shareholders (Series C shareholders are not entitled to cash distributions) by the weighted average number of outstanding Series A shares (Note 4). Diluted earnings per share assumes conversion of the Convertible Series B and Series C shares into Series A shares.

     Use of Estimates:

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Environmental Cost:

          Substantially all of the Company's facilities were acquired prior to the time that it was customary to conduct environmental investigations in connection with property acquisitions. During the fourth quarter of 1995, the Company completed environmental assessments of its properties to evaluate the environmental condition of, and potential environmental liabilities of such properties. These assessments were performed by an independent environmental consulting firm. Based on the assessments, the Company expensed $156,000 in 1995 for known environmental remediation requirements. Although there can be no assurance, the Company is not aware of any environmental contamination of any of its property sites which individually or in the aggregate would be material to the Company's overall business, financial condition, or results of operations.

3.   RELATED PARTY TRANSACTIONS

          The Company has a Management Agreement with Public Storage, Inc. ("PSI"). Under the terms of the agreement, PSI operates the mini-warehouse facilities for a fee equal to 6% of the facilities' monthly gross revenue (as defined).

          The Management Agreement, as amended in February 1995, provides that the agreement will expire in February 2002 provided that in February of each year it shall be automatically extended for one year (thereby maintaining a seven-year term) unless either party notifies the other that the Management Agreement is not being extended, in which case it expires, on the first anniversary of its then scheduled expiration date. The Management Agreement may also be terminated by either party for cause, but if terminated for cause by the Company, the Company retains the rights to use the service marks and related designs until the then scheduled expiration date, if applicable, or otherwise a date seven years after such termination.

          In August 1995, the Management Agreement for the mini-warehouse facilities was amended to provide that upon demand from PSI made prior to December 15, 1995, the Company agreed to prepay (within 15 days after such demand) up to 12 months of management fees (based on the management fees for the comparable period during the calendar year immediately preceding such prepayment) discounted at the rate of 14% per year to compensate for early payment. In November 1995, the Company prepaid, to PSI, 8 months of 1996 management fees at a cost of $102,000. The amount was expensed as management fees paid to affiliate during 1996.

4.   SHAREHOLDERS' EQUITY

          Series A shares are entitled to all distributions of cash from sale or refinancing and participate ratably with the Convertible Series B shares in distributions of cash flow from operations. The Convertible Series C shares (prior to conversion into Series A shares) will not participate in any distributions.

          The Convertible Series B shares and Convertible Series C shares will convert automatically into Series A shares on a share-for-share basis (the "Conversion") when (A) the sum of (1) all cumulative dividends and other distributions from all sources paid with respect to the Series A shares (including liquidating distributions, but not including payments made to redeem such stock other than in liquidation) and (2) the cumulative Partnership distributions from all sources with respect to all units equals
     (B) the product of $20 multiplied by the number of the then outstanding "Original Series A shares". The term "Original Series A shares" means the Series A shares issued in the Reorganization. Through December 31, 1997, the Company has made and declared cumulative cash distributions of approximately $7,169,000 with respect to the Series A shares. Accordingly, assuming no repurchases or redemptions of Series A shares after December 31, 1997, Conversion will occur when $10,046,000 in additional distributions with respect to the Series A shares have been made.

          Assuming liquidation of the Company at its net book value at December 31, 1997 and 1996, each Series of common shares would receive the following as a liquidating distribution:

                                                           1997                1996
                                                       ------------        ------------
Series A                                               $ 13,283,000        $ 13,626,000
Convertible Series B                                        342,000             241,000
Convertible Series C                                        970,000             681,000
                                                       ------------        ------------
Total                                                  $ 14,595,000        $ 14,548,000
                                                       ============        ============

          The Series A shares, Convertible Series B shares and Convertible Series C shares have equal voting rights. The holders of the Convertible Series B and Convertible Series C shares have agreed to vote along with the majority of the unaffiliated Series A shareholders on matters other than control of the Company and its business.

          The Company's Board of Directors has authorized the Company to purchase up to 300,000 shares of the Company's Series A common stock. As of December 31, 1997, the Company had purchased and retired 184,140 shares of Series A common stock, of which 10,000 were purchased and retired in 1996.

          For Federal income tax purposes, all distributions declared by the Board of Directors in 1997, 1996 and 1995 were ordinary income.

5.   NOTE PAYABLE TO BANK

          The Company has an unsecured revolving credit facility with a bank for borrowings up to $750,000 for working capital purposes and to repurchase the Company's stock. Outstanding borrowings on the credit facility, at the Company's option, bear interest at either the bank's prime rate plus .25% or the bank's LIBOR rate plus 2.25%. Interest is payable monthly until maturity. On December 31, 1999, all unpaid principal and accrued interest is due and payable.

          During the first quarter of 1996, the Company borrowed and repaid $150,000 on its line of credit facility. At December 31, 1996, there was no outstanding balance on the credit facility.

          Under covenants of the credit facility, the Company is (1) required to maintain a ratio of liabilities to assets (as defined) for each fiscal quarter of not more than .3 to 1.0, (2) required to maintain a debt coverage ratio (as defined) for each fiscal quarter of not less than 8 times the debt service, (3) required to maintain a fixed charge coverage ratio (as defined) for each fiscal quarter of not less than 1.0 to 1.0 and
     (4) required to maintain a minimum shareholder's equity (as defined) for each fiscal quarter of $10 million.

6.   PROPOSED MERGER

          In February 1998, the Company and Public Storage, Inc. ("PSI") agreed, subject to certain conditions, to merge. Upon the merger, each outstanding share of the Company's common stock series A (other than shares held by PSI or by holders of the Company's common stock series A ("Series A Shareholders") who have properly exercised dissenters' rights under California law ("Dissenting Shares")) will be converted into the right to receive cash, PSI common stock or a combination of the two, as follows: (i) with respect to a certain number of shares of the Company's common stock series A (not to exceed 20% of the outstanding common stock series A of the Company, less any Dissenting Shares), upon a Series A Shareholder's election, $22.57 in cash, subject to reduction as described below or (ii) that number (subject to rounding) of shares of PSI common stock determined by dividing $22.57, subject to reduction as described below, by the average of the per share closing prices on the New York Stock Exchange of PSI common stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the Company's shareholders.
     The consideration paid by PSI to the Series A Shareholders in the merger will be reduced by the amount of cash distributions required to be paid to the Series A Shareholders by the Company prior to completion of the merger (estimated at $0.93 per share) in order to satisfy the Company's REIT distribution requirements ("Required REIT Distributions"). The consideration received by the Series A Shareholders in the merger, however, along with any Required REIT Distributions, will not be less than $22.57 per share of the Company's common stock series A, which amount represents the market value of the Company's real estate assets at October 1, 1997 (based on an independent appraisal) and interest of the Series A Shareholders in the estimated net asset value of its other assets at April 30, 1997. Additional distributions will be made to the Series A Shareholders to cause the Company's estimated net asset value allocable to the Series A Shareholders as of the date of the merger to be substantially equivalent to $22.57 per share. Upon the merger, each share of the Company's common stock series B and common stock series C (other than shares held by PSI) would be converted into the right to receive $10.90 in PSI common stock (valued as in the case of the Company's common stock series A) plus (i) any additional distributions equal to the amount by which the Company's estimated net asset value allocable to the holders of the Company's common stock series B and C as of the date of the merger exceeds $10.90 per share and (ii) the estimated Required REIT Distributions payable to the holders of the Company's common stock series B of $0.93 per share. The common stock of the Company held by PSI will be canceled in the merger.

          The merger is conditioned on, among other requirements, approval by the Company's shareholders. It is expected that the merger will close in the first half of 1998. PSI is the Company's mini-warehouse operator and owns 24.18% of the total combined shares of the Company's common stock series A, B and C.

7.   QUARTERLY RESULTS (UNAUDITED)

          The following is a summary of unaudited quarterly results of operations:

                                                                       Three months ended
                                                   ----------------------------------------------------------------
                                                   March 1997        June 1997         Sept. 1997         Dec. 1997
                                                   ----------        ---------         ----------        ----------
Revenues                                           $ 807,000         $ 845,000         $ 912,000         $ 902,000
                                                   ---------         ---------         ---------         ---------
Expenses                                             513,000           469,000           456,000           519,000
                                                   ---------         ---------         ---------         ---------
Net income                                         $ 294,000         $ 376,000         $ 456,000         $ 383,000
                                                   =========         =========         =========         =========
Basic earnings per share- Series A                 $    0.31         $    0.41         $    0.50         $    0.37
                                                   =========         =========         =========         =========
Diluted earnings per share- Series A               $    0.24         $    0.31         $    0.38         $    0.32
                                                   =========         =========         =========         =========

                                                                       Three months ended
                                                   ----------------------------------------------------------------
                                                   March 1996        June 1996         Sept. 1996         Dec. 1996
                                                   ----------        ---------         ----------        ----------
Revenues                                           $ 755,000         $ 793,000         $ 836,000         $ 842,000
                                                   ---------         ---------         ---------         ---------
Expenses                                             464,000           423,000           423,000           477,000
                                                   ---------         ---------         ---------         ---------
Net income                                         $ 291,000         $ 370,000         $ 413,000         $ 365,000
                                                   =========         =========         =========         =========
Basic earnings per share- Series A                 $    0.31         $    0.39         $    0.45         $    0.34
                                                   =========         =========         =========         =========
Diluted earnings per share- Series A               $    0.24         $    0.30         $    0.34         $    0.30
                                                   =========         =========         =========         =========

The 1996 and first three quarters of 1997 earnings per share amounts have been reflected to comply with Statement of Financial Accounting Standards No. 128, Earnings per Share.

                                                                      APPENDIX G


                       PUBLIC STORAGE PROPERTIES XX, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS.
----------------------

     YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996.  Net
     ----------------------------------------------------------------------
income in 1997 was $1,509,000 compared to $1,439,000 in 1996, representing an increase of $70,000 or 5%. Net income per diluted Series A share was $1.25 in 1997 compared to $1.18 in 1996, representing an increase of $.07 or 6% per share. These increases are due to an increase in property net operating income.

     During 1997, property net operating income (rental income less cost of operations, management fees paid to an affiliate and depreciation expense) increased $66,000 from $1,509,000 in 1996 to $1,575,000 in 1997. This increase is attributable to an increase in rental income at the Company's mini-warehouse operations.

     Rental income for the mini-warehouse operations increased $228,000 or 7% from $3,192,000 in 1996 to $3,420,000 in 1997. Cost of operations (including management fees paid to an affiliate of the Company) increased $156,000 or 13% from $1,214,000 in 1996 to $1,370,000 in 1997. The results of these changes was a net increase in property net operating income before depreciation expense of $72,000 or 4% from $1,978,000 in 1996 to $2,050,000 in 1997. Rental income increased primarily due to an increase in rental rates at all seven of the Company's properties. The increase in cost of operations is mainly due to increases in management fees, payroll, advertising and property tax expense.

     Weighted average occupancy levels for the Company's mini-warehouse facilities were 92% and 94% in 1997 and 1996, respectively.

     In 1995, the Company prepaid eight months of 1996 management fees on its mini-warehouse discounted at the rate of 14% per year to compensate for early payment. As a result, management fee expense for the twelve month ended December 31, 1996 was $22,000 lower than it would have without the discounted fee structure.

     YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995. Net
     ----------------------------------------------------------------------
income in 1996 was $1,439,000 compared to $1,085,000 in 1995, representing an increase of $354,000 or 33%. Net income per diluted Series A share was $1.18 in 1996 compared to $.85 in 1995, representing an increase of $.33 or 39% per share. These increases are primarily due to an increase in property net operating income combined with the favorable impact of comparing to expenses for 1995 which included a non-recurring charge for environmental assessments and provision for future remediation costs.

     During 1996, property net operating income (rental income less cost of operations, management fees paid to an affiliate and depreciation expense) increased $211,000 from $1,298,000 in 1995 to $1,509,000 in 1996. This increase is primarily attributable to an increase in rental income at the Company's mini-warehouse operations.

     Rental income for the mini-warehouse operations increased $279,000 or 10% from $2,913,000 in 1995 to $3,192,000 in 1996. Cost of operations (including management fees paid to an affiliate of the Company) increased $70,000 or 6% from $1,144,000 in 1995 to $1,214,000 in 1996. The results of these changes was a net increase in property net operating income before depreciation expense of $209,000 or 12% from $1,769,000 in 1995 to $1,978,000 in 1996. Rental income increased primarily due to an increase in rental rates at all seven of the Company's properties. The increase in cost of operations is mainly due to increases in payroll, advertising and property tax expense. The increase in property taxes is mainly attributable to a one-time tax refund received at the Company's Los Angeles, California property in early 1995 from appealing prior years tax assessments.

     Weighted average occupancy levels for the Company's mini-warehouse facilities were 94% and 92% in 1996 and 1995, respectively.

     In 1995, the Company prepaid eight months of 1996 management fees on its mini-warehouse operations (based on the management fees for the comparable period during the calendar year immediately preceding the prepayment) discounted at the rate of 14% per year to compensate for early payment. In 1996, the Company expensed the prepaid management fees. The amount is included in management fees paid to affiliate in the statements of income. As a result of the prepayment, the Company saved approximately $22,000 in management fees, based on the management fees that would have been payable on rental income generated in 1996 compared to the amount prepaid.

     During 1996, the Company incurred $2,000 in interest expense on its line of credit facility.

Mini-warehouse Operating Trends.
--------------------------------

     The following table illustrates the operating trends for the Company's 7 mini-warehouses:

                                                               For the year ended December 31,
                                                          ----------------------------------------
                                                           1997            1996             1995
                                                          ------          ------           -------
Weighted average occupancy level                            92%             94%              92%
Realized annual rent per occupied
 square foot (1)                                          $9.28           $8.45            $7.82
Operating margin: (2)
  Before reduction for depreciation expense                 60%             62%              61%
  After reduction for depreciation expense                  46%             47%              45%

-------------
(1) Realized rent per square foot represents the actual revenue earned per occupied square foot. Management believes this is a more relevant measure than the posted rental rates, since posted rates can be discounted through the use of promotions. Includes administrative and late fees.
(2) Operating margin (before reduction for depreciation expense) is computed by dividing rental income less cost of operations by rental income. Operating margin (after reduction for depreciation expense) is computed by dividing rental income less cost of operations and depreciation by rental income.

LIQUIDITY AND CAPITAL RESOURCES.
--------------------------------

     Capital structure.  The Company's financial profile has been characterized
     -----------------
by increasing net income, increasing cash provided by operating activities and increasing funds from operations ("FFO").

     Net Cash Provided by Operating Activities and Funds from Operations.  The
     -------------------------------------------------------------------
Company believes that important measures of its performance as well as liquidity are net cash provided by operating activities and FFO.

     Net cash provided by operating activities (net income plus depreciation) reflects the cash generated from the Company's business before distributions to shareholders, capital expenditures and principal payments on debt. Net cash provided by operating activities has increased over the past years from $1,629,000 in 1995 to $2,016,000 in 1997.

     The Company has an unsecured revolving credit facility with a bank for borrowings up to $750,000 for working capital purposes and to repurchase the Company's stock. Outstanding borrowings on the credit facility, at the Company's option, bear interest at either the bank's prime rate plus .25% or the LIBOR rate plus 2.25%. Interest is payable monthly until maturity. On December 31, 1999, all unpaid principal and accrued interest is due and payable. During the first quarter of 1996, the Company borrowed and repaid $150,000 on its line of credit facility. At December 31, 1997, there was no outstanding balance on the credit facility.

     The following table summarizes the Company's ability to make capital improvements to maintain its facilities through the use of cash provided by operating activities. The remaining cash flow is available to the Company to pay distributions to shareholders and repurchase its stock.

                                                                                    Years ended December 31,
                                                                    -------------------------------------------------------
                                                                        1997                  1996                  1995
                                                                    -----------           -----------           -----------
Net income                                                          $ 1,509,000           $ 1,439,000           $ 1,085,000
Environmental cost                                                            -                     -               156,000
Depreciation                                                            475,000               469,000               471,000
Changes in working capital                                               32,000                51,000               (83,000)
                                                                    -----------           -----------           -----------
Net cash provided by operating activities                             2,016,000             1,959,000             1,629,000
Capital improvements to maintain facilities                            (132,000)              (64,000)              (41,000)
                                                                    -----------           -----------           -----------
Funds available for distributions to
  shareholders and repurchase of stock                                1,884,000             1,895,000             1,588,000
Cash distributions to shareholders                                   (1,513,000)           (1,363,000)           (1,250,000)
                                                                    -----------           -----------           -----------
Excess funds available for principal
  payments, cash distributions to
  shareholders and repurchase of stock                              $   371,000           $   532,000           $   338,000
                                                                    ===========           ===========           ===========

     The Company believes that its rental revenues and interest and other income will be sufficient over at least the next twelve months to meet the Company's operating expenses, capital improvements and distributions to shareholders. For 1997, the Company anticipates expending approximately $159,000 for capital improvements. During 1995, the Company's property operator commenced a program to enhance the visual appearance of the mini-warehouse facilities operated by it. Such enhancements include new signs, exterior color schemes, and improvements to the rental offices. The vast majority of the costs associated with these enhancements were incurred in 1995 and 1996.

     FFO is defined by the Company, consistent with the definition of FFO by the National Association of Real Estate Investment Trusts (NAREIT), as net income
(loss) (computed in accordance with generally accepted accounting principles) before depreciation and extraordinary or non-recurring items. FFO for the years ended December 31, 1997 and 1996 was $1,984,000 and $1,908,000, respectively. FFO is presented because the Company, as well as many industry analysts, consider FFO to be one measure of the performance of the Company, i.e., one that generally reflects changes in the Company's net operating income. FFO does not take into consideration scheduled principal payments on debt and capital improvements. Accordingly, FFO is not necessarily a substitute for the Company's cash flow or net income, as a measure of the Company's liquidity or operating performance or ability to pay distributions. Furthermore, the NAREIT definition of FFO does not address the treatment of certain items and all REITs do not treat items the same way in computing FFO. Accordingly, comparisons of levels of FFO among REITs may not necessarily be meaningful.

     Funds from operations is computed as follows:

                                                               Year ended December 31,
                                                ---------------------------------------------------------
                                                   1997                   1996                    1995
                                                -----------            -----------            -----------
Net income                                      $ 1,509,000            $ 1,439,000            $ 1,085,000
Environmental cost                                        -                      -                156,000
Depreciation                                        475,000                469,000                471,000
                                                -----------            -----------            -----------
Funds from operation                            $ 1,984,000            $ 1,908,000            $ 1,712,000
                                                ===========            ===========            ===========

     In February 1994, the Company purchased 10,000 common shares of Public Storage, Inc. ("PSI"), a publicly traded real estate investment trust and an affiliate of the Company, for $148,000. The market value of these securities at December 31, 1997 was $294,000. The Company recognized $9,000 in dividends during 1997 and 1996.

     The Company believes its geographically diverse portfolio has resulted in a relatively stable and predictable investment portfolio.

     On November 12, 1997, the Company's Board of Directors declared a regular quarterly distribution per share of $0.28. In addition, consistent with the Company's REIT distribution requirements, the Company's Board of Directors declared a special distribution of $0.40 per share. The distributions are payable on January 15, 1998 to shareholders of record on December 31, 1997.

     In August 1995, the Management Agreement for the mini-warehouse facilities was amended to provide that upon demand from PSI made prior to December 15, 1995, the Company agreed to prepay (within 15 days after such demand) up to 12 months of management fees (based on the management fees for the comparable period during the calendar year immediately preceding such prepayment) discounted at the rate of 14% per year to compensate for early payment. In November 1995, the Company prepaid, to PSI, 8 months of 1996 management fees at a cost of $102,000. The amount has been expensed as management fees paid to affiliate during 1996.

DISTRIBUTIONS
-------------

     The Company has established a conservative distribution policy. The aggregate amount of dividends paid or accrued to the shareholders in each year since inception of the Company were as follows:

                                                  Series A                 Series B                  Total
                                                ------------              ----------              -----------
1988                                            $    52,000               $   4,000               $    56,000
1989                                                196,000                  17,000                   213,000
1990                                                209,000                  18,000                   227,000
1991                                                339,000                  30,000                   369,000
1992                                                568,000                  50,000                   618,000
1993                                                884,000                  79,000                   963,000
1994                                                999,000                  94,000                 1,093,000
1995                                              1,243,000                 129,000                 1,372,000
1996                                              1,373,000                 146,000                 1,519,000
1997                                              1,306,000                 140,000                 1,446,000
                                                -----------               ---------               -----------
Total                                           $ 7,169,000               $ 707,000               $ 7,876,000
                                                ===========               =========               ===========

     The Convertible Series B shares and Convertible Series C shares will convert automatically into Series A shares on a share-for-share basis (the "Conversion") when (A) the sum of (1) all cumulative dividends and other distributions from all sources paid with respect to the Series A shares (including liquidating distributions, but not including payments made to redeem such stock other than in liquidation) and (2) the cumulative Partnership distributions from all sources with respect to all units equals (B) the product of $20 multiplied by the number of the then outstanding "Original Series A shares". The term "Original Series A shares" means the Series A shares issued in the Reorganization. Through December 31, 1997, the Company has made and declared cumulative cash distributions of approximately $7,169,000 with respect to the Series A shares. Accordingly, assuming no repurchases or redemptions of Series A shares after December 31, 1997, Conversion will occur when $10,046,000 in additional distributions with respect to the Series A shares have been made.

REIT DISTRIBUTION REQUIREMENT
-----------------------------

     The Company has elected and intends to continue to qualify as REIT for Federal income tax purposes. As a REIT, the Company must meet, among other tests, sources of income, share ownership, and certain asset tests. As a REIT, the Company is not taxed on that portion of its taxable income which is distributed to its shareholders provided that at least 95% of its taxable income is so distributed to its shareholders prior to filing the Company's tax return. Under certain circumstances, the Company can rectify a failure to meet the 95% distribution test by making distributions after the close of a particular taxable year and attributing those distributions to the prior year's taxable income. The Company has satisfied the REIT distribution requirement for 1995, 1996 and 1997 by attributing distributions in 1995, 1996 and 1997 to the prior year's taxable income. The extent to which the Company will be required to attribute distributions to the prior year will depend on the Company's operating results (taxable income) and the level of distributions as determined by the Board of Directors. The basic difference between book income and taxable income is depreciation expense. In 1997, the Company's Federal tax depreciation is approximately $352,000.

     The Company's Board of Directors has authorized the Company to purchase up to 300,000 shares of Series A common stock. As of December 31, 1997, the Company had purchased and retired 184,140 shares of Series A common stock.

YEAR 2000 SYSTEM ISSUES
-----------------------

     Public Storage has completed an initial assessment of its computer systems. The majority of the computer programs were installed or upgraded over the past few years and are Year 2000 compliant. Some of the older computer programs utilized by Public Storage were written without regard for Year 2000 issues and could cause a system failure or miscalculations with possible disruption of operations. Each of these computer programs and systems has been evaluated to be upgraded or replaced as part of Public Storage's Year 2000 project.

     The cost of the Year 2000 project will be allocated to all companies that use the Public Storage computer systems. The cost of the Year 2000 project which is expected to be allocated to the Company is less than $30,000. The cost of new systems will be capitalized and the cost of maintenance to existing systems will be expensed as incurred.

     The project is expected to be completed by March 31, 1999 which is prior to any anticipated impact on operating systems. Public Storage believes that with modifications to existing software and, in some instances, the conversion to new software, the Year 2000 issue will not pose significant operational problems. However, if such modifications are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Company.

     The costs of the project and the date on which Public Storage believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events. There can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

PROPOSED MERGER
---------------

     In February 1998, the Company and Public Storage, Inc. ("PSI") agreed, subject to certain conditions, to merge. Upon the merger, each outstanding share of the Company's common stock series A (other than shares held by PSI or by holders of the Company's common stock series A ("Series A Shareholders") who have properly exercised dissenters' rights under California law ("Dissenting Shares")) will be converted into the right to receive cash, PSI common stock or a combination of the two, as follows: (i) with respect to a certain number of shares of the Company's common stock series A (not to exceed 20% of the outstanding common stock series A of the Company, less any Dissenting Shares), upon a Series A Shareholder's election, $22.57 in cash, subject to reduction as described below or (ii) that number (subject to rounding) of shares of PSI common stock determined by dividing $22.57, subject to reduction as described below, by the average of the per share closing prices on the New York Stock Exchange of PSI common stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the Company's shareholders. The consideration paid by PSI to the Series A Shareholders in the merger will be reduced by the amount of cash distributions required to be paid to the Series A Shareholders by the Company prior to completion of the merger (estimated at $0.93 per share) in order to satisfy the Company's REIT distribution requirements ("Required REIT Distributions"). The consideration received by the Series A Shareholders in the merger, however, along with any Required REIT Distributions, will not be less than $22.57 per share of the Company's common stock series A, which amount represents the market value of the Company's real estate assets at October 1, 1997 (based on an independent appraisal) and interest of the Series A Shareholders in the estimated net asset value of its other assets at April 30, 1998. Additional distributions will be made to the Series A

Shareholders to cause the Company's estimated net asset value allocable to the Series A Shareholders as of the date of the merger to be substantially equivalent to $22.57 per share. Upon the merger, each share of the Company's common stock series B and common stock series C (other than shares held by PSI) would be converted into the right to receive $10.90 in PSI common stock (valued as in the case of the Company's common stock series A) plus (i) any additional distributions equal to the amount by which the Company's estimated net asset value allocable to the holders of the Company's common stock series B and C as of the date of the merger exceeds $10.90 per share and (ii) the estimated Required REIT Distributions payable to the holders of the Company's common stock series B of $0.93 per share. The common stock of the Company held by PSI will be canceled in the merger. The merger is conditioned on, among other requirements, approval by the Company's shareholders. It is expected that the merger will close in the first half of 1998. PSI is the Company's mini-warehouse operator and owns 24.18% of the total combined shares of the Company's common stock series A, B and C.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND AGENTS.

     In August 1988, the Company's Articles of Incorporation were amended (as approved by the shareholders in August 1988) to provide that the Company may indemnify the agents of the Company to the maximum extent permitted under California law. See Section V of the Certificate of Amendment of Articles of Incorporation (Exhibit 3.11) and Article VII of the By-Laws (Exhibit 3.20) which are incorporated herein by this reference. In October 1988, the Company also entered into indemnity agreements (in the form approved by the shareholders in August 1988) with its management and non-management directors and executive officers. The agreements permit the Company to indemnify directors and executive officers to the maximum extent permitted under California law and prohibit the Company from terminating its indemnification obligations as to acts or omissions of any director or executive officer occurring before the termination. The indemnification and limitations on liability permitted by the amendment to the Articles of Incorporation and the agreements are subject to the limitations set forth by California law. The Company believes the indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and executive officers of the Company.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  EXHIBITS:  See Exhibit Index contained herein.

     (b)  FINANCIAL STATEMENT SCHEDULES:

          See Index to Financial Statement Schedules in registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

          All other financial statement schedules are omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.


ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs 3.(i) and 3.(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     6. That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     7. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     8. Except as permitted by General Instruction H to Form S-4 (in a transaction not covered by General Instruction I), to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 2nd day of April, 1998.

                                   PUBLIC STORAGE, INC.


                                   By:  B. WAYNE HUGHES
                                        ---------------------------------------
                                        B. Wayne Hughes, Chairman of the Board


    Each person whose signature appears below hereby authorizes B. Wayne Hughes and Harvey Lenkin, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                        CAPACITY                                   DATE
      ---------                        --------                                   ----

     B. WAYNE HUGHES          Chairman of the Board, Chief Executive           April 2, 1998
________________________      Officer and Director (principal executive
     B. Wayne Hughes          officer)


      HARVEY LENKIN           President and Director                           April 2, 1998
________________________
      Harvey Lenkin

      JOHN REYES              Senior Vice President and Chief                  April 2, 1998
________________________      Financial Officer (principal financial
      John Reyes              officer and principal accounting officer)


    ROBERT J. ABERNETHY                      Director                          April 2, 1998
________________________
    Robert J. Abernethy

     DANN V. ANGELOFF                        Director                          April 2, 1998
________________________
     Dann V. Angeloff

    WILLIAM C. BAKER                         Director                          April 2, 1998
________________________
    William C. Baker

    URI P. HARKHAM                           Director                          April 2, 1998
________________________
    Uri P. Harkham

   B. WAYNE HUGHES, JR.       Vice President and Director                      April 2, 1998
________________________
   B. Wayne Hughes, Jr.

                                              Director
________________________
Thomas J. Barrack, Jr.

                                 EXHIBIT INDEX


  2.1 Agreement and Plan of Reorganization between Registrant and Public Storage Properties XX, Inc. ("PSP20") dated as of February 13, 1998 (filed as Appendix A to the Proxy Statement and Prospectus).

  3.1 Restated Articles of Incorporation. Filed with Registrant's Registration Statement No. 33-54557 and incorporated herein by reference.

  3.2 Certificate of Determination for the 10% Cumulative Preferred Stock, Series A. Filed with Registrant's Registration Statement No. 33-54557 and incorporated herein by reference.

  3.3 Certificate of Determination for the 9.20% Cumulative Preferred Stock, Series B. Filed with Registrant's Registration Statement No. 33-54557 and incorporated herein by reference.

  3.4 Amendment to Certificate of Determination for the 9.20% Cumulative Preferred Stock, Series B. Filed with Registrant's Registration Statement No. 33-56925 and incorporated herein by reference.

  3.5 Certificate of Determination for the 8.25% Convertible Preferred Stock. Filed with Registrant's Registration Statement No. 33-54557 and incorporated herein by reference.

  3.6 Certificate of Determination for the Adjustable Rate Cumulative Preferred Stock, Series C. Filed with Registrant's Registration Statement No. 33-54557 and incorporated herein by reference.

  3.7 Certificate of Determination for the 9.50% Cumulative Preferred Stock, Series D. Filed with Registrant's Form 8-A/A Registration Statement relating to the 9.50% Cumulative Preferred Stock, Series D and incorporated herein by reference.

  3.8 Certificate of Determination for the 10% Cumulative Preferred Stock, Series E. Filed with Registrant's Form 8-A/A Registration Statement relating to the 10% Cumulative Preferred Stock, Series E and incorporated herein by reference.

  3.9 Certificate of Determination for the 9.75% Cumulative Preferred Stock, Series F. Filed with Registrant's Form 8-A/A Registration Statement relating to the 9.75% Cumulative Preferred Stock, Series F and incorporated herein by reference.

  3.10 Certificate of Determination for the Convertible Participating Preferred Stock. Filed with Registrant's Registration Statement No. 33-63947 and incorporated herein by reference.

  3.11 Certificate of Amendment of Articles of Incorporation. Filed with Registrant's Registration Statement No. 33-63947 and incorporated herein by reference.

  3.12 Certificate of Determination for the 8-7/8% Cumulative Preferred Stock, Series G. Filed with Registrant's Form 8-A/A Registration Statement relating to the 8-7/8% Cumulative Preferred Stock, Series G and incorporated herein by reference.

  3.13 Certificate of Determination for the 8.45% Cumulative Preferred Stock, Series H. Filed with Registrant's Form 8-A/A Registration Statement relating to the 8.45% Cumulative Preferred Stock, Series H and incorporated herein by reference.

  3.14 Certificate of Determination for the Convertible Preferred Stock, Series CC. Filed with Registrant's Registration Statement No. 333-03749 and incorporated herein by reference.

  3.15. Certificate of Correction of Certificate of Determination for the Convertible Participating Preferred Stock. Filed with Registrant's Registration Statement No. 333-08791 and incorporated herein by reference.

  3.16 Certificate of Determination for 8 5/8% Cumulative Preferred Stock, Series I. Filed with Registrant's Form 8-A/A Registration Statement relating to the 8 5/8% Cumulative Preferred Stock, Series I and incorporated herein by reference.

  3.17 Certificate of Amendment of Articles of Incorporation. Filed with Registrant's Registration Statement No. 333-18395 and incorporated herein by reference.

  3.18 Certificate of Determination for Equity Stock, Series A. Filed with Registrant's Form 10-Q for the quarterly period ended June 30, 1997 and incorporated herein by reference.

  3.19  Certificate of Determination for 8% Cumulative Preferred Stock, Series
        J. Filed with Registrant's Form 8-A/A Registration Statement relating to the 8% Cumulative Preferred Stock, Series J and incorporated herein by reference.

  3.20 Bylaws, as amended. Filed with Registrant's Registration Statement No. 33-64971 and incorporated herein by reference.

  3.21 Amendment to Bylaws adopted on May 9, 1996. Filed with Registrant's Registration Statement No. 333-03749 and incorporated herein by reference.

  3.22 Amendment to Bylaws adopted on June 26, 1997. Filed with Registrant's Registration Statement No. 333-41123 and incorporated herein by reference.

  3.23 Amendment to Bylaws adopted on January 6, 1998. Filed with Registrant's Registration Statement No. 333-41123 and incorporated herein by reference.

  3.24 Amendment to Bylaws adopted on February 10, 1998. Filed with Registrant's Current Report on Form 8-K dated February 10, 1998 and incorporated herein by reference.

  5.1   Opinion on legality.  Filed herewith.

  8.1   Opinion on tax matters.  Filed herewith.

  10.1 Loan Agreement between Registrant and Aetna Life Insurance Company dated as of July 11, 1988. Filed with Registrant's Current Report on Form 8-K dated July 14, 1988 and incorporated herein by reference.

  10.2 Amendment to Loan Agreement between Registrant and Aetna Life Insurance Company dated as of September 1, 1993. Filed with Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

  10.3 Second Amended and Restated Credit Agreement by and among Registrant, Wells Fargo Bank, National Association, as agent, and the financial institutions party thereto dated as of February 25, 1997. Filed with Registrant's Registration Statement No. 333-22665 and incorporated herein by reference.

  10.4 Note Assumption and Exchange Agreement by and among Public Storage Management, Inc., Public Storage, Inc., Registrant and the holders of the notes dated as of November 13, 1995. Filed with Registrant's Registration Statement No. 33-64971 and incorporated herein by reference.

 *10.5 Registrant's 1990 Stock Option Plan. Filed with Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

 *10.6 Registrant's 1994 Stock Option Plan. Filed with Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

 *10.7 Registrant's 1996 Stock Option and Incentive Plan. Filed with Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

  23.1  Consent of Independent Auditors.  Filed herewith.

  23.2  Consent of David Goldberg (included in Exhibit 5.1).

  23.3  Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).

  23.4  Consent of The Nicholson Group, Ltd.  Filed herewith.

  23.5  Consent of Robert A. Stanger & Co., Inc.  Filed herewith.

  99.1  Proxy card for PSP20.  Filed herewith.

  99.2  Cash Election Form.  Filed herewith.

  99.3 Real Estate Appraisal Report by The Nicholson Group, Ltd. dated February 9, 1998 (filed as Appendix B to the Proxy Statement and Prospectus).

  99.4 Opinion of Robert A. Stanger & Co., Inc. dated April 2, 1998 (filed as Appendix C to the Proxy Statement and Prospectus).



_______________

  *  Compensatory benefit plan.